UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Raytheon

ENGINEERING A SAFER WORLD

2018 Proxy Statement

ENGINEERING A SAFER WORLD

We live in a connected world. Cyber links our businesses together, makes our supply chain more efficient, drives the performance of our products, and underpins all of our capabilities. But even as the Internet of Things expands cyber’s reach, it opens doors for cyber attacks that can threaten business operations, compromise personal security and put global security at risk.

Raytheon works at the forefront of cybersecurity. We build cyber protection into our products. We help governments and commercial enterprises secure their information and assets. And the new cyber technologies and services we develop help us engineer a safer world.

Learn more at http://www.raytheon.com/cyber

April 17, 2018

DEAR RAYTHEON SHAREHOLDER,

On behalf of Raytheon’s Board of Directors and leadership team, I cordially invite you to attend the Raytheon Company 2018 Annual Meeting of Shareholders on Thursday, May 31, 2018.

Your company had another great year in 2017, and Raytheon’s growth strategy continued to deliver results. We set a new company record for net sales of $25.3 billion, we had strong 2017 bookings of $27.7 billion, and at the end of 2017 our backlog was up 4.1% compared to the end of 2016. Our strong balance sheet provides us with the financial flexibility to maintain a capital deployment strategy that includes investments to support continued growth, paying a sustainable and competitive dividend, and reducing our share count. Investor confidence in our performance propelled Raytheon’s stock price to several new all-time highs, and our stock outperformed the S&P 500 for the seventh consecutive year. Taken together, we are creating long-term value for our shareholders while also engineering a safer world with the innovative solutions we provide for our customers.

Raytheon’s Board of Directors has long guided the company by emphasizing the fundamental principles of integrity, accountability, transparency and engagement. An example of these principles in action is our regular communications with shareholders on governance and executive compensation matters — something we have done every year in both the spring and fall, dating back to 2010.

The Board’s role is critical in overseeing Raytheon’s long-term strategy, including our growing international and cybersecurity opportunities. In this regard, over the past several years, our Board has focused on board refreshment and diversity to ensure it has the backgrounds and skills necessary to foster the company’s strategies in these areas, as well as the expertise to appropriately manage the associated risks. The Board’s recent election of Adriane M. Brown is the latest example of the Board’s proactive approach in this area.

The Board also continues to champion an approach to corporate responsibility that aligns with our strategy. That is why we are leading the way in embracing sustainable design, fostering a diverse and inclusive workplace, encouraging the next generation of engineers and scientists, and developing new technologies that reduce global threats.

I encourage you to review this proxy statement and to vote your proxy as soon as possible so that your shares will be represented at the meeting.

Thank you for your confidence in Raytheon and our global team.

Sincerely, THOMAS A. KENNEDY Chairman and Chief Executive Officer

01	Notice of Annual Meeting of Shareholders

02	Proxy Summary

07	Proposal 1: Election of Directors
07	Nominees for Election

14	Corporate Governance
14	Board Leadership Structure
14	Board Role
16	Director Candidate Consideration and Board Refreshment
17	Director Independence
18	Board and Committee Evaluation Process
19	Shareholder Engagement
20	Governance Policies and Practices
22	Director Nominations by Shareholders
23	Director Orientation, Development and Education
23	Communication with the Board
24	Political Contributions and Lobbying Expenditures Disclosure
24	Governance Documents

25	The Board of Directors and Board Committees
25	Audit Committee
26	Governance and Nominating Committee
26	Management Development and Compensation Committee
27	Public Affairs Committee
27	Special Activities Committee
27	Executive Committee
27	Compensation Committee Interlocks and Insider Participation

28	Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation

29	Executive Compensation
29	Table of Contents
30	Compensation Discussion and Analysis
30	Executive Summary
49	Executive Compensation Tables

62	Proposal 3: Ratification of Appointment of PricewaterhouseCoopers LLP
63	Audit Committee Report
64	Independent Auditors: Audit and Non-Audit Fees

65	Director Compensation
65	Determination and Assessment of Director Compensation
65	Elements of Director Compensation
66	Non-Employee Director Total Compensation
67	Director Stock Ownership and Retention Guidelines
67	Policy Against Certain Raytheon Stock Transactions

68	Stock Ownership
68	Five Percent Shareholders
68	Management and Directors
69	Section 16(a) Beneficial Ownership Reporting Compliance

69	Shareholder Proposals

71	General Information
71	Proxies and Voting Procedures
71	Shareholders Entitled to Vote
72	Quorum and Required Vote
73	Tabulation of Votes
73	Multiple Copies of Annual Report to Shareholders
73	Householding Information
73	Important Notice Regarding the Availability of Proxy Materials
73	Electronic Availability of Proxy Statement and Annual Report
74	Cost of Proxy Solicitation
74	Shareholder Account Maintenance
74	Other Matters

RAYTHEON | 2018 PROXY STATEMENT	1

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

ANNUAL MEETING OF SHAREHOLDERS

The Board of Directors of Raytheon Company is soliciting your proxy for the 2018 Annual Meeting of Shareholders.

LIVE AUDIO WEBCAST:
A live audio webcast of the Annual Meeting will be available at www.raytheon.com/ir.

RECORD DATE:
Shareholders of record at the close of business on Monday, April 2, 2018, are entitled to notice of and to vote at the meeting.

PROXY VOTING:
You can vote your shares by completing and returning the proxy card or voting instruction form that you received. Most shareholders also can vote their shares over the Internet or by telephone. Please check your proxy card or the information forwarded by your broker, bank, trust or other holder of record to see which options are available to you. You can revoke a proxy at any time before it is exercised by following the instructions in this proxy statement.

Time: 11:00 a.m. Eastern Daylight Time
Date: Thursday, May 31, 2018
Place: The Ritz-Carlton Pentagon City 1250 South Hayes Street Arlington, VA 22202

In person: If you are a shareholder of record, you may attend the Annual Meeting and vote by ballot. Please bring a valid picture ID. If your shares are held through a broker, bank, trust or other holder of record, you must present (i) an account statement demonstrating that you were a beneficial holder as of the record date, (ii) a proxy in your favor from the holder of record, and (iii) a valid picture ID.

Telephone: If you are a shareholder of record, call the telephone number and follow the instructions on the notice or proxy card mailed to you or in the email sent to you if you receive notification electronically. If your shares are held through a broker, bank, trust or other holder of record, follow the instructions provided to you by the holder of record if telephone voting is made available to you.

Internet: If you are a shareholder of record, follow the Internet voting instructions on the notice or proxy card mailed to you or in the email sent to you if you receive notification electronically. If your shares are held through a broker, bank, trust or other holder of record, follow the instructions provided to you by the holder of record if Internet voting is made available to you.

Mail: Complete and sign the proxy card or voting instruction form and return it in the enclosed postage pre-paid envelope.

WE WILL BE VOTING ON THE FOLLOWING MATTERS:

Agenda Item	Voting Recommendation	More Information
1. Election of twelve directors nominated by Raytheon’s Board	FOR EACH NOMINEE	Page 7
2. Advisory vote to approve named executive officer compensation	FOR	Page 28
3. Ratification of the independent auditors	FOR	Page 62
4. Shareholder proposal to amend the proxy access by-law	AGAINST	Page 69

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON THURSDAY, MAY 31, 2018

This proxy statement and our 2017 Annual Report are also available on our website at www.raytheon.com/proxy.

2	PROXY SUMMARY	RAYTHEON | 2018 PROXY STATEMENT

PROXY SUMMARY

This summary highlights selected information contained in this proxy statement, but it does not contain all the information you should consider. We urge you to read the whole proxy statement before you vote. This proxy statement is being made available to shareholders on or about April 17, 2018.

WE WILL BE VOTING ON THE FOLLOWING MATTERS:

Agenda Item	Voting Recommendation	More Information
1. Election of twelve directors nominated by Raytheon’s Board	FOR EACH NOMINEE	Page 7
2. Advisory vote to approve named executive officer compensation	FOR	Page 28
3. Ratification of the independent auditors	FOR	Page 62
4. Shareholder proposal to amend the proxy access by-law	AGAINST	Page 69

			CURRENT COMMITTEE MEMBERSHIPS
Independent Directors	Age	Director Since	Audit Committee	Governance and Nominating Committee	Management Development and Compensation Committee	Public Affairs Committee	Special Activities Committee
Tracy A. Atkinson	53	2014	CHAIR			○
Robert E. Beauchamp	58	2015	○		○
Adriane M. Brown	59	2018			○	○
Vernon E. Clark (Lead Director)	73	2005					CHAIR
Stephen J. Hadley	71	2009		CHAIR	○		○
Letitia A. Long	59	2015	○			CHAIR	○
George R. Oliver	56	2013	○		○	○
Dinesh C. Paliwal	60	2016		○		○
William R. Spivey	71	1999		○	CHAIR
James A. Winnefeld, Jr.	62	2017	○				○
Robert O. Work	65	2017	○			○	○
Inside Director
Thomas A. Kennedy	62	2014
Number of Meetings in 2017			9	6	6	6	11

RAYTHEON | 2018 PROXY STATEMENT	PROXY SUMMARY	3

COMPOSITION OF THE BOARD

BOARD TENURE AND REFRESHMENT
Our Board represents a balance of long-term members with in-depth knowledge of our business and newer members who bring valuable additional attributes, skills and experience. The Board has undergone significant refreshment over the last five years.

Director Nominees: Tenure on Board

DIVERSITY OF SKILLS AND EXPERIENCE
Our Board embodies a broad and diverse set of experiences, qualifications, attributes and skills.
Below are the attributes, skills and experience of our director nominees.

4	PROXY SUMMARY	RAYTHEON | 2018 PROXY STATEMENT

OUR 2017 PERFORMANCE

In 2017, our growth strategy continued to deliver results for our shareholders and customers, and we also maintained strong program performance and operating margins. Our global team built upon Raytheon’s return to growth in 2015, driven by increases in both domestic and international sales. In fact, 2017 was the 14th consecutive year of international sales growth, which reflects the continued success of our differentiated international strategy. Highlights of our 2017 performance include:

RECORD FULL-YEAR NET SALES OF $25.3 BILLION UP 5.1% FOR THE YEAR	STRONG BOOKINGS OF $27.7 BILLION FOR THE YEAR

FULL-YEAR EPS FROM
CONTINUING OPERATIONS OF
$6.94
(reflecting an unfavorable $0.59 impact from the Tax Cuts and Jobs Act of 2017 and an unfavorable $0.09 impact from a discretionary pension plan contribution)

STRONG OPERATING CASH FLOW FROM CONTINUING OPERATIONS OF $2.7 BILLION FOR THE YEAR (after a 4th quarter $1.0 billion pretax discretionary pension plan contribution)

14TH CONSECUTIVE YEAR OF INTERNATIONAL SALES GROWTH	2017 TOTAL SHAREHOLDER RETURN OF 34.0%

OUR EXECUTIVE COMPENSATION PROGRAM

Our Management Development and Compensation Committee (MDCC) designed our executive compensation program to attract and retain highly-qualified executives, motivate our executives to achieve our overall business objectives, reward individual performance, and align our executives’ interests with those of our shareholders. Our program’s primary direct compensation elements are base salary, annual cash incentives, and long-term equity incentives. The MDCC focuses on the appropriate mix between fixed and at-risk variable compensation, and between short-term cash and long-term equity compensation, to provide total direct compensation opportunities that meet our objectives. Our base salaries are competitive and reflect an executive’s experience and scope of responsibilities. Our annual cash incentives and long-term equity incentives motivate and reward both Raytheon and individual performance. Our long-term equity incentives also align executives’ interests with those of our shareholders, and help retain highly-qualified executives.

RAYTHEON | 2018 PROXY STATEMENT	PROXY SUMMARY	5

CEO Compensation	Other NEOs (Named Executive Officers) Compensation(1)

(1)	Base salary includes a lump-sum payment to Mr. Wajsgras in 2017 in lieu of a base salary merit increase. This amount appears in the “Bonus” column of the Summary Compensation Table on page 49. Restricted Stock excludes a retention award of restricted stock granted to Mr. Yuse in 2017. For more information, see the Summary Compensation Table on page 49.

Most of our executives’ compensation is at risk and varies based on performance. Due to Raytheon’s strong 2017 financial performance, our annual cash incentive (RBI) was funded, and our long-term equity performance plan (LTPP) paid out, above predetermined targets. Our Named Executive Officers also achieved strong results against their individual performance goals in 2017.

Consistent with our compensation objectives, our Named Executive Officers, or NEOs, received the following compensation in 2017:

				Annual Cash Incentive	Long-Term Equity Incentives(1)
NEO	Salary	Bonus		RBI	LTPP	Restricted Stock	Total
Thomas A. Kennedy Chairman and Chief Executive Officer	$1,403,211	–		$3,434,000	$5,499,988	$4,400,045	$14,737,244
Anthony F. O’Brien Vice President and Chief Financial Officer	$721,159	–		$912,400	$1,299,946	$1,249,928	$4,183,433
David C. Wajsgras	$977,101	$19,542	(3)	$1,171,500	$1,250,011	$1,300,065	$4,718,219
Vice President, and President of Intelligence, Information and Services (IIS)
Richard R. Yuse(2) Vice President, and President of Space and Airborne Systems (SAS)	$821,290	–		$984,700	$1,250,011	$1,300,065	$4,356,066
Taylor W. Lawrence Vice President, and President of Missile Systems (MS)	$756,473	–		$932,000	$1,250,011	$1,300,065	$4,238,549

(1)	Reflects the NEO’s restricted stock/unit award and 2017–2019 LTPP award (at target) granted in 2017 based on the number of shares/units multiplied by the closing price of our common stock on the award determination date.
(2)	This table excludes the value of a retention award of restricted stock granted to Mr. Yuse in 2017.
(3)	This amount represents a lump sum payment to Mr. Wajsgras in 2017 in lieu of a base salary merit increase.

For a complete discussion of our executive compensation program, see the “Compensation Discussion and Analysis” section of this proxy statement.

SHAREHOLDER ENGAGEMENT AND ADVISORY SAY-ON-PAY VOTE

For each of the last eight years, we have communicated with a significant percentage of our shareholders (typically representing between 30% and 40% of our shares) on governance and compensation matters. Since 2011, the first year we offered a shareholder advisory say-on-pay vote, Raytheon’s shareholders have consistently voted overwhelmingly for our executive compensation program, with an average of 95.0% voting in favor.

We view this support as an indication of broad shareholder agreement with the philosophy and policies underpinning our executive compensation program.

Votes Cast “FOR” Our Executive Compensation 100%

6	PROXY SUMMARY	RAYTHEON | 2018 PROXY STATEMENT

GOVERNANCE HIGHLIGHTS

Major elements of our governance profile are summarized below. We discuss most of these matters in greater detail in this proxy statement.

RECENT DEVELOPMENTS

●	Significant Board Refreshment Four new directors added in the last two years; a total of nine directors added and six departed in the last five years.
●	Redesigned Proxy Statement in 2017 Proxy statement revamped to be more readable and useful for shareholders.
●	Introduction in 2017 of Individual Director Self-Assessments Tied to director development and Board/committee leadership planning, overseen by the Board’s Governance and Nominating Committee.

INDEPENDENCE	ALIGNMENT WITH SHAREHOLDER INTERESTS
●All non-employee directors are independent ●Independent directors regularly meet in executive session ●Rigorous compensation consultant independence policy	●Pay-for-performance executive compensation program ●Rigorous stock ownership and retention guidelines for directors and officers ●Prohibition against director and officer hedging of Raytheon stock
SHAREHOLDER ACCESS	TRANSPARENCY
●Active company outreach and engagement with shareholders throughout the year
●Shareholders may include nominees in Raytheon proxy materials (proxy access)
●Shareholders may call special shareholder meetings
●Shareholders may act by written consent

●Clear, understandable and detailed financial reporting and proxy statement disclosure
●Extensive voluntary website disclosure regarding Raytheon’s political expenditures and lobbying activities
●Annual Corporate Responsibility Report addressing sustainability, ethics and business conduct, safety and wellness, and community support

ACCOUNTABILITY	BOARD PRACTICES
●Annual election of all directors and majority voting in uncontested elections
●Annual shareholder advisory vote to approve named executive officer compensation
●Annual Board evaluation of CEO performance
●Restatement Clawback Policy
●No ‘poison pill’

●Robust annual Board and committee self-evaluation process, including a mid-year review and independent director discussions in executive session
●Individual director self-assessments
●Mandatory director retirement at age 74
●Periodic Board review of management succession planning
●Balanced and diverse Board composition
●Limits on outside public company board service

INDEPENDENT LEAD DIRECTOR	RISK OVERSIGHT
●Fully independent and empowered Lead Director with broadly defined authority and responsibilities ●Position currently held by Vernon E. Clark, Retired Chief of Naval Operations for the U.S. Navy	●Regular Board review of enterprise risk management and related policies, processes and controls ●Board committees exercise oversight of risk matters under their purview

RAYTHEON | 2018 PROXY STATEMENT	PROPOSAL 1: ELECTION OF DIRECTORS	7

PROPOSAL 1:
ELECTION OF DIRECTORS
(Item No. 1 on the Proxy Card)

Raytheon directors are elected annually by the shareholders. The Board has nominated Tracy A. Atkinson, Robert E. Beauchamp, Adriane M. Brown, Vernon E. Clark, Stephen J. Hadley, Thomas A. Kennedy, Letitia A. Long, George R. Oliver, Dinesh C. Paliwal, William R. Spivey, James A. Winnefeld, Jr., and Robert O. Work to serve one-year terms that will expire at the 2019 Annual Meeting of Shareholders. These individuals all currently serve on our Board. Ms. Brown and Mr. Work were each first elected by the Board since the last Annual Meeting upon the recommendation of the Governance and Nominating Committee, which was aided by a third-party director recruiting firm.

We introduce our nominees for director below, and explain the experience, qualifications, attributes and skills considered by the Governance and Nominating Committee in support of each individual’s nomination. If elected, the nominees will continue in office until their successors have been duly elected and qualified, or until their death, resignation or retirement. We expect each of the nominees will serve if elected. If any nominee is unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by the Board.

NOMINEES FOR ELECTION

TRACY A. ATKINSON	EXECUTIVE VICE PRESIDENT AND CHIEF COMPLIANCE OFFICER, STATE STREET CORPORATION

Director since 2014 Age: 53 Committees: ○Audit (Chair) ○Public Affairs	Ms. Atkinson provides the Board with significant experience in finance, risk management and related regulatory and compliance matters gained through numerous positions of significant responsibility with State Street and MFS Investment Management. In addition, she has valuable accounting expertise derived from her experience as a certified public accountant and a partner at PricewaterhouseCoopers LLP.

●Positions with State Street Corporation (financial services firm): Executive Vice President since 2009; Executive Vice President and Chief Compliance Officer from 2017 to present; Executive Vice President, Finance from 2010 to 2017; Treasurer from 2016 to 2017; Executive Vice President, Chief Compliance Officer from 2009 to 2010; Executive Vice President, Chief Compliance Officer of State Street Global Advisors from 2008 to 2009.
●Positions with MFS Investment Management (financial services firm): Senior Vice President, Treasurer and Chief Financial Officer from 2005 to 2008; Senior Vice President, Chief Risk and New Product Development Officer from 2004 to 2005.
●Partner at PricewaterhouseCoopers LLP from 1999 to 2004.
●Affiliations: President of the Board, The Arc of Massachusetts.

FOR	The Board unanimously recommends that shareholders vote FOR each of the nominees for election. Proxies solicited by the Board will be so voted unless shareholders specify otherwise in their proxies.

8	PROPOSAL 1: ELECTION OF DIRECTORS	RAYTHEON | 2018 PROXY STATEMENT

ROBERT E. BEAUCHAMP	CHAIRMAN, BMC SOFTWARE, INC.

Director since 2015 Age: 58 Committees: ○Audit ○Management Development and Compensation	Mr. Beauchamp brings executive leadership experience and valuable commercial software, cybersecurity and information technology expertise to the Board, serving as the Chairman of BMC Software since 2008 and having served as its President and CEO for 15 years. He also has significant experience in strategic planning, global operations and sales, finance, mergers and acquisitions, and risk management gained through various roles of increasing responsibility at BMC Software.

●Positions at BMC Software, Inc. (provider of business service management software): Chairman since 2016; Chairman, President and CEO from 2008 to 2016; President, CEO and member of the board of directors from 2001 to 2008; held a variety of leadership roles of increasing responsibility from 1988 to 2001.
●Current Directorship: Forcepoint, LLC (cybersecurity joint venture company owned by Raytheon Company with Vista Equity Partners) since October 2016.
●Past Directorship: National Oilwell Varco, Inc. (provider of equipment and services for the oil and gas industry) from 2001 to 2015.
●Affiliations: Member, Board of Regents, Baylor University.

ADRIANE M. BROWN	RETIRED PRESIDENT AND CHIEF OPERATING OFFICER, INTELLECTUAL VENTURES, LLC

Director since March 2018 Age: 59 Committees: ○Management Development and Compensation ○Public Affairs	Ms. Brown brings to the Board extensive business leadership experience through her leadership positions at a number of global technology and commercial businesses. She also possesses significant experience relating to technology innovation and the protection and commercialization of intellectual property, as well as business development, strategic planning, international operations, risk management and finance.

●Positions with Intellectual Ventures, LLC (an invention capital company): Senior Advisor since August 2017; President and Chief Operating Officer from 2010 to July 2017.
●Positions with Honeywell International, Inc. (a defense, electronics and engineering company): Series of leadership positions beginning in 1999, including President and CEO, Transportation Systems.
●Positions with Corning, Inc. (a high technology materials provider): Variety of roles from 1980 to 1999, ultimately serving as Vice President and General Manager of the Environmental Products Division.
●Current Directorships: eBay Inc. (provider of e-commerce marketplaces) since September 2017; and Allergan plc (a pharmaceuticals company) since February 2017.
●Past Directorship: Harman International Industries, Inc. (provider of connected car systems, audio and visual products, and enterprise automation solutions) from 2013 to March 2017.
●Affiliations: Washington Research Foundation Board of Directors; Pacific Science Center Board of Directors; and Jobs for America’s Graduates Board of Directors.

RAYTHEON | 2018 PROXY STATEMENT	PROPOSAL 1: ELECTION OF DIRECTORS	9

VERNON E. CLARK	LEAD DIRECTOR / RETIRED CHIEF OF U.S. NAVAL OPERATIONS

Director since 2005 Lead Director since 2013 Age: 73 Committee: ○Special Activities (Chair)	Admiral Clark delivers deep industry-specific expertise and senior leadership experience in strategic oversight and organizational management gained through his extensive and distinguished service in the U.S. military, including as Chief of Naval Operations and a member of the Joint Chiefs of Staff. He provides the Board with critical strategic and operational insights on the global security environment and the solutions used by and the needs of our core defense customers.

●Chief of Naval Operations, the senior uniformed executive of the United States Navy, and member of the Joint Chiefs of Staff, from 2000 until retirement in 2005.
●37-year career in the United States Navy, serving in various positions of increasing responsibility; assigned as the senior executive in ten different assignments, beginning as a lieutenant commanding a patrol gunboat and concluding as the Chief of Naval Operations.
●Current Directorship: Rolls Royce North America (aerospace, marine and energy-related manufacturer) since 2006.
●Past Directorship: Horizon Lines, Inc. (ocean shipping and integrated logistics company) from 2007 to 2011.

STEPHEN J. HADLEY	PRINCIPAL, RICEHADLEYGATES LLC

Director since 2009 Age: 71 Committees: ○Governance and Nominating (Chair) ○Management Development and Compensation ○Special Activities	Mr. Hadley has substantial national security, international affairs, public policy and legal experience through his extensive career in government, consulting and private legal practice. He provides the Board with unique and diverse perspectives on the global security environment and international affairs, and valuable leadership and experience in the areas of strategic oversight, public policy and regulatory compliance.

●Principal in RiceHadleyGates LLC (international strategic consulting firm) since 2009.
●Assistant to the President for National Security Affairs from 2005 to 2009.
●Assistant to the President and Deputy National Security Advisor from 2001 to 2005.
●Partner in the Washington, D.C. law firm of Shea & Gardner and a principal in The Scowcroft Group (international consulting firm) from 1993 to 2001.
●Current Directorships: The Bessemer Group, Incorporated (financial services holding company) (including service on its Compensation Committee since 2012 and its Audit Committee since 2013), Bessemer Securities Corporation (including service on its Audit Committee since 2011), and certain related entities (all privately-held financial services companies) since 2009.
●Affiliations: Director (and member of the Executive Committee) of the Atlantic Council of the United States since 2010, and Executive Vice Chair since 2015; Member of the Board of Managers of the Johns Hopkins University Applied Physics Laboratory since 2011; Member of Yale University’s Kissinger Papers Advisory Board since 2011; Member, Board of Directors, U.S. Institute of Peace since 2013 and Chair since 2014; Member of the Board of Directors of the Council on Foreign Relations since 2015; and Member, International Advisory Board of Robert Bosch GmbH (a German industrial company) since 2015.

10	PROPOSAL 1: ELECTION OF DIRECTORS	RAYTHEON | 2018 PROXY STATEMENT

THOMAS A. KENNEDY	CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Director since January 2014 Chairman of the Board since October 2014 Age: 62	Mr. Kennedy has in-depth knowledge of Raytheon’s business, technology and capabilities, operations, and global markets, as well as significant experience in strategic planning, mergers and acquisitions, cybersecurity, engineering and technology, finance, and risk management. He also provides the Board with executive leadership and substantial business experience and deep industry-specific expertise developed while holding roles of increasing responsibility at Raytheon.

●Positions at Raytheon: Chief Executive Officer since 2014; Executive Vice President and Chief Operating Officer from April 2013 to March 2014; Vice President and President of the Integrated Defense Systems business unit from 2010 to 2013; Vice President of the Tactical Airborne Systems product line within the Space and Airborne Systems business unit from 2007 to 2010; and various other leadership positions during a 35-year career.
●Current Directorship: Forcepoint, LLC (cybersecurity joint venture company owned by Raytheon Company with Vista Equity Partners) since 2015.
●Affiliations: Aerospace Industries Association Board Chairman; Rutgers University School of Engineering Industry Advisory Board; UCLA School of Engineering Advisory Board; Massachusetts Institute of Technology Industry Advisory Board; and Congressional Medal of Honor Foundation Board.

LETITIA A. LONG	RETIRED DIRECTOR, NATIONAL GEOSPATIAL-INTELLIGENCE AGENCY

Director since 2015 Age: 59 Committees: ○Audit ○Public Affairs (Chair) ○Special Activities	Ms. Long brings to the Board substantial intelligence, national security and public policy experience developed through numerous roles of increasing responsibility in the U.S. government. Through this experience, combined with her roles on the boards of other companies and organizations, she provides critical insights on global intelligence and security matters, and valuable leadership and experience in strategic planning and oversight, public policy, organizational management and technology.

●Director, National Geospatial-lntelligence Agency from 2010 to 2014.
●Deputy Director, Defense Intelligence Agency from 2006 to 2010.
●Deputy Under Secretary of Defense (Intelligence) for Policy, Requirements and Resources from 2003 to 2006.
●Deputy Director of Naval Intelligence from 2000 to 2003.
●32-year career with the United States government holding a series of leadership roles of increasing responsibility.
●Current Directorships: Sonatype, Inc. (privately-held developer and provider of software products) since August 2017; Urthecast Corporation (provider of video technology for Earth observation) since 2015; and Noblis, Inc. (not-for-profit science, technology and strategy services provider) since 2015.
●Affiliations: Member, Virginia Polytechnic Institute and State University School of Public and International Affairs Board of Advisors; Member, Virginia Polytechnic Institute and State University Board of Visitors; Member, United States Geospatial Intelligence Foundation Board of Directors; and Board Chair, Intelligence and National Security Alliance.

RAYTHEON | 2018 PROXY STATEMENT	PROPOSAL 1: ELECTION OF DIRECTORS	11

GEORGE R. OLIVER	CHAIRMAN AND CHIEF EXECUTIVE OFFICER, JOHNSON CONTROLS INTERNATIONAL plc

Director since 2013 Age: 56 Committees: ○Audit ○Management Development and Compensation ○Public Affairs	Mr. Oliver provides the Board with executive leadership and substantial global commercial operational and management experience gained through his leadership roles at global technology and industrial companies Johnson Controls, Tyco International and General Electric. He also has significant experience in strategic planning, mergers and acquisitions, finance, risk management, technology and governance.

●Positions with Johnson Controls International plc (diversified technology and multi-industrial company): Chairman of the Board and Chief Executive Officer since September 2017; President and Chief Operating Officer, and a member of the Board of Directors, from the date of Johnson Controls’ merger with Tyco International Ltd. in September 2016 to September 2017.
●Positions with Tyco International Ltd. (fire protection and security systems provider): CEO and member of the Board of Directors from 2012 to September 2016; President from 2011 to 2012.
●President of Tyco Electrical and Metal Products from 2007 to 2010; and President of Tyco Safety Products from 2006 to 2010.
●President of GE Water and Process Technologies until 2006; prior to this position, held a series of leadership roles of increasing responsibility at several General Electric divisions.
●Affiliations: Trustee of Worcester Polytechnic Institute.

DINESH C. PALIWAL	PRESIDENT OF HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

Director since September 2016 Age: 60 Committees: ○Governance and Nominating ○Public Affairs	Mr. Paliwal brings to the Board executive leadership experience and global commercial management and operational expertise developed through his CEO and other senior leadership roles at Harman International Industries and the ABB Group and his current and past director roles on the boards of other large, complex global commercial companies. He also has significant experience in strategic planning, finance, mergers and acquisitions, risk management, product development, and technology innovation.

●Positions with Harman International Industries (designer of connected products and solutions for automakers, consumers, and enterprises): President since March 2017 when Harman was acquired by Samsung Electronics; Chairman, Chief Executive Officer and President from 2007 to March 2017.
●Formerly President of ABB Ltd. Switzerland (global industrial automation and power transmission systems enterprise); also served as Chairman and CEO of ABB Inc. USA from 2004 to 2007 and President of ABB Automation from 2002 to 2005.
●Current Directorship: Bristol-Myers Squibb (a pharmaceuticals company), since 2013.
●Past Directorships: Harman International Industries, Inc. from 2007 to 2017; ADT Corporation (fire protection and security systems provider) from 2011 to 2014; and Tyco International Ltd. (fire protection and security systems provider) from 2011 to 2012.
●Affiliations: Member of the Business Roundtable, the US-India Business Council and the US-India CEO Forum.

12	PROPOSAL 1: ELECTION OF DIRECTORS	RAYTHEON | 2018 PROXY STATEMENT

WILLIAM R. SPIVEY	RETIRED PRESIDENT AND CHIEF EXECUTIVE OFFICER, LUMINENT, INC.

Director since 1999 Age: 71 Committees: ○Governance and Nominating ○Management Development and Compensation (Chair)	Mr. Spivey has extensive business leadership experience through his roles as both a CEO and business unit leader at a number of public technology companies and a director of numerous U.S. and global technology and industrial companies. He also provides significant experience in strategic oversight, global operations and sales, finance, risk management, and technology.

●President and CEO of Luminent, Inc. (fiber-optic transmission products provider) from 2000 to 2001.
●Group President, Network Products Group, Lucent Technologies Inc. from 1997 to 2000.
●Vice President, Systems & Components Group, AT&T Corporation from 1994 to 1997.
●Group Vice President and President, Tektronix Development Company, Tektronix, Inc. from 1991 to 1994.
●Past Directorships: Cascade Microtech, Inc. (advanced wafer probing solutions provider) from 1998 to 2016; Lam Research Corporation (advanced process equipment provider) from 2012 to 2015; Laird PLC (electronics components and systems provider) from 2002 to 2012; Novellus Systems, Inc. (advanced process equipment provider) from 1998 to 2012; ADC Telecommunications, Inc. (supplier of network infrastructure products and services) from 2004 to 2010; Lyondell Chemical Company (manufacturer of basic chemicals and derivatives) from 2000 to 2007; and Luminent, Inc. (fiber-optic transmission products provider) from 2000 to 2001.

JAMES A. WINNEFELD, JR.	RETIRED VICE CHAIRMAN OF THE JOINT CHIEFS OF STAFF

Director since January 2017 Age: 62 Committees: ○Audit ○Special Activities	Admiral Winnefeld brings extensive senior leadership, strategic planning and management experience developed through his various roles of increasing responsibility in the U.S. military, culminating in his service as the Ninth Vice Chairman of the Joint Chiefs of Staff. He provides the Board with deep industry-specific domain knowledge and expertise on the global security environment and our core defense customers.

●Ninth Vice Chairman of the Joint Chiefs of Staff from 2011 until retirement in 2015.
●37-year career in the United States Navy, serving in various positions of increasing responsibility, including Commander, U.S. Northern Command (USNORTHCOM); Commander, North American Aerospace Defense Command (NORAD); Commander, U.S. Sixth Fleet; and Commander, Allied Joint Command Lisbon.
●Current Directorships: Omni Air International (privately-held charter air provider) since January 2017; Alliance Laundry Systems LLC (privately-held laundry equipment manufacturer) since 2016; Cytec Defense Materials (privately-held composite materials distributor) since 2016; and Enterprise Holdings, Inc. (privately-held vehicle rental, fleet management and automobile sales company) since 2015.
●Affiliations: U.S. Naval Institute Board of Directors; United States Naval Academy Board of Advisors.

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ROBERT O. WORK	RETIRED DEPUTY SECRETARY OF DEFENSE

Director since August 2017 Age: 65 Committees: ○Audit ○Public Affairs ○Special Activities	Mr. Work provides the Board with significant insight into customer needs acquired through his command, leadership and management positions, including as an officer in the U.S. Marine Corps, Undersecretary of the Navy and Deputy Secretary of Defense. He has broad expertise in global security matters, including in the areas of defense strategy, advanced technologies, international studies and acquisition reform.

●Deputy Secretary of Defense from 2014 until July 2017.
●Chief Executive Officer, Center for New American Security from 2013 to 2014.
●Undersecretary of the United States Navy from 2009 to 2013.
●Positions with the Center for Strategic and Budgetary Assessments: Served in positions of increasing responsibility from 2002 to 2009, culminating in service as Vice President for Strategic Studies.
●27-year career in the United States Marine Corps, serving in various positions of increasing responsibility from 1974 to 2001, including artillery battery commander; battalion commander; Base Commander, Camp Fuji, Japan; and Senior Aide to the Secretary of the Navy.
●Current Directorship: IEA Corporation (privately-held provider of strategy, technical and analytical support services to government agencies) since September 2017.
●Affiliations: U.S. Naval Institute Board of Directors; Member, Council on Foreign Relations and International Institute for Strategic Studies.

FOR	The Board unanimously recommends that shareholders vote FOR each of the nominees for election. Proxies solicited by the Board will be so voted unless shareholders specify otherwise in their proxies.

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CORPORATE GOVERNANCE

The Board of Directors is committed to being a leader in corporate governance. The Board believes that good governance enhances shareholder value and goes beyond simply complying with legal requirements. It means taking an integrated and collaborative approach that promotes integrity, accountability, transparency, and the highest ethical standards. To that end, the Board has adopted a number of policies and practices to ensure effective governance, including our comprehensive Governance Principles. See “Governance Documents” on page 24 below for information on obtaining copies of the Governance Principles and related materials.

BOARD LEADERSHIP STRUCTURE

The Board believes the most effective leadership structure for Raytheon at this time is one with a combined Chairman and CEO, coupled with an independent Lead Director. Having a combined Chairman and CEO promotes a cohesive vision and strategy for Raytheon and enhances our ability to execute effectively. We have found that this structure is particularly advantageous for our international business because many of our foreign government customers value unified leadership and a single ultimate executive decision-maker.

The Board created the Lead Director role as an integral part of a leadership structure that promotes strong, independent oversight of Raytheon’s management and affairs. The Lead Director, who must be independent, has the following primary responsibilities:

Working with the Chairman to develop and approve Board agendas and meeting schedules;	Advising the Chairman as to the quality, quantity and timeliness of the information sent to the Board;	Developing agendas for and chairing executive sessions of the Board (in which the independent directors meet without management);	Attending, to the extent feasible, the regularly scheduled meetings of each of the standing committees; and	Communicating periodically on an individual basis with each of the other independent directors and acting as a liaison between them and the Chairman and CEO.

Vernon E. Clark has served as the Lead Director since May 2013.

The Board annually reviews the role and function of the Lead Director. Our Governance Principles provide that the Lead Director should serve an initial two-year term, and may serve up to three additional one-year terms as determined by the Board. The Board is currently contemplating waiving the term limit provision to reappoint Mr. Clark as Lead Director to serve until May 2019. This reflects Mr. Clark’s special value to Raytheon serving in this capacity and aligns with the Governance and Nominating Committee’s leadership succession planning.

BOARD ROLE

The Board is responsible for overseeing the management of the business and affairs of Raytheon. Among the Board’s most significant responsibilities is the oversight of Raytheon’s long-term strategy and management of risk, and the selection of the CEO and planning for the CEO’s succession.

THE BOARD’S ROLE IN STRATEGY

The Board recognizes the importance of ensuring that our overall business strategy is designed to create long-term value for Raytheon shareholders. As a result, the Board maintains an active oversight role in formulating, planning and implementing Raytheon’s strategy. We have a robust annual strategic planning process during which elements of our business, financial, and investor plans and strategies and near- and long-term initiatives are developed and reviewed. This annual process culminates with a full-day Board session to review Raytheon’s overall strategy with our senior leadership team and other executives. In addition to our business strategy, the Board reviews Raytheon’s five-year financial plan, the first year of which serves as the basis for the Annual Operating Plan for the upcoming year.

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The Board regularly considers the progress of and challenges to Raytheon’s strategy and related risks throughout the year. At each regularly-scheduled Board meeting, the Chairman and CEO has an executive session with the Board to discuss strategic and other significant business developments since the last meeting.

THE BOARD’S ROLE IN RISK MANAGEMENT

Our risk management program covers the full range of material risks to Raytheon, including strategic, operational, financial, and compliance and reputational risks. The Board oversees Raytheon’s risk management program and allocates certain oversight responsibilities to its committees. Each committee regularly reports to the Board on risk matters under its purview. The Board periodically reviews our risk management policies, processes and controls (including enterprise risk management, or ERM), and the Audit Committee from time to time separately reviews the Board’s approach to risk oversight.

Management carries out the daily processes, controls and practices of our risk management program, many of which are embedded in our operations. In addition, as part of our ERM process, management identifies, assesses, prioritizes and develops mitigation plans for Raytheon’s top risks. The Board and the committees regularly review and discuss significant risks with management, including through annual strategic discussions and regular reviews of annual operating plans, financial performance, merger and acquisition opportunities, market environment updates, international business activities, and presentations on specific risks.

BOARD OF DIRECTORS
oversees strategic and significant operational risks, such as operating and financial plan risks; legal and regulatory compliance risks, including those related to litigation, government investigations and enforcement actions, disputes, risk exposures and governance issues; and risks related to prospective mergers and acquisitions.

Audit Committee oversees risks related to financial reporting, internal controls, internal audit, auditor independence, and related areas of law and regulation.	Governance and Nominating Committee oversees risks related to governance issues.	Management Development and Compensation Committee oversees risks related to compensation policies and practices and talent acquisition, retention and development.	Public Affairs Committee oversees various aspects of U.S. and international regulatory compliance, social responsibility, environmental matters, export/ import controls and crisis management.	Special Activities Committee oversees cybersecurity risks and risks related to our classified business.

THE BOARD’S ROLE IN MANAGEMENT SUCCESSION PLANNING

The Board’s Management Development and Compensation Committee (MDCC) and the full Board periodically review succession planning for the Chairman and CEO and other senior leadership positions. These reviews include consideration and assessment of key leadership talent throughout Raytheon, and roles for which it may be necessary to consider external candidates. The Board also reviews Raytheon’s talent strategy for critical positions and has regular opportunities to observe key leaders and high-potential talent through presentations, meetings and other events. The Board’s carefully considered planning is evident in the process by which Thomas Kennedy was ultimately elected as Chairman and CEO. Mr. Kennedy, who has had a 35-year career with Raytheon, previously served in a series of positions of increasing responsibility, including President of Raytheon’s Integrated Defense Systems business and Executive Vice President and Chief Operating Officer.

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DIRECTOR CANDIDATE CONSIDERATION AND BOARD REFRESHMENT

The Board and its Governance and Nominating Committee seek to have an engaged and independent Board that upholds the strictest ethical standards. Each Raytheon director is expected to:

●	Have the highest character and integrity;
●	Possess substantial experience and expertise of particular relevance and importance to Raytheon;
●	Contribute to a balanced Board with the diverse set of attributes, skills and experience necessary to maximize shareholder value;
●	Represent the interests of our shareholders as a whole, and not particular special interests; and
●	Devote significant time to the duties of a director.

EVALUATING BOARD CAPABILITIES AND DETERMINING NEEDS

When evaluating each director nominee and the potential needs and composition of the Board as a whole, the Governance and Nominating Committee looks for individuals with the potential to make significant contributions that will enhance the Board’s ability to continue to serve the long-term interests of Raytheon and its shareholders. To that end, the Governance and Nominating Committee has identified critical experiences, qualifications, attributes and skills, and uses a matrix to ensure each is adequately represented among our directors. The Committee regularly reviews the director skills matrix to confirm that it appropriately reflects the attributes most needed to support Raytheon’s long-term growth strategy.

In light of Raytheon’s current emphasis on international growth, emerging customer needs, technological innovation, and cybersecurity, as well as our complex and evolving business and operations generally, including a national security focus and classified and other regulatory requirements, the Governance and Nominating Committee believes the following experiences, qualifications, attributes and skills must be adequately represented on the Board:

●Gender/Racial Diversity
●Public Company Board/Committee Leadership
●Public Company CEO
●Financial/Accounting Expertise
●Operating Expertise
●International Operations and Sales
●Engineering/Science/Information Technology
●Aerospace/Defense Industry Expertise ●Cyber/Software ●Risk Management ●U.S. Department of Defense/Government ●Corporate Governance/Legal/Regulatory ●M&A/Strategy Development ●Commercial Business

From time to time, the Committee may engage a third party for a fee to assist it in identifying potential director candidates.

BOARD REFRESHMENT AND CURRENT COMPOSITION

In addition to ensuring the Board reflects an appropriate mix of experiences, qualifications, attributes and skills, the Governance and Nominating Committee focuses on director succession and tenure. Over the last five years, the Board has undergone significant refreshment, resulting in a lower average tenure, younger average age, and broadened diversity of backgrounds.

BOARD REFRESHMENT — LAST FIVE YEARS (2013 – 2018)

Board Refreshment	Average Tenure of Proxy Nominees	Average Age

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Through this refreshment, a number of directors joined the Board with key experiences and attributes, such as public company CEOs and individuals with experience in international sales and operations, commercial business, information technology, cyber/software and global security.

CURRENT DIRECTORS — KEY ATTRIBUTES (12 DIRECTOR NOMINEES)
Independence	Gender/Racial Diversity	Public Company Board/Committee Leadership

Public Company CEO	Financial/Accounting Expertise	Operating Expertise

International Operations and Sales	Engineering/Science/Information Technology	Aerospace/Defense Industry Expertise

Cyber/Software	Risk Management	U.S. Department of Defense/Government

Corporate Governance/Legal/Regulatory	M&A/Strategy Development	Commercial Business

TENURE OF INDIVIDUAL DIRECTOR NOMINEES
The Board has achieved a balance of directors who have served for a number of years and have a deep knowledge of Raytheon’s business and operations and newer directors who lend fresh perspectives.

In addition to refreshing the Board’s composition generally, the Board regularly adjusts its committee chair and committee membership assignments. This promotes strong committee leadership and independence as well as director development and succession planning. In the last two years, Tracy A. Atkinson became the Chair of the Audit Committee, Stephen J. Hadley became the Chair of the Governance and Nominating Committee, and Letitia A. Long became the Chair of the Public Affairs Committee.

DIRECTOR INDEPENDENCE

The Board has adopted specific director independence criteria, consistent with the New York Stock Exchange (NYSE) listing standards, to assist it in making determinations regarding the independence of its members. These criteria, which are detailed in our Governance Principles, are available as described below under “Governance Documents.” A director is considered independent only if the Board determines the director does not have a material relationship, directly or indirectly, with Raytheon.

18	CORPORATE GOVERNANCE	RAYTHEON | 2018 PROXY STATEMENT

The Board considers the independence of its members at least annually, in part by reviewing Raytheon’s relationships with organizations with which our directors are affiliated. The Board has determined that no director other than Mr. Kennedy, the Chairman and CEO, has, directly or indirectly, a material relationship with Raytheon, nor does any other director have a direct or indirect material interest in any transaction involving Raytheon. Every director other than Mr. Kennedy satisfies our independence criteria.

In connection with its review and determination of director independence, the Board considered certain non-material relationships and transactions involving directors, including:

●	Johnson Controls International plc, where Mr. Oliver serves as Chairman and Chief Executive Officer, provides products and services to Raytheon, including fire protection and security systems, industrial equipment and services;
●	State Street Global Markets, LLC (SSGM), a subsidiary of State Street Corporation, where Ms. Atkinson serves as Executive Vice President and Chief Compliance Officer, provides purely transactional processing services to Raytheon pension plans in the ordinary operation of the plans; and
●	BMC Software, Inc. (BMC), where Mr. Beauchamp serves as Chairman, provides software licenses and related services to Raytheon.

In all cases, the transactions occurred in the ordinary course of business; none of the directors had any direct or indirect material interest in, or received any special compensation in connection with, the transactions or relationships; and the amounts paid in those transactions were well below thresholds prescribed under the NYSE standards and the Governance Principles.

BOARD AND COMMITTEE EVALUATION PROCESS

BOARD AND COMMITTEE EVALUATIONS

The Governance and Nominating Committee leads an annual performance evaluation of the Board and each Board committee as described below.

SEPTEMBER – OCTOBER	OCTOBER – NOVEMBER	NOVEMBER	JULY

Each director completes a Board self-evaluation questionnaire and a separate questionnaire for each committee on which the director serves. The Board-specific questionnaire requests ratings and solicits detailed suggestions for improving Board and committee governance processes and effectiveness. The committee-specific questionnaires are tailored to the respective committees’ roles and responsibilities and any applicable legal or regulatory obligations.

Self-evaluation questionnaire results are compiled and summarized by the Office of the Corporate Secretary. The summaries include all specific director comments, without attribution. Each director receives the Board self-evaluation summary and the self-evaluation summary for each committee on which the director serves. The Lead Director and the Chairman receive all of the self-evaluation summaries.

Committee self-evaluation results are discussed by each committee, and Board self-evaluation results are discussed by the full Board, in each case in executive session. Each committee and the Board identify areas for further consideration and opportunities for improvement, and implement plans to address those matters.

Each committee and the full Board convene in executive session to review progress with respect to any identified areas for further consideration.
ONGOING Directors may discuss concerns, including those related to individual performance, separately with the Lead Director.

The Board views self-evaluation of Board and committee performance as an integral part of its commitment to continuous improvement. This process has prompted a number of changes to the Governance Principles, committee charters, and Board governance practices generally. By way of example, the self-evaluation exercise led the Board to enhance processes related to director candidate identification and recruitment, executive succession planning, and director education. The Governance and Nominating Committee periodically reviews the evaluation process and considers ways to augment it.

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INDIVIDUAL DIRECTOR SELF-ASSESSMENTS

In 2017, the Governance and Nominating Committee introduced annual individual director self-assessments to solicit director input on the following:

Current and potential future committee assignments;	Interest in future committee chair/Lead Director roles and recommendations on fellow directors to serve in those roles;	Self-assessment of current skills and experience, and proposed development goals and plans to enhance the director’s value to the Board and committees; and	Possible development activities and educational resources needed to facilitate achievement of those goals.

Each non-employee director, other than Mr. Work (who was new to the Board at the time), and Ms. Brown (who had not yet joined the Board), was asked to complete an Individual Director Self-Assessment Questionnaire in 2017. The self-assessment questionnaire results facilitate the Governance and Nominating Committee’s efforts relating to director development and Board/committee leadership succession planning.

SHAREHOLDER ENGAGEMENT

Under the Board’s supervision, we make a concerted effort to engage with shareholders to ensure we consider their views and address their interests. In addition to meeting with investors to discuss our performance, strategy and operations, we also regularly engage with our shareholders to solicit their views on governance and executive compensation matters.

KEY ELEMENTS OF GOVERNANCE AND COMPENSATION OUTREACH

We recognize the value of engaging with our shareholders on governance and compensation matters so we can better understand their views and interests and share our perspective on these important subjects. The hallmarks of our shareholder engagement program are described below.

Two formal governance/ compensation outreach efforts annually since 2010

In addition to communicating with shareholders during our proxy season in the spring, we formally engage with our shareholders in the fall to promote a constructive dialogue and provide opportunities to discuss governance and executive compensation matters during a less hectic time of the year.

Engagement with significant portion of shareholder base	Historically, we have communicated each year with shareholders typically representing between 30% and 40% of Raytheon shares.
Board/Committee review of outreach	We review our outreach efforts and the shareholder input we receive with our Governance and Nominating Committee semi-annually.
Consideration of shareholder views on governance/compensation	Shareholder input is a key consideration for the Board and management in reviewing the executive compensation program and governance initiatives.

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GOVERNANCE INITIATIVES

Over the past several years, shareholder input solicited during our outreach efforts has contributed greatly to shaping a number of our governance initiatives. For example, as part of our fall 2015 outreach, we communicated extensively with our shareholders regarding their views on shareholder proxy access, including key terms such as the minimum shareholder ownership percentage, the maximum number of shareholders who could join together to nominate a candidate, and the number of directors that could be nominated. As a result, in 2016, the Board proactively adopted a proxy access by-law amendment. Other key governance initiatives on which we solicited input from our shareholders include:

●	Shareholder right to act by written consent;
●	Enhanced proxy statement executive compensation and governance disclosures;
●	Exclusive forum by-law;
●	Shareholder right to call a special meeting; and
●	Enhanced political contributions and lobbying expenditures disclosure.

More recently, in 2017, in response to shareholder input, we introduced a revamped proxy statement that makes key information more accessible and understandable. The proxy combines with our annual report and corporate responsibility report to more clearly illustrate how the Board and executive leadership set a tone at the top that promotes integrity, accountability, transparency and the highest ethical standards.

COMPENSATION PROGRAM

In regular outreach discussions, we request shareholder input on Raytheon’s executive compensation program, including design elements and metrics, to ensure that the program reflects shareholders’ interests and objectives. We believe the results of Raytheon’s annual say-on-pay vote, which has averaged 95.0% support in the last seven years, confirm the value of this endeavor.

GOVERNANCE POLICIES AND PRACTICES

MAJORITY VOTING FOR DIRECTORS

Our by-laws contain a “majority of votes cast” standard for uncontested elections of directors, meaning that a nominee is elected if the number of votes cast for the nominee exceeds the number of votes cast against the nominee. In contested elections (that is, those in which the number of nominees exceeds the number of directors to be elected), the voting standard is a plurality of votes cast.

Our Governance Principles provide that any incumbent director in an uncontested election who fails to receive the requisite majority of votes cast “for” his or her election must tender a resignation to the Governance and Nominating Committee. The Committee will make a recommendation to the Board as to whether to accept or reject that resignation. The Board will act on the resignation and publicly disclose its decision and the rationale behind it within 90 days from the date results are certified. The director whose resignation is under consideration will abstain from participating in both the Governance and Nominating Committee’s recommendation and the Board’s ultimate decision. If a resignation is not accepted by the Board, the director may continue to serve.

SERVICE ON OTHER BOARDS

Our Governance Principles limit the number of public company boards on which a director may serve to four (including Raytheon), or two in the case of a director who currently serves as an executive officer of a public company (including the board of the company where the director is employed). This latter limitation applies to our CEO. Additionally, we have established a policy requiring all officers and employees to obtain written approval before joining the board of another business entity to ensure that such service is not contrary to Raytheon’s interests.

A director who is considering joining the board of another public company must discuss the proposed board service with the Chairman of the Board and the Chair of the Governance and Nominating Committee, and may not accept the position until advised that service on the other board has been approved by the Governance and Nominating Committee. A director also must notify, and obtain preapproval from, the Governance and Nominating Committee before joining the board of a privately-held, for-profit company and before accepting any paid consulting or advisory engagement. In conducting its reviews, the Governance and Nominating Committee considers whether the proposed board or other engagement would conflict with a Raytheon policy or service on the Raytheon board; the time required for Raytheon board and committee attendance, preparation and participation; and other factors it deems appropriate.

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CODE OF CONDUCT AND CONFLICT OF INTEREST POLICY

We have adopted a Code of Conduct and a Conflict of Interest Policy covering a wide range of issues that serve as the foundation of our ethics and compliance program.

The Code of Conduct provides guidance on conflicts of interest, insider trading, discrimination and harassment, confidentiality, and compliance with laws and regulations applicable to the conduct of our business. All officers, directors, employees and representatives are required to comply with the Code of Conduct, and are subject to disciplinary action, including termination, for failure to do so. We provide ethics education for directors, officers and employees. Any amendments to the Code of Conduct, or the grant of a waiver from a provision of the Code of Conduct requiring disclosure under applicable Securities and Exchange Commission (SEC) rules, will be disclosed on our website.

Under our Conflict of Interest Policy, directors, officers and employees are expected to bring to the attention of the Vice President, General Counsel and Secretary or the Vice President – Ethics and Business Conduct any actual or potential conflict of interest. There are four ways that anyone may report matters of concern to Raytheon’s Ethics Office:

1.	through our anonymous, confidential toll-free EthicsLine at 1-800-423-0210;
2.	on-line through the Raytheon Ethics Check Line, https://raytheonethicscheckline.webline.saiglobal.com;
3.	by writing to the Ethics Office, Raytheon Company, 870 Winter Street, Waltham, Massachusetts 02451; or
4.	by submitting comments on our website at www.raytheon.com in the section entitled, “Contact the Ethics Office,” under the heading “Investor Relations/Corporate Governance/Contact the Company.”

TRANSACTIONS WITH RELATED PERSONS

Our Board has adopted a written Related Party Transactions Policy. Related party transactions include all transactions and relationships involving amounts in excess of $120,000 between Raytheon (including subsidiaries) on one side, and any director, executive officer, 5% shareholder, or an immediate family member of any of the foregoing (“interested person”) and certain entities in which an interested person has a significant interest, on the other. Under the policy, the Governance and Nominating Committee reviews the material facts of all related party transactions identified by the Vice President, General Counsel and Secretary and determines whether to approve, disapprove or ratify the transaction or relationship involved. Certain transactions and relationships have been preapproved for purposes of the policy, including (a) executive officer compensation approved by the Board, (b) director compensation, (c) certain relatively small transactions between Raytheon and other companies, and (d) certain charitable contributions made by Raytheon.

Mses. Atkinson and Long, and Messrs. Hadley, Oliver, Winnefeld, Work, Kennedy, Wajsgras and Yuse served as members of boards of, or were otherwise affiliated with, charitable or other non-profit organizations to which Raytheon made contributions in 2017 (other than through a trade association membership or our matching gift and charitable awards program). These contributions were consistent with all company policies, and no organization received, in the aggregate, more than $200,000.

In a Schedule 13G filing made with the SEC, BlackRock, Inc., including its subsidiaries, reported beneficial ownership of 7.3% of our outstanding common stock as of December 31, 2017. Under a previously established business relationship, BlackRock has provided investment management services for the benefit of the Raytheon Master Benefit Pension Trust. For providing such investment management services, BlackRock received fees of $5.9 million in 2017. The Governance and Nominating Committee has reviewed this relationship and approved it on the basis that BlackRock’s ownership of Raytheon stock plays no role in the business relationship between the two companies and the engagement of BlackRock has been on terms no more favorable to it than terms that would be available to unaffiliated third parties under the same or similar circumstances.

POLICY ON SHAREHOLDER RIGHTS PLANS

We do not have a shareholder rights plan. The Board will obtain shareholder approval before adopting any shareholder rights plan unless the Board, in the exercise of its fiduciary duties, determines that, under the circumstances then existing, it would be in the best interests of Raytheon and our shareholders to adopt a rights plan without prior shareholder approval. If a rights plan is adopted by the Board without prior shareholder approval, the plan must provide that it will expire within one year of adoption unless ratified by shareholders.

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RESTATEMENT CLAWBACK POLICY

Our Governance Principles contain a Restatement Clawback Policy that gives the Board the right to recover Results-Based Incentive Plan payments, Long-Term Performance Plan awards, and restricted stock awards made on or after January 1, 2009, to any elected officer, to the extent that such payments or awards were inflated due to erroneous financial statements substantially caused by the executive’s knowing or intentionally fraudulent or illegal conduct. The policy is designed to increase the likelihood that Raytheon will be successful if we seek to recover the portion of an executive’s incentive compensation attributable to inflated financial results caused by the executive’s malfeasance.

DIRECTOR NOMINATIONS BY SHAREHOLDERS

Nominations for director may be made by the Board, by a Board committee, or by a shareholder or shareholders entitled to vote who comply with the relevant provisions in Raytheon’s by-laws.

SHAREHOLDER NOMINATIONS VIA PROXY ACCESS BY-LAW (SECTION 2.11)

The proxy access by-law sets forth conditions under which shareholders may include nominees in Raytheon’s Annual Meeting proxy materials. The proxy access by-law provides that:

●	It is available to shareholders who have beneficially owned 3% or more of Raytheon’s outstanding stock continuously for at least 3 years;
●	Loaned stock is counted as owned, subject to certain provisions related to power to recall;
●	The 3% ownership threshold can be satisfied by up to 20 shareholders acting in concert;
●	The number of nominees is equal to the greater of 20% (rounded down) of all directors or 2 (“20% or 2”);
●

The 20% or 2 cap is not reduced by the number of previous proxy access nominees elected and re-nominated by the Board, but is reduced by the number of other nominees nominated under the standard advance notice by-law described below;

●	Nominating shareholders need not continue to hold their shares after the Annual Meeting for which nominees are submitted;
●	A proxy access nominee will not be disqualified because he or she receives third-party compensation, subject to disclosure requirements;
●	A proxy access nominee cannot be re-nominated for two years if such nominee was not supported by at least 25% of the shares voting; and
●

Notice of nominees that satisfies the proxy access by-law must be received by Raytheon during a prescribed time period, which, for the 2019 Annual Meeting, will be between November 18, 2018, and December 18, 2018.

SHAREHOLDER NOMINATIONS OTHER THAN VIA PROXY ACCESS BY-LAW (SECTION 2.7)

Shareholders also may nominate people for election to the Board at an annual or special meeting of shareholders in accordance with the standard advance notice by-law provisions. For our 2019 Annual Meeting of Shareholders, we must receive this notice between January 31, 2019, and March 2, 2019. We are not obligated to include any such nomination in our proxy materials.

Shareholders wishing to propose a director candidate for consideration by the Governance and Nominating Committee may do so by sending the candidate’s name, biographical information, and qualifications to the Committee Chair, in care of the Corporate Secretary, Raytheon Company, 870 Winter Street, Waltham, Massachusetts 02451. The Committee reviews each candidate’s qualifications in relation to the director qualification criteria contained in our Governance Principles and determines whether the candidate should be nominated for election to the Board.

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DIRECTOR ORIENTATION, DEVELOPMENT AND EDUCATION

Orientation

Under the oversight of the Governance and Nominating Committee, the Company has for many years provided each new director with a formal orientation program. As part of their orientation, new directors visit key Raytheon sites and also become familiar with the resources available to them, such as governance materials, key Raytheon policies and procedures, overviews of Raytheon’s businesses and functions, and membership in the National Association of Corporate Directors (NACD).

In 2017, the Governance and Nominating Committee expanded the program to require a customized orientation plan for each new director, tailored to the director’s specific background, to address substantive areas where directors do not have significant experience and prepare directors for their initial Board committee assignments. As a result of a customized orientation plan, a new director might, for example:

●Participate in corporate briefings on Raytheon-specific topics;
●Visit and attend briefings at company operations sites; and
●Participate in Director Education programs sponsored by leading organizations such as NACD, Harvard Business School, and Stanford/University of Chicago Directors’ Consortium.

Director Development

Directors are encouraged (through the individual self-assessment process and otherwise) to identify development goals, activities and resources that will help them satisfy their obligations to the Board and the committees on which they serve. Individual director development is a key consideration for the Governance and Nominating Committee when it determines committee assignments and engages in Board/committee leadership succession planning.

Ongoing Director Education

Our director education program consists of visits to Raytheon facilities and education regarding our Code of Conduct and other policies and practices relevant to our business and operations. Periodically, we provide updates on topics of interest to the Board. We also encourage directors to attend external director education programs at Raytheon’s expense. We regularly provide the Board with descriptions of a variety of upcoming director education programs that may be of interest, together with assessments from directors who participated in such programs in the past.

COMMUNICATION WITH THE BOARD

Here is how interested parties may communicate with our Board.

Mail:		Internet:
	Corporate Secretary Raytheon Company 870 Winter Street Waltham, Massachusetts 02451		www.raytheon.com “Investor Relations/Corporate Governance/Contact the Company” “Contact the Board”

Communications are referred to the Lead Director and tracked by the Office of the General Counsel.

Here is how anyone who has a concern about our accounting, internal controls over financial reporting, or auditing matters may communicate that concern to the Audit Committee.

Mail:		Internet:
	Raytheon Audit Committee Corporate Secretary Raytheon Company 870 Winter Street Waltham, Massachusetts 02451		www.raytheon.com “Investor Relations/Corporate Governance/Contact the Company” “Contact the Audit Committee Regarding Accounting, Internal Controls or Auditing Matters”

Communications will be tracked and investigated in the ordinary course by our Ethics Office, with the assistance of the Office of the General Counsel, unless otherwise instructed by the Audit Committee.

24	CORPORATE GOVERNANCE	RAYTHEON | 2018 PROXY STATEMENT

POLITICAL CONTRIBUTIONS AND LOBBYING EXPENDITURES DISCLOSURE

Raytheon has for a number of years voluntarily included disclosure on its website relating to political contributions and lobbying expenditures. In 2016, we significantly expanded this website disclosure to include the following:

●	A description of Raytheon policies relating to political expenditures and lobbying practices;
●	The titles of decision-makers involved in approvals pertaining to political action committee (PAC) and direct political activities, as well as lobbying activities;
●	A discussion of the types of reports we file with regulators relating to lobbying;
●	Direct links to reports, as filed with government agencies, specifying Raytheon’s federal PAC and lobbying activities;
●

Detailed information regarding direct political contributions from Raytheon funds (which were $0 for 2017), including a statement that Raytheon has no plans to make direct political contributions from company funds in the future but, in the event of any such contributions, would disclose them;

●	A statement confirming that Raytheon does not spend company funds on communications to the general public in support of political campaigns or ballot initiatives;
●

A list of trade associations to which Raytheon has paid annual dues of $50,000 or more and the dollar amount, if any, used by the association for lobbying as reported by the association, as well as a statement that no other separate payment at this level was made to a trade association with the purpose that such payment be used for lobbying; and

●	Reference to the oversight role of the Board’s Public Affairs Committee, pursuant to its charter, with respect to political and lobbying activities.

This disclosure is available on our website at www.raytheon.com under the heading “Investor Relations/Corporate Governance/ Political Contributions and Lobbying Expenditures.”

GOVERNANCE DOCUMENTS

The following key governance documents are available on our website at www.raytheon.com under the heading “Investor Relations/Corporate Governance”:

●	Governance Principles, including the director independence criteria
●	Code of Conduct
●	By-Laws
●	Charters for each of the Board’s standing committees (except the Executive Committee)

These documents are also available in print to any shareholder who requests them by writing to Raytheon Company, Investor Relations (or Corporate Secretary for the by-laws), 870 Winter Street, Waltham, Massachusetts 02451, or by emailing invest@raytheon.com.

RAYTHEON | 2018 PROXY STATEMENT	BOARD OF DIRECTORS AND BOARD COMMITTEES	25

THE BOARD OF DIRECTORS AND BOARD COMMITTEES

The Board has six standing committees: Audit, Governance and Nominating, Management Development and Compensation, Public Affairs, Special Activities, and Executive. The charter of each committee (other than the Executive Committee) is published on our website. See “Corporate Governance — Governance Documents” on page 24 for information on obtaining a copy.

During 2017, the Board met formally six times, and engaged in other discussions and actions apart from these meetings. The non-management directors, all of whom are independent, meet in executive session chaired by the Lead Director at the conclusion of each regularly scheduled Board meeting. In addition, committee members generally meet in executive session, without management present, at the conclusion of regularly scheduled committee meetings.

AVERAGE BOARD AND COMMITTEE ATTENDANCE FOR INCUMBENT DIRECTORS 99.5%

All incumbent directors attended at least 75% of the total of all Board and applicable committee meetings. All directors standing for election are expected to attend the 2018 Annual Meeting of Shareholders. In 2017, all of the directors who were nominated for election at that time attended the Annual Meeting.

The Board’s six standing committees are described below. Each committee, other than the Executive Committee, is composed entirely of independent directors. The Executive Committee, which is not required to meet, is comprised of the Chairman, the Lead Director and the chair of each of the standing committees.

AUDIT COMMITTEE	NUMBER OF 2017 MEETINGS: 9
COMMITTEE MEMBERS: Tracy A. Atkinson, Chair | Robert E. Beauchamp | Letitia A. Long | George R. Oliver | James A. Winnefeld, Jr. | Robert O. Work
KEY RESPONSIBILITIES:
●	Appoint and evaluate the performance and independence of Raytheon’s independent auditors;
●	Oversee the integrity of our financial statements;
●	Oversee our internal audit function;
●	Consider the adequacy of our internal controls and the objectivity of financial reporting;
●	Review the independent auditors’ audit of the effectiveness of Raytheon’s internal controls;
●	Pre-approve all audit fees and terms for, as well as all non-audit engagements with, the independent auditors;
●	Review annual and periodic reports and earnings press releases and recommend to the Board whether the annual audited financial statements should be included in Raytheon’s Form 10-K;
●	Review and discuss with management Raytheon’s risk assessment and risk management policies, including enterprise risk management and major financial risk exposures, and steps to monitor and control such exposures;
●	Review the performance of Raytheon’s pension plans and risks related to those plans;
●	Oversee management of such risks as may be assigned periodically by the Board as a result of Raytheon’s enterprise risk management process or otherwise;
●	Establish and review procedures for employees and others to report concerns or complaints confidentially and anonymously regarding accounting, internal control or auditing matters; and
●	Review compliance with our Code of Conduct with respect to certain financial reporting, controls and allegations of financial misconduct.

The Board has determined that each member is independent in accordance with NYSE and SEC rules applicable to audit committee members. The Board also has determined that each of Ms. Atkinson and Messrs. Beauchamp and Oliver is an “audit committee financial expert,” as defined by SEC rules, and that all members are “financially literate” under the NYSE standards.

The Audit Committee Report is included on page 63.

26	BOARD OF DIRECTORS AND BOARD COMMITTEES	RAYTHEON | 2018 PROXY STATEMENT

GOVERNANCE AND NOMINATING COMMITTEE	NUMBER OF 2017 MEETINGS: 6
COMMITTEE MEMBERS: Stephen J. Hadley, Chair | Dinesh C. Paliwal | William R. Spivey
KEY RESPONSIBILITIES:
●	Review and report to the Board with regard to matters of corporate governance;
●	Make recommendations to the Board regarding the size and composition of the Board;
●	Establish procedures for nominating directors and recommend candidates for election to the Board;
●	Consider director nominees proposed by shareholders;
●	Review our Governance Principles and recommend revisions to the Board;
●	Review and approve or ratify transactions and relationships under our Related Party Transactions Policy;
●	Review shareholder proposals in connection with our Annual Meetings and recommend actions to the Board regarding such proposals;
●	Oversee the orientation program for new directors and the continuing education program for existing directors;
●	Review and recommend to the Board the compensation of non-employee directors; and
●	Oversee management of such risks as may be assigned periodically by the Board as a result of Raytheon’s enterprise risk management process or otherwise.
The Board has determined that each member is independent in accordance with NYSE rules.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE (MDCC)	NUMBER OF 2017 MEETINGS: 6
COMMITTEE MEMBERS: William R. Spivey, Chair | Robert E. Beauchamp | Adriane M. Brown | Stephen J. Hadley | George R. Oliver
KEY RESPONSIBILITIES:
●	Review and oversee compensation and benefits, as well as personnel plans, policies and programs;
●	Review and recommend to the Board the compensation of the CEO and the other four most highly compensated executive officers (NEOs);
●	Evaluate the CEO’s individual performance;
●	Review and approve the compensation of elected officers;
●	Periodically review succession plans for the CEO and other executive officers and elected officers, as well as career development plans for elected officers and other key employees;
●	Administer and make awards, other than to directors, under our equity compensation plans;
●	Review and discuss with management the “Compensation Discussion and Analysis” section of this proxy statement;
●	Review Raytheon’s incentive compensation arrangements to ensure they are not reasonably likely to encourage inappropriate risk-taking;
●	Appoint, compensate and oversee any outside compensation consultant, outside legal counsel or other committee adviser;
●	Annually assess the independence of its outside compensation consultants or advisers, and pre-approve any services proposed to be provided by such consultants or advisers to Raytheon;
●	Periodically review diversity and inclusion; and
●	Oversee management of such risks as may be assigned periodically by the Board as a result of Raytheon’s enterprise risk management process or otherwise.
The Board has determined that each member is independent in accordance with NYSE rules. The MDCC Report is included on page 48.

RAYTHEON | 2018 PROXY STATEMENT	BOARD OF DIRECTORS AND BOARD COMMITTEES	27

PUBLIC AFFAIRS COMMITTEE	NUMBER OF 2017 MEETINGS: 6
COMMITTEE MEMBERS: Letitia A. Long, Chair | Tracy A. Atkinson | Adriane M. Brown | George R. Oliver | Dinesh C. Paliwal | Robert O. Work
KEY RESPONSIBILITIES:
●	Review political, social and legal trends and issues that may affect Raytheon’s business, operations, financial performance or public image;
●	Review our policies and practices in the areas of legal, regulatory and social responsibility, including those involving:
	–	environmental protection;
	–	health and safety of employees;
	–	ethics and our Code of Conduct;
	–	export control;
	–	regulatory compliance (except financial matters);
	–	charitable contributions and community relations;
	–	government relations and legislative policy;
	–	political contributions and lobbying;
	–	anticorruption and use of foreign and domestic consultants and representatives; and
	–	government contracting and defense procurement policies;
●	Review and monitor corporate policies and practices that relate to public policy; and
●	Oversee management of such risks as may be assigned periodically by the Board as a result of Raytheon’s enterprise risk management process or otherwise.
The Board has determined that each member is independent in accordance with NYSE rules.

SPECIAL ACTIVITIES COMMITTEE	NUMBER OF 2017 MEETINGS: 11
COMMITTEE MEMBERS: Vernon E. Clark, Chair | Stephen J. Hadley | Letitia A. Long | James A. Winnefeld, Jr. | Robert O. Work
KEY RESPONSIBILITIES:
●	Review Raytheon’s programs, activities, strategic pursuits and potential acquisitions involving classified business activities;
●	Review policies, processes, practices, procedures, risk management and internal controls applicable to Raytheon’s classified business;
●	Review Raytheon cybersecurity, including with respect to our internal IT systems, products, programs and factories;
●	Review any critical technology gaps and how Raytheon is addressing such gaps;
●	Support the MDCC, as required, in the review of talent development/succession planning for key technology positions;
●	Oversee management of such risks as may be assigned periodically by the Board as a result of Raytheon’s enterprise risk management process or otherwise.
The Board has determined that each member is independent in accordance with NYSE rules.

EXECUTIVE COMMITTEE

The Executive Committee is empowered to act for the full Board during intervals between Board meetings, with the exception of certain matters that by law may not be delegated. The Executive Committee did not meet in 2017.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Directors who served as members of our MDCC during fiscal year 2017 were Robert E. Beauchamp, Stephen J. Hadley, George R. Oliver, and William R. Spivey. None of these members is or has ever been an officer or employee of Raytheon. To our knowledge, there were no relationships involving members of the MDCC or our other directors that would constitute a compensation committee interlock.

28	PROPOSAL 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	RAYTHEON | 2018 PROXY STATEMENT

PROPOSAL 2:
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
(Item No. 2 on the Proxy Card)

The Board is proposing an advisory vote for our shareholders to approve the compensation program for our Named Executive Officers (NEOs) as described on pages 29 to 60 in this proxy statement under the heading “Executive Compensation.” While this vote is non-binding, the Board and the MDCC will review the results and consider shareholder opinions. Raytheon also will continue to engage with shareholders to address any concerns relating to executive compensation or other matters. The Board is asking you to vote “yes” on the following resolution:

“Resolved, that the shareholders approve the compensation of the named executive officers described in this proxy statement under ‘Executive Compensation,’ which section includes the Compensation Discussion and Analysis, the compensation tables, and accompanying narrative disclosure.”

Raytheon’s compensation program rests on the key principles summarized below.

PRINCIPLE	MORE INFORMATION
Pay for performance: Executive compensation is tied to Raytheon and individual performance over both the near and long term.	Pages 4 – 5 and 30 – 43

Shareholder alignment: We ensure that the interests of executives are closely aligned with those of shareholders by making stock-based incentives a central component of compensation and enforcing meaningful stock ownership and retention requirements.

Pages 4 – 5, 32, 37, 42 – 43 and 47
Balanced incentives: Our awards have both significant upside opportunity for exceptional performance and downside risk for underperformance.	Pages 4 – 5 and 30 – 43
Substantial variable component: A substantial portion of each executive’s compensation opportunity is variable, based upon Raytheon’s financial performance and stock price.	Pages 5 and 37 – 43
Short-term versus long-term: The compensation program carefully balances short- and long-term incentives.	Pages 5 and 37 – 43
Use of key financial metrics: Short- and long-term incentive awards are based on pre-established financial measures that drive optimum performance.	Pages 31 – 32 and 38 – 43
Market focus: The MDCC considers both the practices of peer companies and broader market survey data in setting executive compensation.	Pages 34 – 36
Competitiveness: Our executive compensation program addresses the need to attract and retain highly-qualified executives essential to Raytheon’s success in a highly competitive environment.	Pages 4, 30 and 33 – 36
Managing risk: The compensation program is designed to avoid encouraging excessive risk-taking.	Page 45
Consultant independence: The MDCC adheres to a stringent Compensation Consultant Independence Policy when retaining outside advisers.	Pages 44 – 45
Clawback rights: Our clawback policy provides for recovery of compensation in certain circumstances where restatement of financial results is required.	Page 48

In addition, our shareholders have indicated their support of our executive compensation program through advisory say-on-pay votes and in our communications with shareholders. As reflected in the Executive Compensation disclosure, the Board believes the MDCC has established a compensation program for the NEOs that is appropriate and soundly grounded in the above principles, and that warrants shareholder support.

FOR	The Board unanimously recommends an advisory vote FOR this proposal. Proxies solicited by the Board will be so voted unless shareholders specify otherwise in their proxies.

RAYTHEON | 2018 PROXY STATEMENT	29

EXECUTIVE COMPENSATION

30	Compensation Discussion and Analysis
30	Executive Summary
33	Our Compensation Philosophy and Principles
34	Management of Our Executive Compensation Program
34	How We Determine and Assess Executive Compensation
37	Executive Compensation in 2017
44	Perquisites and Other Executive Benefits
44	Say-on-Pay and Shareholder Outreach
44	Independent Compensation Consultant
45	Management of Compensation-Related Risk
45	Retirement Benefits and Deferred Compensation
46	Severance Pay Arrangements
47	Compensation Policies
48	Tax Considerations
48	Management Development and Compensation Committee Report

49	Executive Compensation Tables
49	Summary Compensation Table
51	Grants of Plan-Based Awards
52	Outstanding Equity Awards at Fiscal Year-End
53	Stock Vested
54	Pension Benefits
56	Nonqualified Deferred Compensation
57	Potential Payments Upon Termination or Change in Control

61	CEO Pay Ratio

30	COMPENSATION DISCUSSION & ANALYSIS | EXECUTIVE SUMMARY	RAYTHEON | 2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

2017 NAMED EXECUTIVE OFFICERS (NEOs)

THOMAS A. KENNEDY Chairman and Chief Executive Officer	ANTHONY F. O’BRIEN Vice President and Chief Financial Officer	DAVID C. WAJSGRAS Vice President, and President of our Intelligence, Information and Services (IIS) business	RICHARD R. YUSE Vice President, and President of our Space and Airborne Systems (SAS) business	TAYLOR W. LAWRENCE Vice President, and President of our Missile Systems (MS) business

OUR COMPENSATION OBJECTIVES

Our executive compensation program is designed to:

●	Attract and retain highly-qualified executives
●	Motivate our executives to achieve our overall business objectives
●	Reward individual performance
●	Align our executives’ interests with those of our shareholders

ELEMENTS OF OUR COMPENSATION PROGRAM

Our program consists primarily of three direct compensation elements.

COMPENSATION ELEMENT & TYPE OF COMPENSATION	KEY OBJECTIVES
Base Salary ○Fixed ○Annual cash	●To provide a base level of cash compensation that is competitive and reflects an executive’s experience and scope of responsibilities
Annual Incentive Awards Results-Based Incentive (RBI) ○Variable, at risk ○Annual cash	●To motivate and reward executives based on their performance in achieving annual Raytheon and individual goals ●To align short-term executive pay with performance
Long-Term Incentive Equity Awards Restricted Stock ○Variable, equity (typically 4-year vesting) Long-Term Performance Plan (LTPP) units ○Variable, equity (3-year performance)
●To motivate and reward executives based on Raytheon performance and value delivered to Raytheon shareholders through stock price appreciation
●To retain highly-qualified executives
●To align long-term executive pay with performance
●To align executives’ interests with those of Raytheon shareholders

Our executives’ total direct compensation reflects a mix of these three elements that meets our compensation objectives. These direct compensation elements are rounded out with certain perquisites and other executive benefits. See “Perquisites and Other Executive Benefits” on page 44. To reinforce the link with shareholders’ interests, we require our executives to own a meaningful amount of stock. See “Stock Ownership and Retention Guidelines” on page 47.

2017 COMPENSATION PROGRAM REVIEW

In 2017, the MDCC requested that its new independent compensation consultant perform a comprehensive review of our executive compensation program, including each element discussed above as well as the indirect elements of compensation. This review confirmed that our executive compensation program and practices, including the program structure and pay mix, were generally aligned with typical peer and recognized market best practices. The review also confirmed general peer and market alignment of the selection of financial performance metrics, their weightings, and Raytheon’s practices for setting performance goals for our short- and long-term incentive plans. The independent compensation consultant also assisted the MDCC in making certain program revisions, as described under “Compensation Program Changes for 2018” on page 33, to further support our compensation philosophy and principles.

RAYTHEON | 2018 PROXY STATEMENT	COMPENSATION DISCUSSION & ANALYSIS | EXECUTIVE SUMMARY	31

OUR 2017 PERFORMANCE

In 2017, our growth strategy continued to deliver results for our shareholders and customers, and we also maintained strong program performance and operating margins. Our global team built upon Raytheon’s return to growth in 2015, driven by increases in both domestic and international sales. 2017 was the 14th consecutive year of international sales growth, which reflects the continued success of our differentiated international strategy. Highlights of our 2017 performance include:

Strong bookings of $27.7 billion for the year; book-to-bill ratio of 1.09 for the year	Record full-year sales of $25.3 billion, up 5.1% for the year, Raytheon’s best growth rate since 2009

Full-year EPS from continuing operations of $6.94, reflecting an unfavorable $0.59 impact from the Tax Cuts and Jobs Act of 2017 and an unfavorable $0.09 impact due to a $1 billion pretax discretionary pension plan contribution

Strong operating cash flow from continuing operations of $2.7 billion for the year, after a $1 billion pretax discretionary pension plan contribution

Record full-year international sales of $8.1 billion, representing approximately 32% of our total sales	Accelerated growth in domestic sales, rising 4.6% during the year, and record full-year sales on classified programs

2017 total shareholder return of 34%

These achievements led us to exceed our 2017 targets on all RBI and LTPP metrics, resulting in the funding levels shown below.

2017 RBI
Dials show RBI funding.

Bookings Weighting: 20%	Net Sales Weighting: 30%	Free Cash Flow (FCF) Weighting: 20%	Operating Income From Continuing Operations Weighting: 30%

WE EXCEEDED OUR 2017 TARGETS ON ALL RBI METRICS, RESULTING IN AN OVERALL FUNDING LEVEL OF 109.0% OF TARGET.

For complete information, see “Executive Compensation in 2017 — Annual Cash Incentives — RBI” on page 38.

32	COMPENSATION DISCUSSION & ANALYSIS | EXECUTIVE SUMMARY	RAYTHEON | 2018 PROXY STATEMENT

2015 – 2017 LTPP
Dials show LTPP funding.

Average Return On Invested Capital (ROIC) Weighting: 50%	Cumulative FCF (CFCF) Weighting: 25%	Total Shareholder Return (TSR) Weighting: 25%

WE EXCEEDED OUR THREE-YEAR TARGETS ON ALL LTPP METRICS, RESULTING IN A PAYOUT EQUAL TO 176.1% OF TARGET.

For complete information, see “Executive Compensation in 2017 — Long-Term Equity Incentives — LTPP and Restricted Stock” on page 42.

2017 TOTAL DIRECT COMPENSATION

The table below shows the base salary earned, annual cash incentive paid, and equity awards granted to our NEOs for 2015–2017. This supplemental information is not a substitute for the information appearing in the Summary Compensation Table on page 49.

					Annual Cash Incentive	Long-Term Equity Incentives(1)
NEO	Year	Salary	Bonus		RBI	LTPP	Restricted Stock	Total
Thomas A. Kennedy	2017	$1,403,211	–		$3,434,000	$5,499,988	$4,400,045	$14,737,244
	2016	1,299,979	–		2,938,400	5,000,028	3,899,980	13,138,387
	2015	1,196,467	–		3,046,500	4,500,016	3,400,004	12,142,987
Anthony F. O’Brien	2017	$721,159	–		$912,400	$1,299,946	$1,249,928	$4,183,433
	2016	608,510	–		734,400	1,199,945	1,100,001	3,642,856
	2015	485,686	–		608,400	1,000,027	800,033	2,894,146
David C. Wajsgras	2017	$977,101	$19,542	(3)	$1,171,500	$1,250,011	$1,300,065	$4,718,219
	2016	971,943	–		1,052,500	1,250,007	1,300,035	4,574,485
	2015	952,887	–		1,114,400	1,250,034	1,300,040	4,617,361
Richard R. Yuse(2)	2017	$821,290	–		$984,700	$1,250,011	$1,300,065	$4,356,066
	2016	792,506	–		997,900	1,250,007	1,300,035	4,340,448
	2015	747,763	–		887,100	1,250,034	1,300,040	4,184,937
Taylor W. Lawrence	2017	$756,473	–		$932,000	$1,250,011	$1,300,065	$4,238,549
	2016	728,151	–		817,900	1,250,007	1,300,035	4,096,093
	2015	693,474	–		810,900	1,250,034	1,300,040	4,054,448

(1)

The amounts set forth under the Restricted Stock and LTPP Award columns represent the full intrinsic values of such awards on the date the Board or MDCC made the formal determination for such grant (e.g., target number of shares times the closing price of our common stock on the determination date), since that is the basis upon which the MDCC considers these awards in proposing, recommending and approving annual compensation. In contrast, the Stock Awards column in the Summary Compensation Table represents the grant date fair value of such awards for financial statement reporting purposes.

(2)	This table excludes the value of a retention award of restricted stock granted to Mr. Yuse in 2017.
(3)	This amount represents a lump-sum payment to Mr. Wajsgras in 2017 in lieu of a base salary merit increase.

RAYTHEON | 2018 PROXY STATEMENT	COMPENSATION DISCUSSION & ANALYSIS	33

OUR COMPENSATION PHILOSOPHY AND PRINCIPLES

Our executive compensation program is designed to attract and retain highly-qualified executives, motivate our executives to achieve our overall business objectives, reward individual performance, and align our executives’ interests with those of our shareholders. Our executives must have a particular level of skill and experience to manage our complex, global businesses effectively. Given the duration of our programs, contracts and business cycles, and the competitive nature of our industry, it is especially important for us to retain our executive talent for a number of years to ensure continuity of management.

Several features of our compensation program reflect our compensation objectives.
We use variable, at-risk short- and long-term incentive opportunities to tie a significant portion of each executive’s compensation to Raytheon’s performance and to individual performance against pre-established financial, operational and other goals.	Our stock-based incentives, coupled with meaningful stock ownership and retention requirements, ensure that executives’ interests are aligned closely with those of our shareholders.
Our balanced incentives program provides awards with both significant upside opportunity for exceptional performance and downside risk for underperformance.	Our clawback policy authorizes recovery of cash and equity-based incentive compensation in certain circumstances following a restatement of our financial results.
Our executives have the opportunity to earn compensation that is competitive with compensation earned by executives in comparable positions at companies with which we compete for talent.	The MDCC designs and monitors the executive compensation program to ensure it does not foster risk-taking that would be reasonably likely to have a material adverse effect on Raytheon.
The MDCC receives advice from a compensation consulting firm that satisfies stringent independence criteria.

COMPENSATION PROGRAM CHANGES FOR 2018
In 2017, the MDCC approved adjustments to more closely align our executive compensation program with our compensation philosophy and market practices.

●Enhanced pay-for-performance structure of RBI and LTPP incentive programs. Effective beginning in 2018, the MDCC approved adjustments to the RBI and LTPP programs to better align the structure and payout opportunities of Raytheon’s incentive plans with market practice.
●New “double trigger” accelerated vesting of equity in connection with a change in control. As of May 2017, equity grants provide that an executive’s equity awards will vest on an accelerated basis only if the executive is involuntarily terminated within two years of a company change in control. This change was made to better align our equity grant program with market practices and is effective for the 2018 annual restricted stock awards and the 2018–2020 LTPP program.

●Eliminated car allowance. Effective July 2017, the MDCC eliminated the executive officer car allowance for consistency with prevailing market practice.
●Post-employment restrictive covenants. In order to protect Raytheon’s interests, former executives will need to comply with certain restrictive covenants (including non-competition and non-solicitation) after termination in order to receive post-employment LTPP payouts or severance pay. This change became effective for the 2018–2020 LTPP program; our executive severance guidelines were updated in July 2017.

34	COMPENSATION DISCUSSION & ANALYSIS	RAYTHEON | 2018 PROXY STATEMENT

MANAGEMENT OF OUR EXECUTIVE COMPENSATION PROGRAM

The MDCC establishes, oversees and assesses the effectiveness of our executive compensation program in relation to our compensation philosophy and the market. To do so, the MDCC considers input from its independent compensation consultant, shareholders and management, and considers factors such as market data, risk considerations, executives’ experience levels, and macroeconomic and organizational considerations. The MDCC considers internal pay equity, but does not establish a fixed relationship between the compensation of our CEO and that of any other NEO.

The MDCC retains an independent compensation consultant to help with designing and evaluating our executive compensation program. Since November 2016, the MDCC has engaged Frederic W. Cook & Co. (FW Cook) to serve as its compensation consultant. See “Independent Compensation Consultant” on page 44 below.

HOW WE DETERMINE AND ASSESS EXECUTIVE COMPENSATION

Our decisions regarding executive compensation are primarily driven by Raytheon and individual performance and market competitiveness. The chart below shows how we distribute the various responsibilities related to establishing compensation.

INDEPENDENT MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE (MDCC)
●Reviews and recommends CEO and other NEO compensation to the independent Board members
●Recommends to the independent Board members annual corporate goals relevant to CEO and other NEO compensation; considers CEO input on other NEO goals and performance
●Evaluates CEO individual performance and reviews individual performance of other NEOs
●Establishes, oversees and assesses executive compensation programs and practices
●Approves short- and long-term incentive plan funding based on Raytheon performance

INDEPENDENT BOARD MEMBERS
●Determine CEO and other NEO compensation ●Determine annual corporate goals relevant to CEO and other NEO compensation

INDEPENDENT COMPENSATION CONSULTANT
●Provides advice on executive compensation programs and practices
●Provides market data and information about peer compensation trends
●Assesses prior year pay-for-performance alignment
●Provides peer company data for setting and amending the peer groups

SHAREHOLDERS
●Provide input on compensation matters via say-on-pay advisory votes and Raytheon outreach efforts

Information about the composition and responsibilities of the MDCC can be found on page 26 under the heading “The Board of Directors and Board Committees — Management Development and Compensation Committee.”

PEER GROUPS AND MARKET DATA

We use two peer groups to assist us in assessing the competitiveness of our executive compensation relative to market and weighing Raytheon’s performance. Our “core” peer group consists of nine companies that are either aerospace and defense companies or have substantial aerospace or defense businesses. These companies are the most comparable to us based on complexity, operations, revenues, net income, and market capitalization. Our “broader” peer group includes the core peer group plus seven additional companies from other industries that have similar complexity, operations, revenues, net income, and market capitalization to ours.

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We use the core peer group to measure Raytheon’s total shareholder return (TSR) performance because these companies are the most similar to Raytheon in their business and operations and we compete with them for contracts and talent. The MDCC also uses the core peer group as a reference point for certain compensation practices in the aerospace and defense industry. The MDCC uses the broader peer group to determine market positioning in setting compensation for our CEO and CFO, and evaluating the relationship between pay and performance for our NEOs. The MDCC also uses the broader peer group as a general reference point for executive compensation practices.

The companies that made up the peer groups for purposes of 2017 compensation are shown below.

Core Peers	●General Dynamics Corporation ●Harris Corporation ●Honeywell International Inc. ●L3 Technologies, Inc. ●Lockheed Martin Corporation	●Northrop Grumman Corporation ●Textron Inc. ●The Boeing Company ●United Technologies Corporation
Additional Peers	●3M Company ●Deere & Co. ●Eaton Corporation plc ●Emerson Electric Co. ●Illinois Tool Works Inc.	●Johnson Controls International plc ●Parker-Hannifin Corporation

The following chart shows how Raytheon compares to the core peer group and the broader peer group on several fundamental metrics.

COMPANY	INDUSTRY	FY 2017 REVENUE ($M)	MARKET CAP AS OF 12/31/17 ($M)	EMPLOYEES AS OF 12/31/17
Raytheon	Aerospace and Defense	25,348	54,100	64,000
Core Peers
●General Dynamics Corporation	Aerospace and Defense	30,973	60,403	98,600
●Harris Corporation(1)	Aerospace and Defense	5,900	16,796	17,000
●Honeywell International Inc.	Aerospace and Defense/Electrical Equipment	40,534	115,158	131,000
●L3 Technologies, Inc.	Aerospace and Defense	9,573	15,460	31,000
●Lockheed Martin Corporation	Aerospace and Defense	51,048	91,178	100,000
●Northrop Grumman Corporation	Aerospace and Defense	25,803	53,429	70,000
●Textron Inc.	Aerospace and Defense	14,198	14,798	37,000
●The Boeing Company	Aerospace and Defense	93,392	174,303	141,300
●United Technologies Corporation	Aerospace and Defense/Electrical Equipment	59,452	101,945	205,000
Additional Peers
●3M Company	Consumer Discretionary/Containers and Packaging	31,657	140,018	91,000
●Deere & Co.(2)	Machinery	29,363	42,885	60,500
●Eaton Corporation plc	Electrical Equipment	20,404	34,812	96,000
●Emerson Electric Co.(3)	Electrical Equipment	15,264	44,199	76,500
●Illinois Tool Works Inc.	Industrials	14,314	56,979	50,000
●Johnson Controls International plc (3)	Automotive/Electrical Equipment	30,172	35,294	120,000
●Parker-Hannifin Corporation(1)	Machinery	12,029	26,554	56,690
(1) Revenue and employee data as of June 30, 2017
(2) Revenue and employee data as of October 29, 2017
(3) Revenue and employee data as of September 30, 2017
Source: Bloomberg

36	COMPENSATION DISCUSSION & ANALYSIS	RAYTHEON | 2018 PROXY STATEMENT

The MDCC reviews both peer groups annually. From time to time, with input from the independent compensation consultant, we adjust the composition of the peer groups to reflect changes in our strategy and markets or changes in the peer group companies themselves. Effective for 2017, we removed EMC Corporation from the broader peer group (because it was acquired by Dell Technologies) and added Deere & Co. Following review, we made no further changes to our peer groups in 2017.

The MDCC obtains information from its independent compensation consultant on the compensation levels, programs and practices of the companies in the core and broader peer groups. The MDCC also considers market survey data published by third parties regarding companies outside of our peer groups. The MDCC uses this survey data in setting compensation of our NEOs other than the CEO and the CFO. The MDCC also uses this data as a general indicator of relevant market conditions and pay practices and as a broader reference point. In addition, the MDCC considers information on market and peer compensation trends (levels, mix, vehicles and metrics) provided by its consultant.

Market data is an important consideration when the MDCC establishes and evaluates compensation levels for our NEOs. In setting our NEOs’ target total direct compensation, the MDCC uses the market median for comparable positions as a reference to ensure our NEOs’ compensation opportunities are market-competitive and meet the other target objectives of our executive compensation program. The MDCC also considers other factors in setting individual target compensation, including:

●	The executive’s compensation history and experience in the position;
●	The executive’s performance against individual goals and contribution to Raytheon’s financial and operational performance; and
●	The executive’s relative level of responsibility with Raytheon and the impact of the executive’s position on Raytheon.

As a result of individual and Raytheon performance and the foregoing considerations in setting our NEOs’ target total direct compensation, the actual compensation for any individual NEO can vary from the market median.

As shown in this graphic, our NEOs’ 2017 target total direct compensation was competitively positioned in comparison to compensation for their counterparts, according to a market assessment prepared by the MDCC’s compensation consultant.

Raytheon Target Compensation Compared to Market

In addition, to confirm that actual pay is aligned with Raytheon’s performance, the independent compensation consultant analyzes prior year pay-for-performance alignment when peer group performance data becomes available. Most recently, in mid-2017, FW Cook used 2016 peer performance data to analyze our NEOs’ 2016 compensation. The analysis assessed the correlation between our short-term pay (base salary and annual incentive awards) and short-term performance for 2016 relative to the peer group. The analysis also assessed the correlation between our long-term pay (total direct pay, consisting of base salary, annual incentive awards, and realizable value of long-term incentive awards and restricted stock over the most recent three-year period) and long-term performance relative to the peer group over the same three-year period. FW Cook made these performance comparisons by considering reported financial results in four areas: growth in revenues, growth in operating income, return on invested capital, and (for long-term performance comparisons only) total shareholder return. For 2016, FW Cook concluded that our executives’ short-term pay was somewhat conservative relative to Raytheon’s strong short-term operational performance versus peers, and that realizable long-term pay was more closely aligned with long-term performance in comparison to peers.

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EXECUTIVE COMPENSATION IN 2017

This section describes the three types of total direct compensation that make up our executive compensation program, as well as the decisions made and compensation awarded in 2017.

TOTAL DIRECT COMPENSATION MIX

The MDCC annually reviews the relative mix of our compensation elements. In particular, the MDCC looks at how the total direct compensation opportunity (i.e., the sum of base salary, target annual incentive, and target long-term incentives) is distributed in the following categories:

●	Fixed versus variable
●	Short-term versus long-term
●	Cash versus equity-based

As shown in the charts below, our executives’ 2017 total direct compensation was heavily weighted toward variable, performance-based elements, and toward long-term and equity-based elements.

CEO Total Direct Compensation	Other NEOs Total Direct Compensation(1)

(1)	Base salary includes a lump-sum payment to Mr. Wajsgras in 2017 in lieu of a base salary merit increase. This amount appears in the “Bonus” column of the Summary Compensation Table on page 49. Restricted Stock excludes a retention award of restricted stock granted to Mr. Yuse in 2017. For more information, see the Summary Compensation Table on page 49.

BASE SALARY

The MDCC reviews the base salaries of our executive officers annually and whenever an executive changes position. Our CEO makes salary recommendations with respect to his direct reports. To maintain competitive pay levels, we refer to the median of base salaries for comparable positions in setting our NEOs’ base salaries and considering annual salary changes. However, the MDCC also considers individual factors, as discussed above under “Market Data,” including an executive’s scope of responsibilities and years of experience. As a result, individual executive salaries may vary from the market median.

In 2017, Mr. Kennedy’s base salary was increased by 8.1%, bringing his base salary to the 50th market percentile for his position as CEO. Mr. O’Brien’s base salary was increased by 15% to reflect his continuing experience and strong individual performance as CFO in 2017. Base salaries for the three other NEOs increased by an average of 3%.

38	COMPENSATION DISCUSSION & ANALYSIS	RAYTHEON | 2018 PROXY STATEMENT

ANNUAL CASH INCENTIVES — RBI

In 2017, each NEO participated in our annual Results-Based Incentive (RBI) Plan. RBI awards were determined through the process described below.

NEO target RBI payouts are established	At the beginning of the year, each NEO is assigned a target payout expressed as a percentage of base salary.
	●CEO – 200%	●Other NEOs – 100%
Raytheon performance goals are set for RBI funding pool	At the beginning of the year, performance metrics are selected and goals are set based on Raytheon’s annual operating plan. The metrics for 2017 were:
	●Bookings ●Free Cash Flow	●Net Sales ●Operating Income from Continuing Operations
Raytheon performance is assessed and RBI funding is determined

At the end of the year, the MDCC assesses Raytheon’s performance against the goals and determines the funding of the RBI pool.

All NEO RBI awards are funded through the total-company RBI pool, not the business unit funding pools.

Individual NEO performance is evaluated	The MDCC considers each NEO’s performance against the NEO’s individual quantitative and qualitative goals. This individual performance assessment is used to differentiate RBI payouts and motivate and reward extraordinary performance.
Final RBI awards are determined and approved

The RBI funding (as a percentage of target) is applied against each NEO’s target RBI payout. That funded amount is then adjusted based on the NEO’s individual performance assessment.

The MDCC recommends the NEO RBI awards to the Board for its approval.

TOTAL-COMPANY PERFORMANCE GOALS
The MDCC sets Raytheon performance goals for selected financial metrics. Raytheon’s total-company results against those metrics drive the funding of the total-company RBI pool. In order to promote alignment and collaboration across the enterprise, all executive officer RBI awards (including those of individual business presidents) are based on total-company results. Our individual businesses also have separate financial metrics and RBI pools for their employees (other than the business presidents).

For 2017, consistent with past practice, the MDCC selected the following financial metrics for determining funding levels of the RBI pools.

BOOKINGS Forward-looking metric that measures the value of new contracts awarded to us during the year; indicator of potential future growth.	NET SALES Growth metric that measures our revenue for the current year.
FREE CASH FLOW (FCF) (1) Measure of cash generated in a given year available for use in strategic investments to grow our businesses or otherwise generate returns for our shareholders.	OPERATING INCOME FROM CONTINUING OPERATIONS(1) Measure of our profit from continuing operations for the year, before interest and taxes, and after certain non-operational adjustments.

(1)	FCF and Operating Income from Continuing Operations are non-GAAP financial measures. FCF is operating cash flow from continuing operations less capital spending and internal use software spending, excluding the impact of changes to cash flow from pension and post-retirement benefits-related items and other similar non-operational items. Operating Income from Continuing Operations is operating income from continuing operations, excluding the FAS/CAS pension and post-retirement benefits expense/income and, from time to time, certain other items.

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These metrics, considered in the aggregate, are strong indicators of our overall performance and our ability to create shareholder value. They are balanced among long- and short-term performance and growth and efficiency, and are aligned with our business strategies. For example, we continue to focus on growing our business in core defense and new markets, both domestic and international. We expect our success in this area to be reflected in our bookings in the shorter term and in net sales in the longer term. In addition to growing our business, we maintain a strong focus on program execution in order to maximize operating income and cash.

At the end of each year, Raytheon’s total-company RBI pool is funded (or not funded) based on Raytheon’s performance against targets for each of these metrics. In assessing performance for each financial metric, the MDCC considers both quantitative results and qualitative factors. Qualitative factors may include the impact of unanticipated events or events outside of our control, such as acquisitions and divestitures, delays in the timing of contract awards, changes in accounting standards, and certain non-operational items. An assessment of these factors may prompt the MDCC to adjust performance results to more accurately reflect Raytheon’s overall operational performance.

Funding for each individual metric is based on the threshold, target and maximum goals. If we do not achieve the threshold for a metric, the MDCC allocates no funds to the RBI pool for that metric. For the 2017 RBI program, meeting or exceeding any metric’s maximum performance goal would result in funding for that metric capped at 1.5 times the target funding level for that metric.

The following table summarizes, for the 2017 total-company RBI pool, the pre-established performance targets, the MDCC’s assessment of results against each target, and the resulting funding percentage for each target.

Financial Metric (Weighting)	Performance Target	MDCC Assessment of Total-Company Results as a Percentage of Target	RBI Funding
Bookings (20%)	$25.25B	109.7%	21.9%
Net Sales (30%)	$25.04B	103.0%	30.9%
Free Cash Flow (FCF) (20%)	$2.21B	123.9%	24.8%
Operating Income from Continuing Operations (30%)	$2.89B	104.5%	31.4%
Total-Company Funding Level			109.0%

The 2017 results across all RBI metrics, leading to our total-company RBI funding level of 109.0% of target, are indicative of our strong growth, particularly in domestic programs (both classified and unclassified), as well as our solid margins and strong cash flow for the year.

INDIVIDUAL PERFORMANCE GOALS
Each NEO has quantitative and qualitative individual performance goals that are established annually. We believe individualized goals promote personal accountability and help differentiate our executives’ compensation based on performance. Each NEO’s RBI award is therefore subject to both Raytheon performance (via total-company funding results, as described above) and individual performance. In order to motivate and reward extraordinary performance, individual RBI awards are structured so that payouts can be significantly higher than both target and funding, up to a cap of 200% of target. Conversely, an executive who underperforms in relation to individual goals would receive an RBI award that is less than the executive’s target after adjustment for total-company RBI pool funding.

RBI individual performance goals for the CEO. The MDCC recommends, and the full Board (excluding the CEO) approves, our CEO’s goals. In connection with his annual performance evaluation, our CEO prepares a written self-assessment of his performance against these goals. The MDCC discusses our CEO’s performance and develops a preliminary performance evaluation, which is then discussed by all of the independent directors in an executive session of the Board. Based on this evaluation, the MDCC recommends, and the full Board (excluding the CEO) approves, the CEO’s RBI award and other compensation.

40	COMPENSATION DISCUSSION & ANALYSIS	RAYTHEON | 2018 PROXY STATEMENT

RBI individual performance goals for the other NEOs. For our other NEOs, our CEO provides input to the MDCC with regard to appropriate performance goals and provides his assessments and recommendations regarding individual NEO performance.

Examples of individual performance goals for our NEOs for 2017 include:

●	Achieving specified milestones in the implementation of Raytheon’s strategy to drive profitable growth and create shareholder value;
●	Achieving financial objectives within the individual’s business or functional area;
●	Establishing and maintaining strong customer relationships by providing excellent program performance and innovative solutions;
●	Successfully managing the individual’s business or functional organization, including implementing improvements in employee hiring, engagement, development and retention;
●	Successfully driving exemplary regulatory compliance;
●	Achieving sustainability and health and safety goals by increasing energy efficiency and successfully implementing workplace safety initiatives;
●	Successfully reducing costs and improving efficiencies to provide customers with affordable solutions; and
●	Leveraging diversity and inclusion to achieve global growth, enterprise collaboration and competitive advantage.

Achievement of individual performance goals. A summary of each NEO’s 2017 individual performance follows.

THOMAS A. KENNEDY	CHAIRMAN AND CHIEF EXECUTIVE OFFICER
●Led Raytheon’s strong performance against our business plan, which contributed to the company’s stock price reaching new all-time highs and resulted in a 34 percent total shareholder return.
●Sustained revenue growth, with a 5.1 percent increase in net sales from 2016.
●Continued to successfully execute Raytheon’s balanced capital deployment strategy, including significant investments to support the company’s growth and the return of capital to shareholders through dividends and share repurchases, while maintaining a strong balance sheet.
●Executed Raytheon’s growth strategy, resulting in global demand across the company’s missile defense; electronic warfare; cybersecurity; command, control, communications, computers, cyber, intelligence, surveillance and reconnaissance; and training portfolio. Raytheon’s international bookings grew 3.5 percent from 2016 with key awards that included Patriot Air and Missile Defense Systems, Paveway, Precision Guided Munitions, and Early Warning Radar contracts for several countries.
●Established new, wholly-owned subsidiaries in the Kingdom of Saudi Arabia (Raytheon Saudi Arabia) and the United Arab Emirates (Raytheon Emirates) to enhance the company’s presence in key markets and increase business opportunities through localization.
●Promoted continued excellence in corporate governance and responsibility, diversity and inclusion, health and safety, and sustainability. In 2017, Raytheon received the ENERGY STAR® Partner of the Year – Sustained Excellence Award from the U.S. Environmental Protection Agency for the 10th year in a row, and was recognized as one of America’s Most Admired Corporations for Supplier Diversity by Minority News USA. Raytheon was also named the most community-minded company in the U.S. Industrials Sector in Points of Light’s 2017 Civic 50 ranking of superior corporate citizenship, and ranked within the top 50 companies on Newsweek magazine’s Green Rankings.

ANTHONY F. O’BRIEN	VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
●Contributed significantly to the delivery of strong financial performance against Raytheon’s business plan and strong stock performance, demonstrated by a total shareholder return of 34 percent.
●Contributed to the establishment of Raytheon Saudi Arabia and Raytheon Emirates, including the formation of local legal entity structures for these subsidiaries.
●Supported Forcepoint’s focus on growth through investments and the acquisitions of Red Owl and Sky Fence.
●Continued to promote initiatives to simplify processes and gain efficiencies in key strategic areas.
●Completed initiative to embed export/import monitoring and controls into business processes.

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DAVID C. WAJSGRAS	VICE PRESIDENT, AND PRESIDENT OF INTELLIGENCE, INFORMATION AND SERVICES
●Led Raytheon’s Intelligence, Information and Services (IIS) business and exceeded all financial objectives, with the strongest bookings performance in the last three years and a book-to-bill ratio of 1.2.
●Achieved the following key franchise wins: Air and Space Operations Center Weapon System for the U.S. Air Force; Strategic Systems and Computer Resources Support contract for the Missile Defense Agency; and a mission critical classified space program for next generation ground processing capability. Also initiated the execution of the Development, Operations and Maintenance (DOMino) cyber security contract for the Department of Homeland Security. Successfully delivered the initial ground capability for the Next Generation Operational Control Segment for the Global Positioning System (GPS).
●Significantly grew the IIS international new bookings pipeline, and led the international cyber strategy by initiating strategic partnerships in the United Arab Emirates, the Kingdom of Saudi Arabia and Qatar.
●Led the Space Protection and Cyber strategic initiatives across Raytheon, ensuring that the company’s capabilities are being appropriately leveraged for mission requirements and new business.

RICHARD R. YUSE	VICE PRESIDENT, AND PRESIDENT OF SPACE AND AIRBORNE SYSTEMS
●Led Raytheon’s Space and Airborne Systems (SAS) business to meet or exceed its 2017 goals with respect to bookings and cash, while maintaining strong sales and profit, reducing cost structure.
●Achieved strategic customer R&D awards and successful demonstration of High Energy Laser (HEL), Next Generation Air Dominance (NGAD), Secure Processing, and Protected and Secure Communications capabilities.
●Achieved key franchise capture and program milestones in HEL, Electronic Warfare, International Special Mission Aircraft, exportable Intelligence Surveillance and Reconnaissance systems, and classified Space and Sensor programs.
●Continued expansion of a program and technology portfolio with synergies across the Department of Defense, Intelligence Community and international markets.

TAYLOR W. LAWRENCE	VICE PRESIDENT, AND PRESIDENT OF MISSILE SYSTEMS
●Led Raytheon’s Missile Systems (MS) business unit to solid performance in 2017, resulting in record bookings, revenues and earnings. Drove a revenue growth of 10%.
●Directed efforts to capitalize on global demand for MS products, leading to a continued increase in international bookings as well as record production rates of Paveway laser-guided bombs.
●Drove a business focus on customer satisfaction and mission assurance, as demonstrated by the first interception of an intercontinental ballistic missile (ICBM) target for the Exoatmospheric Kill Vehicle (EKV).
●Led MS’s continued development and investment in innovative technologies, with the goal of providing rapid, high-quality, affordable mission solutions to its customers, resulting in MS being awarded a contract to develop the Long Range Stand-Off (LRSO) weapon.

RBI PAYOUTS
The following table depicts each NEO’s target RBI award (the amount each would receive assuming achievement of target Raytheon and individual performance), the target RBI award amount after adjustment for total-company funding of 109.0% (described above), and each NEO’s actual RBI award (target 2017 RBI award amount after adjustments for both Raytheon and individual performance).

NEO	Target 2017 RBI Award	Target 2017 RBI Award As Adjusted for Total-Company Funding of 109.0%	Actual 2017 RBI Award
Thomas A. Kennedy	$2,864,000	$3,121,760	$3,434,000
Anthony F. O’Brien	747,404	814,670	912,400
David C. Wajsgras	977,101	1,065,040	1,171,500
Richard R. Yuse	828,828	903,423	984,700
Taylor W. Lawrence	763,426	832,134	932,000

42	COMPENSATION DISCUSSION & ANALYSIS	RAYTHEON | 2018 PROXY STATEMENT

LONG-TERM EQUITY INCENTIVES — LTPP AND RESTRICTED STOCK

Our NEOs receive long-term equity incentive awards in two forms: performance-based restricted stock units pursuant to our Long-Term Performance Plan (LTPP), and time-based restricted stock. In setting our NEOs’ aggregate long-term incentive award opportunities, the MDCC references the market median for target total direct compensation, and considers the NEOs’ target cash compensation (base salary and RBI) and the individual factors discussed above under “Market Data.”

In 2017, the aggregate value of Mr. Kennedy’s long-term incentive award opportunities increased by 11.2% compared to 2016 to bring his target total direct compensation to the 50th market percentile, and the aggregate value of Mr. O’Brien’s long-term incentive award opportunities increased by 10.9% compared to 2016 to bring his target total direct compensation closer to the 50th market percentile.

LONG-TERM PERFORMANCE PLAN
The LTPP awards performance-based restricted stock units that vest at the end of a three-year performance cycle based on Raytheon performance against pre-established financial goals set by the MDCC. The MDCC has elected to make the LTPP award payouts in common stock, but it could elect to settle these awards in cash instead. LTPP awards are granted annually to provide continuity of opportunity and marketplace consistency. As a result, financial results for any single year will affect the payouts for three overlapping three-year performance periods.

Target LTPP payout opportunities. The MDCC sets, for each executive, a target LTPP payout opportunity for each performance cycle. Depending on Raytheon’s performance over the next three years, an executive can receive a payout ranging from zero to 200%, plus accrued dividend equivalents.

Raytheon performance goals. The performance goals for the 2017–2019, 2016–2018, and 2015–2017 performance periods are based on return on invested capital (ROIC), cumulative free cash flow (CFCF), and total shareholder return (TSR). The table below explains these metrics and the weighting assigned to each.

ROIC (1)

Measure of how efficiently and effectively we use capital to generate returns, including through investments and acquisitions. Our ability to generate returns efficiently and effectively is critical to our growth and the funding of our operations.

CFCF (1)

Measure of cash generated over the three-year performance period that is available for use in strategic investments to grow our businesses or otherwise generate return to our shareholders. Our ability to generate cash is critical to our growth and the funding of our operations.

TSR (1)

Measure of our stock price appreciation, including reinvested dividends, over the three-year performance period in comparison to our core peers’ stock performance over the same period. Investors recognize TSR as an appropriate measure to motivate executives and to achieve alignment with our shareholders’ interests.

(1)

ROIC, CFCF and TSR are non-GAAP financial measures. The calculation of CFCF is the FCF calculation described above under the RBI plan over a three-year performance cycle. TSR is calculated using 30-trading-day average stock prices at the beginning of the performance cycle and immediately following the end of the cycle. The calculation of ROIC is (a) the sum of (i) income from continuing operations, excluding the after-tax effect of the FAS/CAS pension and postretirement benefits expense/income and, from time to time, certain other items, (ii) after-tax net interest expense, and (iii) one-third of operating lease expense after-tax (estimate of interest portion of operating lease expense), divided by (b) the sum of (i) average invested capital after capitalizing operating leases (operating lease expense times a multiplier of 8), (ii) financial guarantees, less net investment in discontinued operations, and (iii) the liability for defined benefit pension and other postretirement benefit plans, net of tax, less other similar non-operational items. Such calculation also includes certain variations because the metric is averaged over the three-year performance cycle.

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The MDCC believes these three metrics, considered in the aggregate, fairly represent Raytheon’s overall performance, and Raytheon performance in these areas leads to the creation of long-term value for our shareholders.

At the beginning of each performance cycle, the MDCC sets target, threshold and maximum Raytheon performance levels for the three-year period for each metric based on the first three years of our five-year financial plan. The MDCC does not change the LTPP targets during the performance cycle, even if management later revises our business projections and plans. In determining Raytheon’s performance for each financial metric, the MDCC disregards any change in applicable accounting standards or tax statutes after the awards are granted. The MDCC does, however, retain negative discretion to reduce awards in compliance with Section 162(m) of the Internal Revenue Code (IRC) as applicable to the 2015–2017, 2016–2018 and 2017–2019 LTPP performance cycles due to the grandfathering provisions of the Tax Cuts and Jobs Act of 2017 (the Tax Act). See “Tax Considerations” on page 48. In accordance with their terms, the 2015–2017 LTPP awards exclude, and the 2016–2018 and 2017–2019 LTPP awards will exclude, the impact of the Tax Act on our financial results.

LTPP awards are paid out at the end of their three-year cycles based on Raytheon performance against these predetermined goals. In each case, the goals are independent and additive: if we miss the threshold performance as to one measure, no credit would apply to that element, but above-target performance on another metric could make up for part or all of the shortfall. Meeting or exceeding any metric’s maximum performance goal would result in funding for that metric capped at two times the target funding level for that metric.

Achievement of performance goals. The following table summarizes, for the 2015–2017 LTPP award cycle, our performance in the three metrics and the corresponding funding. Because it was not added to the core peer group until 2015, Harris Corporation was not included in the comparative TSR measurement.

Financial Metric (Weighting)	Target Performance	Maximum Performance	MDCC-Determined Performance	Final LTPP Funding
ROIC (50%)	11.18%	12.59%	12.54%	93.8%
CFCF (25%)	$6,350M	$7,850M	$7,385 M	40.6%
TSR (25%)	Ranking 5th	Ranking 2nd	Ranking 3rd	41.7%
Overall Payout Factor %				176.1%

The overall payout factor of 176.1% of target reflects strong Raytheon performance during the performance cycle. The results across all 2015–2017 LTPP metrics are indicative of our return to growth ahead of schedule, our stronger than expected growth rate (particularly in domestic programs, both classified and unclassified), and our consistently solid margins and strong cash flow.

RESTRICTED STOCK AWARDS
In 2017, we granted time-based restricted stock awards to Messrs. O’Brien, Wajsgras and Lawrence. These awards vest in three equal tranches on each of the second, third and fourth anniversaries of the grant date provided the employee remains employed with Raytheon on the scheduled vesting dates.

Since 2014, we have granted, in lieu of restricted stock awards, restricted stock units (called “60/10 RSUs”) to certain employees who have attained the age of 60 with at least ten years of service with Raytheon. Unlike our restricted stock, 60/10 RSUs continue to vest (but do not accelerate) as scheduled, even if the recipient retires. As a condition of continued post-retirement vesting, an employee must comply with certain covenants, including non-competition, non-solicitation of employees, non-interference with contractual arrangements, confidentiality, and cooperation in certain specified instances. In 2017, we granted 60/10 RSUs to Messrs. Kennedy and Yuse.

In addition, in 2017 we granted a retention award of 3,065 shares of time-based restricted stock to Mr. Yuse. This award vests in full on December 15, 2018.

44	COMPENSATION DISCUSSION & ANALYSIS	RAYTHEON | 2018 PROXY STATEMENT

PERQUISITES AND OTHER EXECUTIVE BENEFITS

While they are a relatively small portion of our executives’ total direct compensation opportunities, perquisites and other executive benefits are important to ensure competitiveness at the senior leadership level. Under our executive perquisite policy, we provide our executive officers financial planning services, executive physicals, and life insurance coverage. We also provide other perquisites (such as home security and use of corporate aircraft) to certain executives in limited circumstances due to our security and personal safety requirements. In 2017, for consistency with prevailing market practice, we eliminated the car allowance that was previously provided to executive officers. Individually and in the aggregate, the perquisites we provide to our NEOs are comparable in scope to those provided by the companies in our peer groups, particularly in the core peer group of aerospace and defense companies.

SAY-ON-PAY AND SHAREHOLDER OUTREACH

Since 2011, we have asked our shareholders to vote annually, on an advisory basis, on our executive compensation. We have consistently received strong shareholder support — most recently garnering a 95.0% affirmative vote in 2017.

In 2017 we continued to solicit input from many of our shareholders on various executive compensation and governance matters, resulting in communications with representatives of institutional shareholders owning approximately 32% of Raytheon’s outstanding shares. Each year we take this shareholder input under consideration. Other key initiatives are discussed under “Shareholder Engagement” on page 19. We will continue our shareholder outreach efforts in 2018.

WE HAD COMMUNICATIONS WITH REPRESENTATIVES OF INSTITUTIONAL SHAREHOLDERS OWNING APPROXIMATELY 32% OF OUR SHARES

In light of the strong support conveyed by the say-on-pay voting results and other input received from shareholders, as well as the factors discussed in this Compensation Discussion and Analysis, the MDCC continues to believe our existing compensation approach is appropriate for Raytheon and its business in the current market environment. The MDCC will continue to monitor shareholder advisory votes and to seek shareholder input on compensation matters, and, in consultation with its independent compensation consultant, will consider changes to the executive compensation program as appropriate.

INDEPENDENT COMPENSATION CONSULTANT

Effective November 1, 2016, the MDCC engaged FW Cook to serve as its independent compensation consulting firm. Among other things, the MDCC’s compensation consultant provides information on compensation levels, programs and practices within certain peer groups and the broader market; reports on compensation trends among our peers and the broader market; and performs a pay-for-performance assessment. The MDCC’s compensation decision-making process relies on this work product, together with MDCC members’ judgment and experience, and information, analyses and recommendations provided by management.

In addition to these regular services, in connection with FW Cook’s onboarding as the MDCC’s new independent compensation consultant, in 2017 FW Cook performed a comprehensive analysis of our executive compensation program. FW Cook’s analysis confirmed that our executive compensation program and practices are generally aligned with the market, and FW Cook made some recommendations for adjustments to further support our compensation philosophy and principles. The MDCC approved these refinements as described in “Compensation Program Changes for 2018” on page 33.

The MDCC has a formal Compensation Consultant Independence Policy to ensure the Committee receives independent and unbiased advice and analysis. The policy prohibits the consultant from providing services of any nature to Raytheon officers and directors personally, and prohibits the consultant from providing to Raytheon advice related to executive and director compensation, employee compensation and employee benefits, other than the advice provided to the MDCC with respect to executive compensation and other matters within the MDCC’s scope of responsibilities, and to the Governance and Nominating Committee with respect to director compensation. In addition, the policy and the MDCC’s charter require the MDCC to consider all relevant factors specified by NYSE standards when selecting a compensation committee adviser. The MDCC assessed FW Cook’s independence in light of these requirements when it retained FW Cook and again in November 2017, and determined that FW Cook is independent and that the firm’s work does not raise any conflicts of interest.

RAYTHEON | 2018 PROXY STATEMENT	COMPENSATION DISCUSSION & ANALYSIS	45

The MDCC is required to pre-approve any non-MDCC services that its compensation consultant proposes to provide to Raytheon. As a guideline to avoid any actual or perceived conflict of interest or bias, MDCC policy limits the fees paid by Raytheon for such non-MDCC services to no more than 1% of the consulting firm’s annual gross revenues. Other than the services it provided to the MDCC and the Governance and Nominating Committee, FW Cook did not provide any services to Raytheon in 2017.

MANAGEMENT OF COMPENSATION-RELATED RISK

While risk is inherent in many aspects of our business operations, we believe the following features of our compensation program help us appropriately manage compensation-related risk.

●

We rely on an assortment of vehicles for delivering compensation, both fixed and variable, including cash and equity-based measures with different time horizons, to focus our executives on specific objectives that help us achieve our business plans and create alignment with long-term shareholder interests.

●	Compensation is based on a combination of appropriately weighted performance measures so that executives focus on the business as a whole rather than individual metrics.
●	Performance-based awards are capped to prevent undue efforts to surpass the target for any particular measure.
●	Incentive compensation for the NEOs is based on individual performance and Raytheon’s overall performance, not the performance of specific business units only.
●	The MDCC adheres to stringent guidelines when retaining a compensation consultant.
●

Our clawback policy provides a means to recover certain cash and equity incentive compensation awarded in reliance on erroneous financial statements substantially caused by the executive’s knowing or intentionally fraudulent or illegal conduct.

●	Our equity grant policies ensure that equity awards are granted only on the dates of regularly-scheduled Board meetings, and not on dates that are tied to the release of material information.
●	The NEOs (as well as our directors and executive officers) must comply with rigorous stock ownership and retention guidelines.

The MDCC has reviewed with management the design and operation of our incentive compensation arrangements for all employees, including executive officers, for the purpose of determining whether such programs might encourage inappropriate risk-taking that would be reasonably likely to have a material adverse effect on Raytheon. The MDCC concluded that Raytheon’s compensation plans, programs and policies, considered as a whole, including applicable risk-mitigation features, are not reasonably likely to have a material adverse effect on Raytheon.

RETIREMENT BENEFITS AND DEFERRED COMPENSATION

RETIREMENT BENEFITS

Retirement benefits fulfill an important role within our overall executive compensation program because they provide an element of financial security that promotes retention. Our retirement program, including the amount of benefit, is comparable to those offered by the companies in our peer groups and, as a result, ensures that our executive compensation remains competitive.

We maintain the following broad-based retirement plans:

●

the Raytheon Savings and Investment Plan (RAYSIP), a tax-qualified defined contribution retirement plan (401(k) plan) in which all of our executive officers are eligible to participate in the same manner as substantially all other employees;

●	tax-qualified, defined benefit pension plans in which all executive officers who joined us before December 31, 2006, are eligible to participate; and
●	the Retirement Income Savings Program (RISP) within RAYSIP, a tax-qualified defined contribution plan for employees who joined us after December 31, 2006.

46	COMPENSATION DISCUSSION & ANALYSIS	RAYTHEON | 2018 PROXY STATEMENT

We also sponsor certain non-qualified retirement plans, including:

●	the Raytheon Excess Pension Plan, a nonqualified excess pension plan that provides benefits that would have been provided to a participant under the tax-qualified pension plan but for compensation and benefit limits imposed under the IRC; and
●	the Raytheon Company Supplemental Executive Retirement Plan (SERP), a nonqualified plan for eligible senior executives, including our NEOs, designed to replicate, but not exceed, the retirement benefit that a mid-career person joining Raytheon would have achieved under the qualified and excess pension plans had such person begun his or her career with Raytheon.

Messrs. Kennedy and Yuse will not receive a payment under the SERP because pension benefits for each of these executives under the formula in our qualified and excess pension plans exceed the maximum 50% of final average earnings that the SERP would provide in connection with a retirement. Our other NEOs could be eligible for SERP benefits, depending on when they retire.

Each of our retirement plans is described in more detail under the heading “Pension Benefits” beginning on page 54.

DEFERRED COMPENSATION PLAN

We maintain the Raytheon Deferred Compensation Plan under which employees, including our NEOs, who are projected to reach the IRC compensation limit may elect to defer between 3% and 50% of their salary in excess of the limit and between 3% and 90% of their annual RBI plan awards, and receive tax-deferred returns on those deferrals. We make a matching contribution of up to 4% of deferred compensation. For more information on our Deferred Compensation Plan, see “Nonqualified Deferred Compensation” on page 56.

SEVERANCE PAY ARRANGEMENTS

EXECUTIVE SEVERANCE GUIDELINES AND OFFER LETTERS

Our employees, including our NEOs, are employees at-will; they do not have long-term employment contracts with Raytheon. The at-will employment status of our employees affords us the necessary flexibility to remove employees when appropriate. However, in order to attract and retain highly-qualified executives who may otherwise desire the protection of long-term employment contracts, we offer specified benefits under our executive severance guidelines and under certain NEO offer letters. These benefits provide for the continuation of base salary and health and welfare benefits for two years, and a payment equal to two times target annual incentive award, for our CEO and our executive officers who were first elected prior to January 1, 2010. New officers first elected on or after January 1, 2010 (other than an officer in the CEO role) would receive continuation of base salary and health and welfare benefits for one year, and a payment equal to the target annual incentive award. Beginning in 2017, former executives will need to comply with certain restrictive covenants (including non-competition and non-solicitation) after termination in order to receive severance payments. In addition, certain Raytheon pension plans provide for continued pension benefits following severance. For more information, see “Potential Payments Upon Termination or Change in Control” beginning on page 57.

CHANGE-IN-CONTROL AGREEMENTS

Separate from our executive severance guidelines, we have change-in-control agreements with all of our executive officers. Changes in corporate control are often accompanied by changes in the corporate culture and job losses, especially at executive levels. If a transaction affecting corporate control of Raytheon were under consideration, we expect that our executives would naturally be faced with personal uncertainties and distractions about how the transaction might affect their continued employment. By entering into change-in-control agreements before any specific transaction is contemplated, we hope to focus our executives’ full attention and dedication on our shareholders’ best interests, despite any threatened or pending change in control, and to encourage our executives to stay with Raytheon until any such transaction is completed.

Our change-in-control agreements provide a meaningful severance benefit if a change in control occurs and, within the following 24 months, the executive is either terminated without cause or resigns due to a material reduction in compensation or a material change in job duties without the executive’s consent. These agreements are not intended to confer a windfall on our executives occasioned by a change in control. The agreements provide for a “double trigger” such that an executive would only receive benefits upon a qualifying termination — not simply upon a change in control. Our executive severance guidelines and offer letters described above do not apply to a qualifying termination following a change in control, so there

RAYTHEON | 2018 PROXY STATEMENT	COMPENSATION DISCUSSION & ANALYSIS	47

would be no duplication of benefits. Our change-in-control agreements provide for post-termination benefits as a multiple of the executive’s most recent base salary. That multiple depends upon the executive’s position with Raytheon and date of hire.

Our change-in-control and severance arrangements, including benefit amounts and the conditions under which they are triggered, are comparable to those provided by the companies in our peer groups. For more information on our executive severance guidelines and the terms of our change-in-control agreements, see “Potential Payments Upon Termination or Change in Control” beginning on page 57.

COMPENSATION POLICIES

STOCK OWNERSHIP AND RETENTION GUIDELINES

To reinforce our culture and expectation of long-term share ownership, we have implemented the stock ownership guidelines set out below for our elected officers. These guidelines are designed to ensure sustained, meaningful executive share ownership, align executive long-term interests with shareholder interests, and demonstrate our officers’ commitment to enhancing long-term shareholder value. The MDCC and the Governance and Nominating Committee regularly review the required ownership levels, as well as attainment of these ownership levels, by our elected officers. Executives have five years from the date on which they became subject to the guidelines to attain the requisite level of ownership, and may not dispose of Raytheon stock until the ownership guideline is satisfied. As of December 31, 2017, each of our NEOs had met or exceeded the applicable stock ownership requirements.

Class of Executive	Ownership Guideline (As a Multiple of Base Salary)

CEO	6X

COO	4X

Senior Vice Presidents and Business Presidents	3X

Other elected Vice Presidents	2X

POLICY AGAINST CERTAIN RAYTHEON STOCK TRANSACTIONS

To ensure alignment with the long-term interests of our other shareholders, Raytheon’s Insider Trading Policy provides that our officers, as well as other employees and non-employee directors, may not engage in:

●

Short sales of Raytheon stock or transactions in any derivative of a Raytheon security, including puts, calls and options (other than the receipt and exercise of options that might be granted pursuant to a Raytheon compensation plan);

●	Any type of hedging or similar monetization transaction involving Raytheon securities, including financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds; or
●	Other transactions that would permit the holder to own Raytheon securities without the full risks and rewards of ownership.

In addition, Raytheon’s Insider Trading Policy provides that our officers, certain other employees and directors are prohibited from purchasing any Raytheon securities on margin, making any investments on margin in any account in which they hold Raytheon securities, or otherwise pledging Raytheon securities as collateral for a loan.

48	COMPENSATION DISCUSSION & ANALYSIS	RAYTHEON | 2018 PROXY STATEMENT

RESTATEMENT CLAWBACK POLICY

Our executives’ compensation is subject to a Restatement Clawback Policy, which gives the Board the right to recover RBI payments, LTPP awards and restricted stock awards made on or after January 1, 2009, to any executive to the extent such payments or awards were inflated due to erroneous financial statements substantially caused by the executive’s knowing or intentionally fraudulent or illegal conduct.

TAX CONSIDERATIONS

Under Section 162(m) of the IRC, there is a limit of $1 million on the amount of compensation that we may deduct in any one year with respect to compensation paid to certain of our NEOs. Prior to the enactment of the Tax Act, qualified performance-based compensation was exempt from the deduction limit if specified requirements are met. Although the Tax Act eliminates this exemption, it retains the exemption for certain compensation paid pursuant to a written binding agreement entered into before the Tax Act was enacted. The MDCC has historically determined that compensation paid pursuant to LTPP awards should generally be structured to be tax-deductible, and has operated the LTPP intending to comply with the Section 162(m) exemption, including with respect to obtaining the requisite shareholder approval. The pre-Tax Act tax deduction for performance-based compensation continues to apply to our LTPP awards for the 2015–2017, 2016–2018, and 2017–2019 LTPP performance cycles but will no longer apply for awards granted beginning in 2018. At our last shareholders’ meeting, Raytheon’s shareholders approved the Raytheon 2017 Incentive Plan that was designed so that payments of RBI, restricted stock and restricted stock unit awards may be tax-deductible under the former Section 162(m) exemption. Because that exemption has been repealed by the Tax Act, we will no longer seek to qualify our incentive compensation payments and awards under the Raytheon 2017 Incentive Plan. The rules and regulations promulgated under Section 162(m) are complicated, and may change from time to time, and the scope of the transition relief under the legislation repealing Section 162(m)’s performance-based exemption from the deduction limit is uncertain. As such, there can be no guarantee that compensation intended to satisfy the requirements for tax deductibility in fact will.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

The Management Development and Compensation Committee is composed entirely of independent directors. The Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Committee approved the inclusion of the Compensation Discussion and Analysis in this proxy statement.

Submitted by the Management Development and Compensation Committee

William R. Spivey, Chairman,
Robert E. Beauchamp, Adriane M. Brown, Stephen J. Hadley and George R. Oliver

The above report of the Management Development and Compensation Committee does not constitute soliciting material and shall not be deemed to be incorporated by reference into any other filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, including by any general statement incorporating this proxy statement, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

RAYTHEON | 2018 PROXY STATEMENT	EXECUTIVE COMPENSATION TABLES	49

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table shows the total compensation, calculated in accordance with SEC requirements, for our NEOs for the fiscal years ended December 31, 2017, 2016, and 2015. For the NEOs’ 2017 total direct compensation as reviewed by the Management Development and Compensation Committee, see our supplemental table in the “Compensation Discussion and Analysis” section on page 32. The supplemental table is not a substitute for the required table below.

									Change in
									Pension Value
									and Non-
									Qualified
							Non-Equity		Deferred
					Stock		Incentive Plan		Compensation		All Other
		Salary	Bonus		Awards	(1)	Compensation	(2)	Earnings	(3)	Compensation	(4)	Total
Name and Principal Position	Year	($)	($)		($)		($)		($)		($)		($)
Thomas A. Kennedy Chairman and Chief Executive Officer	2017	$1,403,211	–		$10,089,988		$3,434,000		$9,465,067	(6)	$491,605		$24,883,871
	2016	1,299,979	–		9,117,783		2,938,400		6,687,942	(6)	416,692		20,460,796
	2015	1,196,467	–		8,146,724		3,046,500		7,581,207	(6)	406,917		20,377,815
Anthony F. O’Brien Vice President and Chief Financial Officer	2017	$721,159	–		$2,594,771		$912,400		$1,616,966		$100,086		$5,945,382
	2016	608,510	–		2,352,210		734,400		913,757		88,424		4,697,301
	2015	485,686	–		1,854,885		608,400		200,462		84,692		3,234,125
David C. Wajsgras Vice President, and President, Intelligence, Information and Services	2017	$977,101	$19,542	(5)	$2,593,248		$1,171,500		$1,641,890		$163,111		$6,566,392
	2016	971,943	–		2,604,486		1,052,500		7,648,078	(7)	192,304		12,469,311
	2015	952,887	–		2,618,605		1,114,400		470,348		361,838		5,518,078
Richard R. Yuse Vice President, and President, Space and Airborne Systems	2017	$821,290	–		$3,093,180		$984,700		$1,316,629		$146,917		$6,362,716
	2016	792,506	–		2,604,486		997,900		1,079,815		450,404		5,925,111
	2015	747,763	–		2,618,605		887,100		597,130		360,598		5,211,196
Taylor W. Lawrence Vice President, and President, Missile Systems	2017	$756,473	–		$2,593,248		$932,000		$851,373		$108,965		$5,242,059
	2016	728,151	–		2,604,486		817,900		597,976		112,023		4,860,536
	2015	693,474	–		2,618,605		810,900		315,460		112,853		4,551,292

(1)	Amounts represent the aggregate grant date fair values of long-term equity incentive awards under the Long-Term Performance Plan (LTPP), awarded in the form of restricted stock units (RSUs) and either time-based restricted stock or, for retirement-eligible NEOs over the age of 60, time-based 60/10 RSUs. The amount for Mr. Yuse also includes the grant date fair value of a retention award of time-based restricted stock in the amount of 3,065 shares. Our 2017 NEO stock awards were as follows:
Name	2017–2019 LTPP Award	2017 Time-Based Restricted Stock Award	2017 Time-Based 60/10 RSU Award	Total
Mr. Kennedy	$5,689,943	$–	$4,400,045	$10,089,988
Mr. O’Brien	1,344,843	1,249,928	–	2,594,771
Mr. Wajsgras	1,293,183	1,300,065	–	2,593,248
Mr. Yuse	1,293,183	499,932	1,300,065	3,093,180
Mr. Lawrence	1,293,183	1,300,065	–	2,593,248

The grant date fair values are calculated in accordance with the accounting standard for share-based payments. Performance-based RSUs under our LTPP are subject to both internal performance metrics (CFCF and ROIC) and market-based performance conditions (TSR). Values for the CFCF and ROIC portions of the awards are computed based upon the intrinsic value method on the date of grant, adjusted for the probability of achievement. Values for the TSR portion of the awards are based upon the Monte Carlo simulation method. Values for time-based restricted stock awards and time-based RSUs are based on the stock price on the date of grant and the number of shares (the intrinsic value method). For more information on the assumptions we used to calculate the grant date fair values for restricted stock, RSUs and LTPP awards, see “Note 14: Stock-based Compensation Plans” to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017 (2017 Form 10-K).

50	EXECUTIVE COMPENSATION TABLES	RAYTHEON | 2018 PROXY STATEMENT

The values of the 2017–2019 LTPP awards on the grant date, assuming the highest level of performance conditions will be achieved during the three-year performance cycle, are as follows: Mr. Kennedy – $9,814,934; Mr. O’Brien – $2,319,803; Mr. Wajsgras – $2,230,691; Mr. Yuse – $2,230,691; and Mr. Lawrence – $2,230,691.
(2)	Represents amounts earned pursuant to annual cash incentive awards under our Results-Based Incentive (RBI) plan for 2017, 2016, and 2015 but which were paid in 2018, 2017, and 2016, respectively.
(3)	Amounts represent the aggregate change in the actuarial present value of each NEO’s accumulated benefit under all defined benefit and pension plans (including supplemental plans) from the end of the preceding year to the end of the reported year. Generally, these amounts represent the change in value of the NEO’s benefit due to an additional year of service, changes in compensation, and changes in the discount rate. The amounts were computed using the same assumptions we used for financial reporting purposes under the accounting standard for employers’ accounting for pensions. Actual amounts paid under our plans are based on assumptions contained in the plans, which may be different from the assumptions used for financial statement reporting purposes. None of the NEOs received any earnings on their deferred compensation based on above-market or preferential rates.
(4)	All Other Compensation amounts include the following items that exceeded $10,000 in a particular category for an NEO in 2017. Items in a particular category for an NEO that were $10,000 or less have not been included.
Name	Perquisites and Personal Benefits	(a)	Tax Gross-Ups	(b)	Company Contributions to Defined Contribution Plans	(c)	Insurance Premiums	(d)
Mr. Kennedy	$245,839		$–		$194,096		$36,481
Mr. O’Brien	16,403		–		67,042		11,449
Mr. Wajsgras	30,422		13,649		88,029		21,012
Mr. Yuse	23,093		–		73,530		46,606
Mr. Lawrence	16,672		–		68,712		13,487
(a)	Each NEO is entitled to receive certain limited perquisites. For 2017, each NEO’s amount includes financial planning services, certain items related to attendance at employee events, and certain travel and incidental expenses relating to his spouse or family attending Raytheon-related events at our request. In addition, each NEO’s amount includes the value of a car allowance through July 2017 when the MDCC eliminated this perquisite. The amounts for Messrs. Kennedy and Wajsgras also include personal use of Raytheon aircraft ($212,419 and $3,751, respectively). The amounts for Messrs. Wajsgras and Lawrence also include the cost of an executive physical. Mr. Kennedy’s amount also includes personal use of a company-provided car and driver and home security system expenses.
We require Mr. Kennedy generally to use Raytheon aircraft for all air travel, including for personal purposes, for security and personal safety reasons. Our incremental cost for the personal use of corporate aircraft was calculated by multiplying the number of personal travel hours for an aircraft by that aircraft’s average variable hourly operating cost (including fuel, aircraft maintenance, landing, parking, catering and certain taxes and other miscellaneous fees and costs, but excluding fixed costs such as pilots’ and other employees’ salaries, aircraft purchase price and certain hangar expenses). In determining the number of personal travel hours, we did not include the flight time of any “deadhead” flight (e.g., a return flight on which no passenger was aboard). For trips that involved mixed personal and business usage, we determined the total variable cost attributable to personal use by subtracting the total variable cost of a “business-only” trip from the total variable cost of the whole trip (both personal and business). Based on our average variable operating cost per hour (as derived above), deadhead flights (not included in the foregoing amounts) would have amounted to an additional $57,264 for Mr. Kennedy only.
Mr. Kennedy frequently travels in Raytheon-provided vehicles operated by Raytheon drivers for business and personal (primarily commuting) purposes for security and personal safety reasons. To determine our incremental cost for Mr. Kennedy’s personal use of a company-provided car and driver, we allocated our total annual costs for the vehicle and driver based on the total vehicle miles in the year and the miles driven for personal purposes, and the total driver hours worked and the hours of driving for personal purposes. In addition, the NEOs have access to certain Raytheon vehicles and drivers for various corporate purposes and which may be used in limited circumstances for uses that may have a personal element.
(b)	Amounts represent tax gross-up payments relating to imputed income as a result of the NEO’s spouse attending Raytheon-related events at our request, and, in certain instances, relocation benefits. Consistent with prior years, neither Mr. Kennedy nor Mr. Wajsgras received any tax gross-ups for individual personal use of Raytheon aircraft.
(c)	Amounts represent the total amount of Raytheon contributions to qualified and nonqualified defined contribution plans. We make a 4% matching contribution to our NEOs’ compensation deferred under our qualified Raytheon Savings and Investment Plan (RAYSIP) 401(k) Plan and under our nonqualified, unfunded Deferred Compensation Plan. The Deferred Compensation Plan matching contributions include our matching contribution for deferred 2017 RBI compensation earned in 2017 but made in March 2018.
(d)	Amounts represent the total value of Raytheon-paid insurance premiums, including for basic life, senior executive life, executive liability, and business travel and accident insurance policies.
(5)	Amount represents a lump-sum payment to Mr. Wajsgras in 2017 in lieu of a base salary merit increase.
(6)	Mr. Kennedy’s change in pension value in 2015, 2016 and 2017 was primarily driven by his increased average compensation for the most recent five-year period as defined in the Raytheon Non-Bargaining Retirement Plan. The 2017 change is due to the replacement of his 2012 compensation with his CEO-level 2017 compensation.
(7)	Mr. Wajsgras’ change in pension value in 2016 was primarily driven by his satisfaction of the age and service requirements to commence Supplemental Executive Retirement Plan benefits.

RAYTHEON | 2018 PROXY STATEMENT	EXECUTIVE COMPENSATION TABLES	51

GRANTS OF PLAN-BASED AWARDS

The following table reports the awards granted to each of our NEOs under any plan during the fiscal year ended December 31, 2017.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other		Grant
								Stock Awards:		Date Fair
								Number of		Value of
								Shares of Stock		Stock and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units		Option Awards	(4)
Name	Date	($)	($)	($)	($)	($)	($)	(#)	(3)	($)
Thomas A. Kennedy	1/25/2017	–	–	–	1,198	37,448	74,896	–		$5,689,943
	3/29/2017	–	–	–	–	–	–	28,961	(5)	4,400,045
	–	$429,600	$2,864,000	$5,728,000	–	–	–	–		–
Anthony F. O’Brien	1/25/2017	–	–	–	283	8,851	17,702	–		$1,344,843
	3/29/2017	–	–	–	–	–	–	8,227		1,249,928
	–	$112,111	$747,404	$1,494,808	–	–	–	–		–
David C. Wajsgras	1/25/2017	–	–	–	272	8,511	17,022	–		$1,293,183
	3/29/2017	–	–	–	–	–	–	8,557		1,300,065
	–	$146,565	$977,101	$1,954,202	–	–	–	–		–
Richard R. Yuse	1/25/2017	–	–	–	272	8,511	17,022	–		$1,293,183
	3/29/2017	–	–	–	–	–	–	8,557	(5)	1,300,065
	5/25/2017	–	–	–	–	–	–	3,065	(6)	499,932
	–	$124,324	$828,828	$1,657,656	–	–	–	–		–
Taylor W. Lawrence	1/25/2017	–	–	–	272	8,511	17,022	–		$1,293,183
	3/29/2017	–	–	–	–	–	–	8,557		1,300,065
	–	$114,514	$763,426	$1,526,852	–	–	–	–		–

(1)	Amounts represent the threshold, target and maximum payout opportunities under the 2017 RBI Plan, Raytheon’s annual cash incentive plan. RBI payout opportunities range from zero to 200% of an individual’s target.
(2)	Amounts represent the threshold, target and maximum payout opportunities pursuant to 2017–2019 LTPP performance-based RSU awards. LTPP payout opportunities range from zero to 200% of target. Amounts do not include accrued dividend equivalents.
(3)	Amounts represent time-based restricted stock awards and/or time-based RSU awards.
(4)	Amounts represent the grant date fair value of awards of restricted stock and RSUs granted in 2017 in accordance with the accounting standard for share-based payments. Values for awards of time-based restricted stock and RSUs are based on the stock price on the date of grant and the number of shares (the intrinsic value method). Performance-based RSUs under our LTPP are subject to both internal performance metrics (CFCF and ROIC) and market-based performance conditions (TSR). Values for the CFCF and ROIC portions of the awards are computed based upon the intrinsic value method on the date of grant, adjusted for probability of achievement, while the values for the TSR portion of the awards are based upon the Monte Carlo simulation method. Values of time-based restricted stock awards and performance-based LTPP RSU awards are generally expensed over the NEO’s requisite service period — generally the vesting period of the awards. The 60/10 RSUs continue to vest into retirement, and are generally expensed in the period in which they are granted rather than over the vesting period of the awards.
(5)	Amounts represent awards of 60/10 RSUs to a retirement-eligible employee over the age of 60. These 60/10 RSUs continue to vest (but do not accelerate) on the scheduled vesting dates even after the employee retires, so long as the employee complies with certain post-employment covenants.
(6)	Amount represents the grant date fair value of a retention award of time-based restricted stock granted to Mr. Yuse.

52	EXECUTIVE COMPENSATION TABLES	RAYTHEON | 2018 PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table reports information regarding unvested stock and unvested equity incentive plan awards outstanding as of December 31, 2017 for each of our NEOs. None of our NEOs held any outstanding options as of December 31, 2017.

					Equity Incentive Plan Awards:		Equity Incentive Plan Awards:
	Number of Shares		Market Value of Shares		Number of Unearned Shares,		Market or Payout Value of Unearned
	or Units of Stock		or Units of Stock		Units or Other Rights		Shares, Units or Other Rights
	That Have Not Vested	(1)	That Have Not Vested	(2)	That Have Not Vested	(3)	That Have Not Vested	(2)
Name	(#)		($)		(#)		($)
Thomas A. Kennedy	88,673	(4)	$16,657,223		81,811	(5)	$15,368,196
Anthony F. O’Brien	22,616	(6)	4,248,416		19,458	(7)	3,655,185
David C. Wajsgras	32,213	(8)	6,051,212		19,590	(9)	3,679,982
Richard R. Yuse	31,113	(10)	5,844,577		19,590	(9)	3,679,982
Taylor W. Lawrence	31,354	(11)	5,889,849		19,590	(9)	3,679,982

(1)	Amounts represent time-based restricted stock awards and, for retirement-eligible NEOs over the age of 60, time-based restricted stock units (60/10 RSUs). Restricted stock awards and 60/10 RSUs vest in three equal tranches on each of the second, third and fourth anniversaries of the grant date, except that Mr. Yuse’s retention award of 3,065 shares of restricted stock vests in full on December 15, 2018. Restricted stock awards vest only if the employee remains employed with Raytheon on the scheduled vesting dates. The 60/10 RSUs continue to vest (but do not accelerate) as scheduled, even after the employee retires, so long as the employee complies with certain post-employment covenants.
(2)	Amounts are equal to $187.85, the closing price of our common stock on the NYSE on December 29, 2017, multiplied by the number of unvested shares or units.
(3)	Amounts assume 2016–2018 LTPP and 2017–2019 LTPP payouts, plus dividend equivalents, at target performance paid in shares of stock. LTPP awards vest at the end of the applicable three-year performance cycle if certain performance goals are attained and the executive remains employed by Raytheon. These awards may be settled in shares of our common stock or cash. The actual number of shares issued or cash paid upon settlement will depend on the extent to which we attained or exceeded the performance goals, and include dividend equivalents accrued over the three-year performance cycle. Amounts exclude 2015–2017 LTPP awards, the cycle for which ended on December 31, 2017; these are included in the “Stock Vested” table.
(4)	Amount represents the following unvested restricted stock and 60/10 RSU awards for Mr. Kennedy:
Grant Date	Unvested Shares	Vesting
May 29, 2014	10,313	Remaining shares vest on May 29, 2018
March 18, 2015	20,482	Remaining shares vest ratably on March 18, 2018, and 2019
March 23, 2016	30,148 RSUs	RSUs vest ratably on March 23, 2018, 2019, and 2020
March 29, 2017	27,730 RSUs	RSUs vest ratably on March 29, 2019, 2020, and 2021
(5)	Amount represents the following unvested LTPP awards for Mr. Kennedy:
LTPP Cycle	Target Shares	Accrued Dividend	Vesting
2016–2018	42,348	1,491	End of 3-year cycle on December 31, 2018
2017–2019	37,448	524	End of 3-year cycle on December 31, 2019
(6)	Amount represents the following unvested restricted stock awards for Mr. O’Brien:
Grant Date	Unvested Shares	Vesting
May 29, 2014	688	Remaining shares vest on May 29, 2018
March 18, 2015	4,820	Remaining shares vest ratably on March 18, 2018, and 2019
March 23, 2016	8,881	Shares vest ratably on March 23, 2018, 2019, and 2020
March 29, 2017	8,227	Shares vest ratably on March 29, 2019, 2020, and 2021
(7)	Amount represents the following unvested LTPP awards for Mr. O’Brien:
LTPP Cycle	Target Shares	Accrued Dividend	Vesting
2016–2018	10,163	358	End of 3-year cycle on December 31, 2018
2017–2019	8,851	86	End of 3-year cycle on December 31, 2019

RAYTHEON | 2018 PROXY STATEMENT	EXECUTIVE COMPENSATION TABLES	53

(8)	Amount represents the following unvested restricted stock awards for Mr. Wajsgras:
Grant Date	Unvested Shares	Vesting
May 29, 2014	5,328	Remaining shares vest on May 29, 2018
March 18, 2015	7,832	Remaining shares vest ratably on March 18, 2018, and 2019
March 23, 2016	10,496	Shares vest ratably on March 23, 2018, 2019, and 2020
March 29, 2017	8,557	Shares vest ratably on March 29, 2019, 2020, and 2021
(9)	Amount represents the following unvested LTPP awards for Messrs. Wajsgras, Yuse and Lawrence:
LTPP Cycle	Target Shares	Accrued Dividend	Vesting
2016–2018	10,587	373	End of 3-year cycle on December 31, 2018
2017–2019	8,511	119	End of 3-year cycle on December 31, 2019
(10)	Amount represents the following unvested restricted stock and 60/10 RSU awards for Mr. Yuse:
Grant Date	Unvested Shares	Vesting
May 29, 2014	2,363 RSUs	Remaining RSUs vest on May 29, 2018
March 18, 2015	7,374 RSUs	Remaining RSUs vest ratably on March 18, 2018, and 2019
March 23, 2016	10,087 RSUs	RSUs vest ratably on March 23, 2018, 2019, and 2020
March 29, 2017	8,224 RSUs	RSUs vest ratably on March 29, 2019, 2020, and 2021
May 25, 2017	3,065	Remaining shares vest on December 15, 2018
(11)	Amount represents the following unvested restricted stock awards for Mr. Lawrence:
Grant Date	Unvested Shares	Vesting
May 29, 2014	4,469	Remaining shares vest on May 29, 2018
March 18, 2015	7,832	Remaining shares vest ratably on March 18, 2018, and 2019
March 23, 2016	10,496	Shares vest ratably on March 23, 2018, 2019, and 2020
March 29, 2017	8,557	Shares vest ratably on March 29, 2019, 2020, and 2021

STOCK VESTED

The following table reports stock vested for each of our NEOs during the fiscal year ended December 31, 2017. None of our NEOs held or exercised any options during the fiscal year ended December 31, 2017.

	Number of Shares Acquired on Vesting	(1)	Value Realized on Vesting	(2)
Name	(#)		($)
Thomas A. Kennedy	111,093		20,035,074
Anthony F. O’Brien	21,758		3,967,754
David C. Wajsgras	37,243		6,589,254
Richard R. Yuse	34,998		6,231,673
Taylor W. Lawrence	36,384		6,449,374

(1)

Includes the following shares (including accrued dividend equivalents) that were issued in February 2018 under the 2015–2017 LTPP upon the MDCC’s determination of performance: Mr. Kennedy (79,408), Mr. O’Brien (17,647), Mr. Wajsgras (22,059), Mr. Yuse (22,059), and Mr. Lawrence (22,059). The 2015–2017 LTPP awards vested as of December 31, 2017, at the end of the three-year performance period.

(2)	Amounts are equal to the closing price of our common stock on the NYSE on the vesting date multiplied by the number of shares vested.

54	EXECUTIVE COMPENSATION TABLES	RAYTHEON | 2018 PROXY STATEMENT

PENSION BENEFITS

The following table reports the pension plans in which our NEOs participated in 2017 and the present value of accumulated benefits payable to each of our NEOs, as well as the number of years of credited service, as of December 31, 2017. No pension benefit payments were made to any of our NEOs in 2017.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)
Thomas A. Kennedy	Non-Bargaining Retirement Plan (contributory part)	27.42	$2,636,381
	Excess Pension Plan	27.42	33,236,396
	Supplemental Executive Retirement Plan	34.58	–
Anthony F. O’Brien	Pension Plan for Salaried Employees	30.42	$1,347,133
	Excess Pension Plan	30.42	4,257,860
	Supplemental Executive Retirement Plan	31.42	–
David C. Wajsgras	Pension Plan for Salaried Employees	10.75	$610,070
	Excess Pension Plan	10.75	4,705,553
	Supplemental Executive Retirement Plan	11.75	7,538,772
Richard R. Yuse	Pension Plan for Salaried Employees	37.08	$1,724,833
	Excess Pension Plan	37.08	9,591,489
	Supplemental Executive Retirement Plan	41.42	–
Taylor W. Lawrence	Pension Plan for Salaried Employees	10.67	$552,284
	Excess Pension Plan	10.67	2,826,108
	Supplemental Executive Retirement Plan	11.67	–

VALUATION AND MATERIAL ASSUMPTIONS — PENSION BENEFITS

Benefits are valued at the age when the NEO is first eligible for unreduced benefits, discounted to the NEO’s current age with interest, and are based upon current levels of compensation. In addition, we have assumed no pre-retirement mortality, disability or termination. All other assumptions, including the discount rates for 2017 of 3.75% for the Raytheon Company Pension Plan for Salaried Employees (Salaried Pension Plan) and Raytheon Excess Pension Plan and 3.65% for the Raytheon Non-Bargaining Retirement Plan, are consistent with those used to determine our pension obligations under the accounting standard for employers’ accounting for pensions in our 2017 Form 10-K. For a discussion of our discount rate assumptions, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Estimates — Pension and Other Postretirement Benefits Costs — FAS Expense” in our 2017 Form 10-K. An executive’s benefit under the Raytheon Supplemental Executive Retirement Plan is assumed to be zero until the executive first becomes eligible for such benefit.

PENSION PLANS

Qualified Plans

PLAN AND NEO PARTICIPANT(S)	DESCRIPTION AND MATERIAL TERMS AND CONDITIONS
SALARIED PENSION PLAN
Messrs. O’Brien, Wajsgras, Yuse and Lawrence

The Salaried Pension Plan is a non-contributory pension plan in which most of our executive officers who joined us before January 1, 2007, are eligible to participate. The plan is Raytheon-funded and since 1981 has not permitted employee contributions. Benefits under the plan are a percentage of final average compensation based on the following formula, reduced by the same percentage of the employee’s estimated primary Social Security benefit: 1.8% for each of the first 20 years of credited service, and 1.2% for each year of credited service thereafter. Final average compensation is the average of the 60 highest consecutive months of compensation in the final 120 months of employment, and includes base salary and annual cash incentive awards. The normal retirement age under the plan is 65. Employees who are at least age 55 with at least 10 years of service can retire with reduced

RAYTHEON | 2018 PROXY STATEMENT	EXECUTIVE COMPENSATION TABLES	55

PLAN AND NEO PARTICIPANT(S)	DESCRIPTION AND MATERIAL TERMS AND CONDITIONS
SALARIED PENSION PLAN (cont’d.)
Messrs. O’Brien, Wajsgras, Yuse and Lawrence

benefits. There is no reduction for employees who retire at age 60 or older with at least 10 years of service. The standard form of benefit for married participants is a 50% joint and survivor annuity. The standard form of benefit for single participants is a single-life annuity. Both married and single participants can elect actuarially equivalent alternative forms of payment, including a 10-year certain and continuous benefit and joint and survivor annuities of 50%, 66-2/3%, 75% and 100%.

NON-BARGAINING RETIREMENT PLAN
Mr. Kennedy

The Non-Bargaining Retirement Plan covers most of the people who became Raytheon employees when Raytheon merged with Hughes Aircraft in 1997. The contributory part of the Non-Bargaining Retirement Plan requires employee contributions of 3% of covered earnings. Except for these employee contributions, the Non-Bargaining Retirement Plan is Raytheon-funded. For each year of credited service, the pension under the contributory part of the Non-Bargaining Retirement Plan is 1.75% of the employee’s final average compensation for each year of credited service, reduced by 1.5% of the employee’s Social Security benefit estimated to be payable at age 65. The offset under the second part of that formula is limited to 50% of the Social Security benefit. Final average compensation under the Non-Bargaining Retirement Plan is the average of compensation in the highest five 12-month periods out of the last ten 12-month periods of employment, and includes base salary and annual cash incentive awards. If both of the following requirements are satisfied, an employee will be entitled immediately to 100% of the pension otherwise payable at age 65: (1) the employee’s age at termination of Raytheon employment is at least 55, and (2) the employee’s age plus continuous service (both measured in full years) is at least 75. If both of these requirements are not satisfied, a pension beginning before the employee reaches age 65 will be reduced for early commencement. The standard form of benefit for married participants is a 50% joint and survivor annuity. The standard form of benefit for single participants is a single-life annuity. Both married and single participants can elect actuarially equivalent alternative forms of payment, including a 5-, 10- or 15-year certain and continuous benefit, joint and survivor annuities of 50%, 66-2/3%, 75% and 100%, and payments over a specified period of 5, 10 or 15 years. The retiree benefit from the contributory part of the Non-Bargaining Retirement Plan is subject to an annual cost-of-living adjustment.

Nonqualified Plans

PLAN AND NEO PARTICIPANT(S)	DESCRIPTION AND MATERIAL TERMS AND CONDITIONS
EXCESS PENSION PLAN
All NEOs

The Excess Pension Plan is a separate unfunded plan that provides to participants in our qualified pension plans the benefits that would have been provided by the qualified plan but for the U.S. Internal Revenue Code (IRC) limit on the amount of annual compensation that may be taken into account by qualified plans in determining benefits ($270,000 for 2017) and the IRC limit on annual benefits from a qualified plan ($215,000 for 2017). The principal features of the Excess Pension Plan for any particular employee are generally the same as the features of the qualified plan in which that employee participates, except that the Excess Pension Plan is not subject to the IRC compensation and benefit limits, the gross Excess Pension Plan benefit is offset by the qualified plan benefit, and the forms of payment under the Excess Pension Plan are subject to certain IRC restrictions.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
All NEOs

The Supplemental Executive Retirement Plan (SERP) is a separate unfunded plan available to our NEOs and certain other senior executives. The plan provides a pension of 35% of final average compensation after ten years of service and age 55, increasing by 3% of final average compensation for every additional year of service up to a maximum of 50% of final average compensation. Amounts payable under this plan will be offset by amounts payable under our other pension plans, any prior employer plan, and Social Security.

56	EXECUTIVE COMPENSATION TABLES	RAYTHEON | 2018 PROXY STATEMENT

YEARS OF CREDITED SERVICE

The number of years of credited service for each NEO, as reported in the above table, is less than his actual service. Mr. Kennedy (actual service of 34.58 years) did not contribute to the Non-Bargaining Retirement Plan for a period of time. Mr. Yuse (actual service of 41.42 years) did not contribute to the Salaried Pension Plan for a period of time when it was a contributory plan. Messrs. O’Brien, Wajsgras and Lawrence (actual service of 31.42, 11.75, and 11.67 years, respectively) were subject to a required period of employment before service credit accrual began under the Salaried Pension Plan. In addition, the years of credited service do not include any additional service credit under change-in-control agreements.

NONQUALIFIED DEFERRED COMPENSATION

The following table provides information regarding contributions, earnings, and account balances under the Deferred Compensation Plan — a nonqualified, unfunded plan that provides for pre-tax deferrals. Eligible employees may elect to defer 3–50% of their salary over the IRC compensation limit applicable to qualified plans ($270,000 in 2017), and to defer 3–90% of their RBI compensation earned in the current year but paid in the following year. Raytheon makes a matching contribution of up to 4% of deferrable compensation. Each employee determines how his plan account is invested among the plan’s investment options (subject to applicable trading restrictions on investments in the plan’s Raytheon stock fund). Distribution of an employee’s plan account is made in a lump sum or annual installments following termination of employment.

	Executive Contributions in Last Fiscal Year	(1)	Registrant Contributions in Last Fiscal Year	(2)	Aggregate Earnings in Last Fiscal Year	(3)	Aggregate Balance at Last Fiscal Year-End	(4)
Name	($)		($)		($)		($)
Thomas A. Kennedy	$458,240		$183,296		$524,196		$4,021,986
Anthony F. O’Brien	60,343		56,242		125,667		1,184,066
David C. Wajsgras	396,048		77,229		1,055,482		7,781,074
Richard R. Yuse	131,834		62,730		380,740		3,344,106
Taylor W. Lawrence	309,325		57,912		568,397		6,620,605

(1)

Includes deferrals to the Deferred Compensation Plan of 2017 salary and RBI compensation earned in 2017 but paid and deferred in March 2018. Deferred salary and 2017 RBI compensation are included in the amounts under the “Salary” column and the “Non-Equity Incentive Plan Compensation” column, respectively, for 2017 in the Summary Compensation Table on page 49.

(2)

Includes Raytheon’s matching contributions on deferrals to the Deferred Compensation Plan of 2017 salary and RBI compensation earned in 2017 but made in March 2018 at the time RBI awards were paid. Matching contributions are included in the “All Other Compensation” column for 2017 in the Summary Compensation Table on page 49.

(3)

Amounts in this column reflect actual earnings in each NEO’s Deferred Compensation Plan investment account in 2017. Accordingly, unlike the other columns in this table, amounts in this column do not reflect RBI compensation earned in 2017 but paid and deferred in March 2018. Earnings on deferred compensation are not included in the Summary Compensation Table for 2017 because such earnings are not based on above-market or preferential rates. Amounts in this column do not reflect administrative fees paid.

(4)

Amounts shown are hypothetical aggregate account balances calculated in accordance with SEC requirements by adding, to actual aggregate account balances as of December 31, 2017, the following amounts which were not actually deferred until March 2018: (a) deferred 2017 RBI compensation (see Note 1 above), and (b) Raytheon matching contributions on such deferred 2017 RBI compensation (see Note 2 above). The aggregate balances set forth in the table above include the following executive contributions and Raytheon matching contributions reported as compensation earned in 2016 and 2015 in the Summary Compensation Table:

Year	Contribution	Mr. Kennedy	Mr. O’Brien	Mr. Wajsgras	Mr. Yuse	Mr. Lawrence
2016	Executive	$400,146	$49,900	$368,045	$132,012	$282,192
	Raytheon Matching	159,451	44,099	70,325	61,053	51,312
2015	Executive	403,143	40,364	377,336	119,488	275,143
	Raytheon Matching	160,134	32,818	72,236	55,430	49,832

RAYTHEON | 2018 PROXY STATEMENT	EXECUTIVE COMPENSATION TABLES	57

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following is a summary of the potential incremental payments and benefits that the NEOs would receive upon termination of their employment under certain circumstances pursuant to our cash severance guidelines, pension, benefit and stock plans, and certain NEO offer letters.

TERMINATION EVENT
ELEMENT	INVOLUNTARY WITHOUT CAUSE	DISABILITY OR DEATH	RETIREMENT
Cash Severance	One year base salary continuation and target RBI award for Mr. O’Brien; two years base salary continuation and target RBI award for Messrs. Kennedy, Wajsgras, Yuse and Lawrence	None	None
RBI Award	None unless termination occurs after July 1 of the performance year, in which case the NEO would receive a prorated RBI award after the performance year based on actual performance	None unless termination occurs after July 1 of the performance year, in which case the NEO would receive a prorated RBI award after the performance year based on actual performance	None unless retirement occurs after July 1 of the performance year, in which case the NEO would receive a prorated RBI award after the performance year based on actual performance
Pension	Continuation of service credit while collecting severance benefits, plus one year for Messrs. O’Brien, Wajsgras, Yuse and Lawrence; no incremental benefit for Mr. Kennedy	No incremental benefit	No incremental benefit
Health and Welfare	One year of benefits continuation for Mr. O’Brien; two years of benefits continuation for Messrs. Kennedy, Wajsgras, Yuse and Lawrence	None	None
Unvested Restricted Stock	Forfeit all unvested restricted stock awards; 60/10 RSUs would continue to vest subject to compliance with post-employment covenants	100% accelerated vesting upon death and continuation of vesting upon disability	Forfeit all unvested restricted stock awards; 60/10 RSUs would continue to vest subject to compliance with post-employment covenants
Unvested LTPP	None	Prorated payment based on service completed through the termination date and Raytheon’s actual performance	Prorated payment based on service completed through the retirement date and Raytheon’s actual performance

Cash Severance and Health and Welfare Benefits: We have Executive Severance Guidelines and certain of our NEOs have offer letters that provide for cash severance payments and health and welfare benefits continuation in the event of an involuntary termination without cause. We amended these guidelines effective January 1, 2010, to reduce such payments and benefits for new executives on a prospective basis. Messrs. Wajsgras, Yuse and Lawrence are grandfathered under our prior Executive Severance Guidelines. Mr. Kennedy receives a higher payment under the Executive Severance Guidelines because he is the CEO. We further amended these guidelines in July 2017 to require that all former executives comply with certain post-termination restrictive covenants (including non-competition and non-solicitation) to receive post-employment severance.

Pension Benefits: In the event of an involuntary termination without cause, NEOs participating in the Salaried Pension Plan (Messrs. O’Brien, Wajsgras, Yuse and Lawrence) would receive continuation of service credit while collecting severance benefits, plus one year. These benefits do not apply to Mr. Kennedy, who participates in the Non-Bargaining Retirement Plan.

58	EXECUTIVE COMPENSATION TABLES	RAYTHEON | 2018 PROXY STATEMENT

Long-Term Incentives: Upon a change in control or termination due to death, each NEO’s restricted stock awards would vest. Upon termination due to disability, each NEO’s restricted stock awards would continue to vest on the scheduled vesting dates. In addition, upon a change in control, each NEO would receive a prorated LTPP payment based on service completed through the change-in-control date and assuming target performance. In the event of termination due to death, disability or retirement, an NEO would receive a prorated LTPP payment based on service completed through the termination date and based on Raytheon’s actual performance. As of December 31, 2017, Messrs. Kennedy, Wajsgras and Yuse were retirement-eligible and Messrs. O’Brien and Lawrence were not retirement-eligible. In all other termination scenarios, the NEO would forfeit all unvested long-term equity incentive awards, except that 60/10 RSUs (which are granted to retirement-eligible employees over the age of 60 and are held by Messrs. Kennedy and Yuse) would continue to vest on the scheduled vesting dates into retirement so long as the NEO complies with certain covenants. Amounts in the tables below for Messrs. Kennedy and Yuse reflect this continued vesting. In May 2017, the MDCC approved adjustments to the terms of our NEOs’ LTPP awards effective beginning in 2018. Due to these changes, beginning with the 2018–2020 LTPP program, an NEO must be involuntarily terminated within two years of a change in control to receive accelerated vesting of LTPP awards.

Change-in-Control Agreements: We have entered into change-in-control agreements with our executive officers. Pursuant to these agreements, upon a qualifying termination after a change in control, each of our NEOs except Mr. O’Brien would receive a cash payment of three times the NEO’s base salary; a cash payment of three times the NEO’s target RBI cash award (or, if greater, the actual RBI cash award for the prior year); special supplemental retirement benefits determined as if the NEO had three years of additional credited service as of the date of termination; and three years of health, welfare and retirement plan benefits. We revised our change-in-control agreement guidelines in 2013. Mr. O’Brien, who was elected to his role after this revision, would receive the same benefits in a multiple of one instead of three. The following is a summary of the potential incremental payments and benefits that the NEOs may receive under certain circumstances in connection with a change in control pursuant to their change-in-control agreements and other plans and agreements.

CHANGE-IN-CONTROL EVENT
ELEMENT	PLAN OR ARRANGEMENT	TREATMENT OR BENEFIT
Cash	Change-in-Control Agreement	Upon a qualifying termination* within 24 months after a change in control, each NEO would receive a cash payment of three times base salary plus three times target RBI award (or, if greater, the actual RBI cash award for the prior year), except for Mr. O’Brien, who would receive an amount equal to one times his base salary and RBI; each executive also would receive an amount equal to the prorated unpaid target RBI award for the year in which the change in control occurs.
Pension	Change-in-Control Agreement	Upon a qualifying termination within 24 months after a change in control, each NEO would receive special supplemental retirement benefits based on three more years of credited service, except for Mr. O’Brien, whose benefits would be based on one more year of service.
Health and Welfare	Change-in-Control Agreement	Upon a qualifying termination within 24 months after a change in control, each NEO would receive three years of benefits continuation, except for Mr. O’Brien, who would receive one year.
Unvested Restricted Stock	2010 Stock Plan and applicable restricted stock and 60/10 RSU award agreements	Upon a change in control, each NEO’s unvested restricted stock and 60/10 RSUs would vest. “Double trigger” accelerated vesting is effective for annual grants beginning in 2018.
Unvested LTPP	LTPP award agreements	Upon a change in control, each NEO would receive a prorated LTPP payment based on service completed through the change-in-control date and assuming target performance. “Double trigger” accelerated vesting is effective for annual grants beginning in 2018.

*

A qualifying termination is either an involuntary termination without cause or voluntary termination for good reason (i.e., a material reduction in compensation or a material change in the executive’s job duties without his consent), in each case within 24 months after a change in control.

RAYTHEON | 2018 PROXY STATEMENT	EXECUTIVE COMPENSATION TABLES	59

The tables below report compensation payable to each NEO upon a hypothetical involuntary not-for-cause termination, a qualifying termination following a change in control, and termination due to disability, death and retirement, in each case as if the event happened on December 31, 2017. For a qualifying termination following a change in control, no pro-rata RBI would be payable, given that the NEO would be entitled to an RBI award for the completed portion of the year. We do not describe or report amounts for plans or arrangements that do not discriminate in scope, terms or operation in favor of our executive officers and that are generally available to all salaried employees. No NEO is entitled to receive compensation reportable in these tables upon a voluntary resignation or involuntary for-cause termination.

Thomas A. Kennedy
Element	Involuntary Without Cause	Change-in- Control	Disability	Death	Retirement
Cash Severance
Base Salary + Target RBI	$8,592,106	$13,111,253	$–	$–	$–
Benefits
Pension(1)	–	–	–	–	–
Health and Welfare Benefit Continuation(2)	95,612	143,418	–	–	–
Long-Term Incentives(3)
Value of Accelerated/Continued Vesting of Restricted Stock or 60/10 RSUs	10,872,382	16,657,223	16,657,223	16,657,223	10,872,382
Value of Accelerated LTPP (pro-rata)	–	8,026,768	8,026,768	8,026,768	8,026,768
Total	$19,560,100	$37,938,662	$24,683,991	$24,683,991	$18,899,150

Anthony F. O’Brien
Element	Involuntary Without Cause	Change-in- Control	Disability	Death	Retirement
Cash Severance
Base Salary + Target RBI	$1,494,813	$1,494,813	$–	$–	$–
Benefits
Pension(1)	296,910	–	–	–	–
Health and Welfare Benefit Continuation(2)	21,217	21,217	–	–	–
Long-Term Incentives(3)
Value of Accelerated Restricted Stock	–	4,248,416	4,248,416	4,248,416	–
Value of Accelerated LTPP (pro-rata)	–	1,910,372	1,910,372	1,910,372	–
Total	$1,812,940	$7,674,818	$6,158,787	$6,158,787	$–

David C. Wajsgras
Element	Involuntary Without Cause	Change-in- Control	Disability	Death	Retirement
Cash Severance
Base Salary + Target RBI	$3,908,403	$6,088,802	$–	$–	$–
Benefits
Pension(1)	68,811	2,945,038	–	–	–
Health and Welfare Benefit Continuation(2)	56,188	84,282	–	–	–
Long-Term Incentives(3)
Value of Accelerated Restricted Stock	–	6,051,212	6,051,212	6,051,212	–
Value of Accelerated LTPP (pro-rata)	–	1,951,198	1,951,198	1,951,198	1,951,198
Total	$4,033,402	$17,120,532	$8,002,410	$8,002,410	$1,951,198

60	EXECUTIVE COMPENSATION TABLES	RAYTHEON | 2018 PROXY STATEMENT

Richard R. Yuse
Element	Involuntary Without Cause	Change-in- Control	Disability	Death	Retirement
Cash Severance
Base Salary + Target RBI	$3,315,354	$5,480,215	$–	$–	$–
Benefits
Pension(1)	1,387,991	–	–	–	–
Health and Welfare Benefit Continuation(2)	99,541	149,311	–	–	–
Long-Term Incentives(3)
Value of Accelerated/Continued Vesting of Restricted Stock or 60/10 RSUs	5,268,817	5,844,577	5,844,577	5,844,577	5,268,817
Value of Accelerated LTPP (pro-rata)	–	1,951,198	1,951,198	1,951,198	1,951,198
Total	$10,071,703	$13,425,301	$7,795,775	$7,795,775	$7,220,015

Taylor W. Lawrence
Element	Involuntary Without Cause	Change-in- Control	Disability	Death	Retirement
Cash Severance
Base Salary + Target RBI	$3,053,690	$4,743,967	$–	$–	$–
Benefits
Pension(1)	619,375	6,188,966	–	–	–
Health and Welfare Benefit Continuation(2)	30,939	46,409	–	–	–
Long-Term Incentives(3)
Value of Accelerated Restricted Stock	–	5,889,849	5,889,849	5,889,849	–
Value of Accelerated LTPP (pro-rata)	–	1,951,198	1,951,198	1,951,198	–
Total	$3,704,004	$18,820,389	$7,841,047	$7,841,047	$–

(1)

Pension benefits are calculated assuming a 3.75% discount rate for the Raytheon Company Pension Plan for Salaried Employees and the Raytheon Excess Pension Plan, and a 3.65% discount rate for the Raytheon Non-Bargaining Retirement Plan, as of 2017 fiscal year-end, assuming the executive commenced the benefit as soon as possible following separation from service.

(2)	Health and Welfare Benefit calculations are based on the estimated annual company cost of the benefits programs in which the executive was enrolled as of December 31, 2017.
(3)

Equity values are determined based on the closing price of our common stock on December 29, 2017 ($187.85) and equity holdings as of December 31, 2017. Amounts representing LTPP payments assume target performance.

RAYTHEON | 2018 PROXY STATEMENT	61

CEO PAY RATIO

The following table shows the ratio of our CEO’s 2017 annual total compensation to the median 2017 annual total compensation of our other employees.

CEO 2017 Annual Total Compensation	Median Employee 2017 Annual Total Compensation	2017 Ratio of CEO Pay to Median Employee Pay
$24,883,871	$144,589	172:1

To identify our median employee, we reviewed the 2017 pay of all our employees other than the CEO located in the United States, Canada, United Kingdom and Australia, as of December 31, 2017. As permitted by SEC rules, we excluded from our review all other non-U.S. employees because those individuals, in the aggregate, make up less than 5% of our total employee base.(1) Independent contractors and other individuals who provide services to Raytheon but whose compensation is determined by an unaffiliated third party were excluded from our determination of the median employee. All employees from companies that Raytheon acquired as of December 31, 2017 were included in our review.

We calculated the annual total compensation of our median employee in the same way we calculate our NEOs’ annual total compensation in the Summary Compensation Table on page 49. Our median employee had a salary of $107,831, and $36,758 in other compensation elements, for annual total compensation of $144,589.

(1)	Non-U.S. employees in the following countries were excluded in determining the median employee: Algeria (3 employees); Austria (6 employees); Belgium (12 employees); Brazil (11 employees); Chile (3 employees); People’s Republic of China (283 employees); Colombia (4 employees); Czech Republic (6 employees); Germany (752 employees); Denmark (2 employees); Egypt (1 employee); Finland (134 employees); France (73 employees); Greece (2 employees); Hong Kong (9 employees); Hungary (8 employees); India (88 employees); Indonesia (1 employee); Ireland (85 employees); Israel (124 employees); Italy (30 employees); Japan (9 employees); Latvia (1 employee); Mexico (45 employees); Malaysia (4 employees); Morocco (2 employees); Netherlands (16 employees); New Zealand (2 employees); Norway (3 employees); Oman (9 employees); Panama (14 employees); Peru (1 employee); Philippines (9 employees); Poland (39 employees); Portugal (3 employees); Qatar (8 employees); Republic of Korea (17 employees); Romania (2 employees); Russia (6 employees); Saudi Arabia (193 employees); Singapore (57 employees); Slovakia (1 employee); South Africa (5 employees); Spain (82 employees); Sweden (11 employees); Switzerland (11 employees); Turkey (25 employees); Thailand (2 employees); Taiwan (27 employees); and United Arab Emirates (42 employees). Therefore, a total of 2,283 employees, all located outside the U.S., were excluded in determining the median employee. As of December 31, 2017, Raytheon had approximately 64,000 total U.S. and non-U.S. employees.

62	RAYTHEON | 2018 PROXY STATEMENT

PROPOSAL 3:
RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
(Item No. 3 on the Proxy Card)

The Audit Committee of the Board of Directors has reappointed PricewaterhouseCoopers LLP (PwC) as the independent registered public accounting firm to audit our financial statements for the fiscal year beginning January 1, 2018. We are asking shareholders to ratify this appointment. Representatives of PwC are expected to be present at the Annual Meeting. They may make a statement, and they will be available to respond to appropriate questions.

In the event that shareholders fail to ratify the appointment of PwC, the Audit Committee may reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Raytheon and its shareholders.

FOR	The Board unanimously recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as Raytheon’s independent auditors. Proxies solicited by the Board will be so voted unless shareholders specify otherwise in their proxies.

RAYTHEON | 2018 PROXY STATEMENT	PROPOSAL 3: RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP	63

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed to be incorporated by reference into any other filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, including by any general statement incorporating this proxy statement, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE REPORT

The Audit Committee is composed entirely of independent directors who meet the independence and financial literacy requirements of the NYSE and the SEC. The Audit Committee focuses, among other things, on: (1) the integrity of Raytheon’s financial statements; (2) the independence, qualifications and performance of Raytheon’s independent audit firm; and (3) the performance of Raytheon’s internal auditors.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit Raytheon’s financial statements. PricewaterhouseCoopers LLP (PwC), or one of its predecessor firms, has been retained as Raytheon’s independent audit firm continuously since 1961. In connection with the foregoing, the Audit Committee carefully considers PwC’s independence. In 2017, we received the written disclosures and letter from PwC required by applicable Public Company Accounting Oversight Board (PCAOB) requirements regarding independent registered public accounting firm communications with audit committees concerning independence; these documents report that PwC is independent under applicable standards in connection with its audit opinion for Raytheon’s 2017 financial statements. We also periodically discuss with PwC its independence from Raytheon and work with PwC on the planning for and selection of a new lead engagement partner in conjunction with the mandatory rotation of the lead engagement partner every five years. We also have from time to time considered whether to rotate the independent audit firm.

In addition, the Audit Committee pre-approves all audit and non-audit services to be provided by PwC, and the fees for those services, in order to assure that they do not impair PwC’s independence. Our Chair has the delegated authority to pre-approve services with fees up to $100,000, and these pre-approvals are later to be reviewed and ratified at our next meeting. We further require PwC and management to report on actual fees charged for each category of service periodically throughout the year. The Audit Committee reviews the scope of the annual integrated audit and the related PwC engagement letter, which our Chair signs on behalf of the Committee. We also discuss with PwC the qualifications of the independent auditors working on the Raytheon account and the planning and staffing of the audit. Based on the foregoing, we believe that the continued retention of PwC to serve as Raytheon’s independent audit firm in 2018 is in the best interests of Raytheon and its shareholders.

The Audit Committee meets with management periodically to consider the adequacy of Raytheon’s internal controls and the objectivity of its financial reporting. We discuss these matters with PwC and with appropriate Raytheon management personnel and internal auditors. We regularly meet privately with both PwC and the internal auditors, each of whom has unrestricted access to the Audit Committee. We also regularly review the performance of the internal audit function.

Management has primary responsibility for Raytheon’s financial statements and the overall financial reporting process, including Raytheon’s system of internal controls. Raytheon’s independent audit firm is responsible for (i) performing an audit of the annual financial statements prepared by management, (ii) expressing an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Raytheon in conformity with U.S. generally accepted accounting principles, (iii) expressing an opinion on the effectiveness of Raytheon’s internal control over financial reporting, and (iv) discussing with us any issues they believe should be raised with us.

During fiscal year 2017, we reviewed Raytheon’s audited financial statements and met with both management and PwC to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with U.S. generally accepted accounting principles and PwC has issued an unqualified audit report regarding such financial statements.

Periodically throughout fiscal year 2017, we reviewed with management and PwC Raytheon’s progress in testing and evaluating Raytheon’s internal control over financial reporting. We have reviewed management’s assessment and report on the effectiveness of Raytheon’s internal control over financial reporting. We also have reviewed PwC’s audit report on the effectiveness of Raytheon’s internal control over financial reporting included in Raytheon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

64	PROPOSAL 3: RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP	RAYTHEON | 2018 PROXY STATEMENT

We reviewed and discussed with PwC the matters required to be communicated by PwC to the Audit Committee by Auditing Standard No. 1301 (Communications with Audit Committees) adopted by the PCAOB. We also discussed with management the significant accounting estimates utilized by Raytheon, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Based on the reviews and discussions with management and PwC referred to above, including our determination of PwC’s independence, we recommended to the Board that Raytheon’s audited financial statements be included in Raytheon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Submitted by the Audit Committee

Tracy A. Atkinson, Chair,
Robert E. Beauchamp, Letitia A. Long, George R. Oliver, James A. Winnefeld, Jr., and Robert O. Work

INDEPENDENT AUDITORS: AUDIT AND NON-AUDIT FEES

The following table sets forth the fees and expenses billed by PwC for audit, audit-related, tax and all other services rendered for 2017 and 2016.

	2017	2016
Audit Fees(1)	$13.3 million	$14.0 million
Audit-Related Fees(2)	0.5 million	0.4 million
Tax Fees(3)	1.1 million	1.4 million
All Other Fees	–	–
Total	$14.9 million	$15.8 million

(1)	Represents fees and expenses for professional services provided in connection with the audit of our annual audited financial statements and review of our quarterly financial statements, advice on accounting matters directly related to the audit, audit services provided in connection with other financial statements, and other statutory or regulatory filings.
(2)	Represents fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not reported under “Audit Fees.” Includes fees for audits of financial statements of 401(k) and other employee benefit plans, fees for certain agreed-upon procedures, and fees related to accounting consulting and due diligence services relating to acquisitions.
(3)	Tax Fees for 2017 include approximately $0.3 million for non-U.S. tax compliance services, $0.5 million for U.S. tax compliance services and $0.3 million for tax consulting, advisory and planning services. Tax Fees for 2016 include approximately $0.3 million for non-U.S. tax compliance services, $0.3 million for U.S. tax compliance services, and $0.8 million for tax consulting, advisory and planning services.
The amounts shown above do not include PwC fees and expenses of approximately $0.9 million and $0.9 million in 2017 and 2016, respectively, paid by our pension plans for audits of financial statements of such plans and certain international tax compliance services. These services were rendered by PwC to the pension plans and were billed directly to such plans.

RAYTHEON | 2018 PROXY STATEMENT	DIRECTOR COMPENSATION	65

DIRECTOR COMPENSATION

DETERMINATION AND ASSESSMENT OF DIRECTOR COMPENSATION

The Governance and Nominating Committee annually reviews non-employee director compensation and makes compensation recommendations to the Board for approval. In connection with its annual review, the Governance and Nominating Committee considers an assessment provided by the same independent compensation consultant retained by the Management Development and Compensation Committee (MDCC) for executive compensation purposes. In 2017, FW Cook served as the independent compensation consultant and provided this assessment, which showed that:

●	The non-employee director compensation program is competitive with the practices of Raytheon’s peers (core and broader peer groups) in terms of magnitude;
●	Average annual per-director compensation (cash plus equity) approximates the median relative to our peers; and
●	The structure of the program is generally aligned with peer policy and good governance practices.*

Based on FW Cook’s market assessment, on May 25, 2017, the Governance and Nominating Committee recommended and the Board approved increases in the annual cash retainer for the chairperson of the MDCC from $10,000 to $20,000, and for the chairpersons of the Public Affairs, Special Activities, and Governance and Nominating Committees from $10,000 to $15,000. These changes were intended to align with market practice and to create parity among committees when considering workloads.

ELEMENTS OF DIRECTOR COMPENSATION

ELEMENT	2017
ANNUAL CASH RETAINERS
●All non-employee directors	$105,000
●Lead Director	$24,000
●Audit Committee chair	$20,000
●MDCC chair	$20,000 (approved May 25, 2017)
●Other committee chairs	$15,000 (approved May 25, 2017)
Annual cash retainers are paid quarterly. Directors may elect to receive retainers in Raytheon common stock in lieu of cash or defer receipt of their cash retainers until they retire from the Board.
ANNUAL EQUITY AWARDS
●All non-employee directors, except Lead Director	$140,000 in restricted stock
●Lead Director	$191,000 in restricted stock
The equity award is granted upon election and vests as of the next Annual Meeting. Awards are prorated for directors who are elected between Annual Meetings. Directors may elect to receive deferred restricted stock units (RSUs) in lieu of restricted stock.
MEETING FEES FOR NON-EMPLOYEE DIRECTORS	$1,500 per Board or committee meeting attended
Non-employee directors receive $1,500 for each Board and committee meeting attended. In addition, any non-employee director who is not an Audit Committee member also receives a meeting fee for attending the Audit Committee meeting to review the Annual Report on Form 10-K. Directors may elect to defer receipt of their meeting fees until they retire from the Board.
BENEFITS
●Business travel accident insurance	Up to $1,000,000 of coverage per incident when traveling on Raytheon business
●Matching gift and charitable awards program	Eligible director gifts are matched up to $10,000 per donor per calendar year under the same program in which all of our employees participate.
STOCK OWNERSHIP GUIDELINE
Each non-employee director must own Raytheon securities that have a value of at least five times the annual cash retainer for service on the Board, with five years to achieve the requirement.

*	For more information on the core and broader peer groups, see “Compensation Discussion and Analysis — Peer Groups and Market Data” beginning on page 34.

66	DIRECTOR COMPENSATION	RAYTHEON | 2018 PROXY STATEMENT

ANNUAL EQUITY AWARDS

Each non-employee director receives an award of restricted stock unless the director elects to receive deferred RSUs. A director’s shares of restricted stock are entitled to full dividend and voting rights upon issuance. The restricted stock vests on the date of the Annual Meeting of shareholders in the calendar year following the year of grant, or upon the earlier of the director’s retirement after attaining the age of 70, termination as a director after a change in control of Raytheon, or the director’s death. A director who terminates service on the Board for any other reason will forfeit all unvested restricted stock awards. Prorated awards for directors elected between Annual Meetings vest on the date of the next Annual Meeting.

A director’s deferred RSUs vest and are subject to forfeiture on the same basis as restricted stock, but there is no payout of common stock upon vesting until the earlier of (i) the date that is five years from the grant date, (ii) the date of separation from service as a board member, (iii) a change in control of Raytheon, or (iv) the director’s death. There are no voting rights associated with the RSUs. A dividend-equivalent amount is paid on RSUs upon vesting; for RSUs that have vested, dividend-equivalent amounts are paid on the same basis as dividends paid on common shares of stock.

FORCEPOINT BOARD COMPENSATION

In May 2015, following Raytheon’s acquisition of Websense, Inc., Raytheon created Forcepoint, a cybersecurity joint venture company (with a minority owner, Vista Equity Partners). At the request of the Raytheon Board, Mr. Beauchamp serves on the Forcepoint board. In that capacity, he receives a separate annual cash retainer of $75,000 and a fee of $1,500 for each meeting he attends. Mr. Ruettgers, who retired from the Raytheon Board on May 25, 2017, also served on the Forcepoint board in 2017.

NON-EMPLOYEE DIRECTOR TOTAL COMPENSATION

Name	Fees Earned or Paid in Cash ($)	(1)	Stock Awards ($)	(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	(4)	Total ($)
Tracy A. Atkinson	$158,000		$139,948		–	–	–	$500		$298,448
Robert E. Beauchamp	181,500		139,948		–	–	–	10,000		331,448
Vernon E. Clark	165,500		191,002		–	–	–	10,000		366,502
Stephen J. Hadley	159,500		139,948		–	–	–	–		299,448
Letitia A. Long	162,500		139,948		–	–	–	5,000		307,448
George R. Oliver	145,500		139,948		–	–	–	10,000		295,448
Dinesh C. Paliwal	135,000		139,948		–	–	–	–		274,948
Michael C. Ruettgers*	108,000		–		–	–	–	–		108,000
William R. Spivey	151,500		139,948		–	–	–	–		291,448
James A. Winnefeld, Jr.**	126,865		186,995	(3)	–	–	–	10,000		323,860
Robert O. Work***	49,300		104,958		–	–	–	–		154,258

*	Mr. Ruettgers retired from the Board effective as of the 2017 Annual Meeting on May 25, 2017.
**	Mr. Winnefeld was elected to the Board on January 18, 2017.
***	Mr. Work was elected to the Board on August 14, 2017.
(1)	In the case of Messrs. Beauchamp and Ruettgers, includes annual retainer and meeting fees for serving on the board of Forcepoint at the Raytheon Board’s request. Detailed information on cash amounts is set forth below.
(2)

Represents the aggregate grant date fair value of awards of restricted stock in accordance with the accounting standard for share-based payments. The grant date fair value of the restricted stock awards is based on the stock price on the date of grant and the number of shares (the intrinsic value method). For more information on the assumptions we used to calculate the grant date fair values for restricted stock awards, see Note 14: Stock-based Compensation Plans to our financial statements in our 2017 Form 10-K.

Each of our non-employee directors held 858 shares of unvested restricted stock as of December 31, 2017, other than Mr. Clark, who held 1,171 shares, and Mr. Work, who held 582 shares.
(3)	Includes Mr. Winnefeld’s prorated award of 320 shares of restricted stock made upon his election to the Board in January 2017, which shares vested on the date of the 2017 Annual Meeting in May 2017.
(4)	Represents Raytheon contributions under our matching gift and charitable awards program, which is available to all employees and directors.

RAYTHEON | 2018 PROXY STATEMENT	DIRECTOR COMPENSATION	67

CASH AMOUNTS

Director	Roles	Annual Board Cash Retainer ($)	Annual Committee Chair or Lead Director Cash Retainer ($)	Meeting Fees ($)
Ms. Atkinson	Chair, Audit Committee	$105,000	$20,000	$33,000
Mr. Beauchamp	Director	105,000	–	33,000
Mr. Clark	Chair, Special Activities Committee and Lead Director	105,000	36,500	24,000
Mr. Hadley	Chair, Governance and Nominating Committee	105,000	12,500	42,000
Ms. Long	Chair, Public Affairs Committee	105,000	12,500	45,000
Mr. Oliver	Director	105,000	–	40,500
Mr. Paliwal	Director	105,000	–	30,000
Mr. Ruettgers	Director	52,500	–	10,500
Mr. Spivey	Chair, MDCC	105,000	15,000	31,500
Mr. Winnefeld	Director	90,865	–	36,000
Mr. Work	Director	31,300	–	18,000

CASH AMOUNTS — FORCEPOINT BOARD

Director	Annual Board Cash Retainer ($)	*	Meeting Fees ($)
Mr. Beauchamp	$37,500		$6,000
Mr. Ruettgers	37,500		7,500

*	Prior to June 2017, the Forcepoint board annual cash retainer was paid in a lump sum at the beginning of each twelve-month period from June to May. Accordingly, the $75,000 annual retainer for June 2016 to May 2017 was paid in 2016. Commencing with the twelve-month period that began June 2017, the annual retainer has been paid quarterly.

DIRECTOR STOCK OWNERSHIP AND RETENTION GUIDELINES

The Board believes that directors should be shareholders and have a financial stake in Raytheon. Accordingly, non-employee directors are paid a substantial portion of their compensation in equity awards. Further, as of May 2016, each director is required to own Raytheon securities with a value of at least five times the annual cash retainer applicable to all non-employee directors within five years of election to the Board. (In 2016, the Board increased that multiple from four to five times upon the recommendation of the Governance and Nominating Committee.) A director may not dispose of Raytheon stock until attaining the requisite ownership threshold, and thereafter must maintain such equity ownership level. As of December 31, 2017, each of our non-employee directors with five or more years of service had met or exceeded this stock ownership requirement.

POLICY AGAINST CERTAIN RAYTHEON STOCK TRANSACTIONS

Our non-employee directors are subject to Raytheon’s Insider Trading Policy which restricts them from certain short sales, derivative transactions, hedging and other transactions involving Raytheon securities. The policy also prohibits the purchase of Raytheon securities on margin or otherwise pledging Raytheon securities as collateral for a loan.

68	STOCK OWNERSHIP	RAYTHEON | 2018 PROXY STATEMENT

STOCK OWNERSHIP

FIVE PERCENT SHAREHOLDERS

The following table lists those persons or groups (based solely on our examination of Schedules 13G filed with the SEC or furnished to us) that are beneficial owners of more than 5% of our common stock as of December 31, 2017.

Name and Address of Beneficial Owner Director	Common Stock	Percent of Class
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	21,240,938	7.30%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	22,795,048	7.88%

MANAGEMENT AND DIRECTORS

The following table contains information regarding the beneficial ownership of shares of our common stock as of February 28, 2018. Ms. Brown was elected to the Board effective March 13, 2018, at which time she was granted a pro-rata equity award of 112 restricted stock units. Except as otherwise noted below, to Raytheon’s knowledge, the named persons possessed sole voting and investment power over their shares, and the shares are not subject to any pledge. No individual director or nominee for director or NEO beneficially owns 1% or more of the outstanding shares of common stock. The directors and executive officers as a group own less than 1% of the outstanding shares of common stock.

Name of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership
Each director and nominee for director, including Chairman and CEO
Thomas A. Kennedy	58,931	(1)(2)(8)
Tracy A. Atkinson	3,613	(3)
Robert E. Beauchamp	4,303	(4)
Adriane M. Brown	0
Vernon E. Clark	7,588	(4)
Stephen J. Hadley	10,096	(4)
Letitia A. Long	1,993	(3)
George R. Oliver	5,421	(4)
Dinesh C. Paliwal	1,553	(4)(5)
William R. Spivey	21,950	(4)
James A. Winnefeld, Jr.	1,178	(4)
Robert O. Work	0	(3)
CFO and other NEOs who are not also directors
Anthony F. O’Brien	40,719	(1)(2)(5)(6)
David C. Wajsgras	151,520	(1)(2)
Richard R. Yuse	62,271	(1)(2)(5)(8)
Taylor W. Lawrence	48,863	(1)(2)(7)
Directors, nominees and all executive officers
All directors, nominees for director and executive officers as a group (21 persons)	549,242	(1)(2)(3)(4)(5)(6)(7)(8)

(1)	Includes shares owned outright as follows: Mr. Kennedy – 28,136; Mr. O’Brien – 13,212; Mr. Wajsgras – 119,307; Mr. Yuse – 57,982; Mr. Lawrence – 4,000; and all executive officers and directors as a group – 315,194.
(2)	Includes shares of restricted stock over which the beneficial owner has voting power as follows: Mr. Kennedy – 30,795; Mr. O’Brien – 22,616; Mr. Wajsgras – 32,213; Mr. Yuse – 3,065; Mr. Lawrence – 31,354; and all executive officers and directors as a group – 205,344.
(3)	Does not include unvested restricted stock units awarded to non-employee directors in lieu of shares of restricted stock as follows: Ms. Atkinson – 858; Ms. Long – 858; and Mr. Work – 582.
(4)	Includes shares of restricted stock over which the beneficial owner has voting power as follows: Messrs. Beauchamp, Hadley, Oliver, Paliwal, Spivey and Winnefeld – 858 shares each; and Mr. Clark – 1,171 shares.

RAYTHEON | 2018 PROXY STATEMENT	SHAREHOLDER PROPOSALS	69

(5)	Includes vested deferred compensation equivalent to shares of our common stock as follows: Mr. Paliwal – 22; Mr. O’Brien – 523; Mr. Yuse – 1,224; and all executive officers and directors as a group – 18,148.
(6)

Includes shares indirectly held by the beneficial owner through the Raytheon Savings and Investment Plan and the Raytheon Excess Savings Plan as follows: Mr. O’Brien – 4,368; all executive officers as a group – 7,047.

(7)	Includes 10,000 vested shares of our common stock held in a deferred compensation trust account with respect to which Mr. Lawrence is the beneficiary, and 3,509 shares of our common stock acquired pursuant to a dividend reinvestment plan and held in such deferred compensation trust account.
(8)	Does not include unvested restricted stock units awarded to retirement-eligible employees over the age of 60 in lieu of shares of restricted stock as follows: Mr. Kennedy – 57,878; Mr. Yuse – 28,048; and all executive officers as a group – 85,926.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of holdings and transactions in our common stock with the SEC and the NYSE. Based on our records and other information, we believe that, in 2017, none of our directors, executive officers or 10% shareholders failed to file a required report on time with the following exceptions. A Form 4 reporting, on behalf of James A. Winnefeld, Jr., a member of our Board of Directors, a January 18, 2017 grant of shares of restricted stock in connection with his election to the Board was filed late due to an administrative error relating to Mr. Winnefeld’s filer codes. A Form 4 reporting, on behalf of Richard R. Yuse, our Vice President, and President of our Space and Airborne Systems business, a number of biweekly acquisitions of a total of 1,196 shares of common stock in his employee benefit plan account was filed late due to an administrative error.

SHAREHOLDER PROPOSALS

As described below, we have been notified that one shareholder intends to present a proposal for consideration at the 2018 Annual Meeting.

We continue to make corporate governance, particularly shareholder concerns, a priority. Management remains open to engaging in dialogue with respect to shareholder concerns and to sharing our views regarding our governance generally. We encourage any shareholder wishing to meet with management to contact the Office of the Corporate Secretary.

Any shareholder who intends to present a proposal at the 2019 Annual Meeting, including nominee(s) for director under our Proxy Access by-law, must deliver the proposal in the manner specified below:

●	Between November 18, 2018, and December 18, 2018, if the proposal is a nominee or nominees submitted for inclusion in our proxy materials for the 2019 Annual Meeting pursuant to our Proxy Access by-law;
●	No later than December 18, 2018, if the proposal is submitted for inclusion in our proxy materials for the 2019 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; or
●	Between January 31, 2019, and March 2, 2019, if the proposal is submitted in accordance with Section 2.7 of our by-laws, in which case we are not required to include the proposal in our proxy materials.

All shareholder proposals must be sent to the Corporate Secretary at Raytheon Company, 870 Winter Street, Waltham, Massachusetts 02451, either by U.S. mail or a delivery service, or by facsimile to 781-522-3332.

SHAREHOLDER PROPOSAL

(Item No. 4 on the proxy card)

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, beneficial owner of no fewer than 100 shares, has proposed the adoption of the following resolution and has furnished the following statement in support of his proposal:

Proposal 4 – Enhance Shareholder Proxy Access

RESOLVED: Stockholders ask the board of directors to amend its proxy access bylaw provisions and any associated documents, to include the following changes for the purpose of decreasing the average amount of Company common stock the average member of a nominating group would be required to hold for 3-years to satisfy the aggregate ownership requirements to form a nominating group and to increase the possible number of proxy access director candidates:

●	No limitation shall be placed on the number of stockholders that can aggregate their shares to achieve the 3% of common stock required to nominate directors under our Company’s proxy access provisions.
●	The number of shareholder-nominated candidates eligible to appear in proxy materials will be 25% of Directors (rounded down) but not less than 2.

Even if the 20 largest public pension funds were able to aggregate their shares, they would not meet the current 3% criteria for a continuous 3-years at most companies according to the Council of Institutional Investors. This proposal addresses the contradiction that our company now has with proxy access for only the largest shareholders who are probably the least likely shareholders to use it.

70	SHAREHOLDER PROPOSALS	RAYTHEON | 2018 PROXY STATEMENT

For 20 shareholders to make use of our current proxy access -the average holding for such a group of 20 Raytheon shareholders would be $81 million each. Yet it might take an average current holding of $162 million or $243 million each when any stock held for less than 3 continuous years is subtracted.

Raytheon management spent a 5-digit dollar amount to prevent us from voting on the topic of this proposal in 2017. Meanwhile this proposal topic won substantial support at 6 major companies in 2017- including Apple.

Please vote to improve management accountability to shareholders:

Enhance Shareholder Proxy Access – Proposal 4

The Board recommends that shareholders vote AGAINST this proposal.

Raytheon’s current corporate governance framework reflects our responsiveness and accountability to shareholders and our Board’s commitment to robust, balanced governance practices. Our current proxy access by-law, which we proactively adopted in 2016 (the “Proxy Access By-Law”), provides shareholders with meaningful proxy access. It represents the culmination of our Board’s careful consideration of proxy access over time and the detailed input we elicited from institutional shareholders owning approximately 40% of our stock.

We have continued to receive feedback through our ongoing shareholder outreach indicating shareholder support of the Proxy Access By-Law. The Proxy Access By-Law allows a shareholder or group of up to 20 shareholders owning 3% or more of our outstanding stock (including recallable loaned stock) continuously for at least three years to nominate and include up to two individuals or 20% of the Board, whichever is greater, in our proxy materials. In contrast, the proposal would allow an unlimited number of shareholders to aggregate their holdings to reach the 3% minimum ownership requirement, and would increase the number of proxy access nominees to 25% of the Board. It is noteworthy that similar 2017 proposals at Apple and other major companies failed to pass by a significant margin.

The current 20-shareholder limit in the Proxy Access By-Law ensures that the proxy access mechanism is not driven by a large number of shareholders, no one of which has a meaningful economic stake in Raytheon. The lack of any limit on the number of shareholders that may aggregate their holdings to reach the 3% minimum ownership requirement would allow hundreds of shareholders to act together, imposing on us a very significant burden and expense in reviewing and verifying the information and representations of each member of an uncapped shareholder group in order to verify the group’s eligibility. We question whether allowing an unlimited number of shareholders to aggregate their shares is even workable for the nominating shareholder group, given the broad solicitation that would be required, and the practical difficulties of coordinating such a large number of shareholders.

The Proxy Access By-Law permits eligible shareholders to nominate the greater of two nominees or 20% of the Board. This fully accomplishes the main objective of proxy access. We believe that raising the potential level of Board representation to 25% of the Board would have unintended effects that would be harmful to shareholder value, including promoting the use of proxy access to lay the groundwork for effecting a change of control, encouraging the pursuit of special interests at the expense of a long-term strategic view, or otherwise disrupting the effective functioning of our Board.

We are committed to ensuring effective, balanced corporate governance and to continually engaging with our shareholders. Through our eight consecutive years of proactive shareholder engagement, we have solicited input that has contributed greatly to shaping a number of our corporate governance initiatives. In addition to the Proxy Access By-Law, we also have solicited shareholder input regarding, and proactively have implemented, shareholders’ right to act by written consent and shareholders’ right to call a special meeting of shareholders.

Our Board has demonstrated its commitment to Board refreshment and to the election of highly qualified directors who bring diverse perspectives to our Board’s decision-making process. Over the last five years, our Board has undergone significant refreshment, resulting in lower average tenure and younger average age, and broadened diversity of background. Shareholders have demonstrated strong support for our Board, with all directors nominated at the 2017 Annual Meeting having received a ‘for’ vote of at least 95.37% of the shares voted.

We believe that the Proxy Access By-Law fully accomplishes the essential goals of proxy access and that the proponent is advocating for a change in the Proxy Access By-Law that has no benefit to our shareholders. In light of the objectives already being achieved through our robust shareholder engagement and our commitment to effective, responsive corporate governance and ongoing Board refreshment, we believe that changing the proxy access framework as outlined by the proponent is unwarranted, does not provide any improvement to shareholders’ ability to use proxy access, and could disrupt the meaningful proxy access rights that our shareholders currently enjoy.

AGAINST	The Board unanimously recommends that shareholders vote AGAINST the adoption of this proposal. Proxies solicited by the Board will be so voted unless shareholders specify otherwise in their proxies.

RAYTHEON | 2018 PROXY STATEMENT	GENERAL INFORMATION	71

GENERAL INFORMATION

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Raytheon Company of proxies to be voted at our 2018 Annual Meeting of Shareholders and at any meeting following adjournment thereof.

We are first making available this proxy statement and accompanying forms of proxy and voting instructions on or about April 17, 2018, to holders of shares of our common stock as of Monday, April 2, 2018, the record date for the meeting. This proxy statement and our 2017 Annual Report are also available on our website at www.raytheon.com/proxy.

If you are a shareholder of record as of the record date for the meeting and you plan to attend the meeting in person, you will need a valid picture identification, such as a driver’s license or passport, to enter the meeting.

If you hold your shares through a broker, bank, trust or other holder of record and you plan to attend the meeting in person, we will admit you only if we can verify that you are a Raytheon shareholder as of the record date. You should bring a letter or account statement demonstrating that you were the beneficial owner of our common stock on the record date, along with a valid picture identification, to be admitted to the meeting.

PROXIES AND VOTING PROCEDURES

Your vote is important. Many shareholders cannot attend the meeting in person, and instead will be represented by proxy. Most shareholders have a choice of voting over the Internet, by using a toll-free telephone number, or by returning a completed proxy card or voting instruction form. Please check your notice, proxy card or the information forwarded by your broker, bank, trust or other holder of record to see which options are available to you. The Internet and telephone voting facilities for shareholders of record will close at 11:59 p.m. Eastern Time on Wednesday, May 30, 2018. The Internet and telephone voting procedures have been designed to authenticate shareholders, to allow you to vote your shares, and to confirm that your instructions have been properly recorded. If your shares are held through a broker, bank, trust or other holder of record and Internet or telephone facilities are made available to you, these facilities may close sooner than those for shareholders of record.

You can revoke your proxy at any time before it is exercised by delivering a properly executed, later-dated proxy (including an Internet or telephone vote) or by voting by ballot at the meeting. Executing your proxy in advance will not limit your right to vote at the meeting if you decide to attend in person. However, if your shares are held in the name of a broker, bank, trust or other holder of record, you cannot vote at the meeting unless you have a proxy, executed in your favor, from the holder of record.

All shares entitled to vote and represented by properly executed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you sign and return your proxy but do not indicate how your shares should be voted on a matter, the shares represented by your proxy will be voted as the Board of Directors recommends.

SHAREHOLDERS ENTITLED TO VOTE

Shareholders of our common stock at the close of business on the record date are entitled to notice of and to vote at the meeting. On April 2, 2018, there were 287,259,392 shares of our common stock outstanding. Each share is entitled to one vote.

If you are a participant in our Dividend Reinvestment Plan, shares acquired under the plan may be voted in the same manner as the shares that generated the dividends for reinvestment. Thus, these shares may be voted by following the same procedures as those described above.

If you are a participant in the Raytheon Savings and Investment Plan, your proxy will serve as the voting instruction to the trustee for all shares you own through the plan. If you own shares through this plan and do not provide voting instructions, the trustee will vote your shares at the meeting in the same proportion as shares for which instructions were received.

72	GENERAL INFORMATION	RAYTHEON | 2018 PROXY STATEMENT

QUORUM AND REQUIRED VOTE

QUORUM

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote for the election of directors is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner (i.e., in “street name”) does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. We believe that nominees only have discretionary voting power with respect to the ballot item on ratification of auditors described in this proxy statement.

REQUIRED VOTE

The table below shows the voting requirement for each proposal to be presented at the Annual Meeting.

PROPOSAL	REQUIRED VOTE	EFFECT OF ABSTENTIONS AND NOMINEES HOLDING SHARES IN STREET NAME
Election of directors	In an uncontested election, each nominee must receive a majority of votes cast (i.e., the number of votes cast for that nominee must exceed the votes cast against that nominee).

An abstention does not count as a vote cast.

A nominee holding shares in street name does not have discretionary voting power with respect to the election of directors and may not vote shares unless the nominee receives voting instructions from the beneficial owner.

Advisory vote to approve Named Executive Officer compensation	The affirmative vote of the holders of a majority of shares of our common stock, present in person or represented by proxy and entitled to vote, is required for approval.

An abstention is treated as present and entitled to vote and therefore has the effect of a vote against approval.

A nominee holding shares in street name does not have discretionary voting power with respect to this proposal and may not vote shares unless the nominee receives instructions from the beneficial owner.

Ratification of independent auditors	The affirmative vote of the holders of a majority of shares of our common stock, present in person or by proxy and entitled to vote, is required to ratify the selection of our auditors.

An abstention is treated as present and entitled to vote and therefore has the effect of a vote against ratification of the auditors.

Nominees holding shares in street name may vote on this proposal without instructions from the beneficial owner.

Shareholder proposal to amend the proxy access by-law	The affirmative vote of the holders of a majority of shares of our common stock, present in person or by proxy and entitled to vote, is required to approve a shareholder proposal.

An abstention is treated as present and entitled to vote and therefore has the effect of a vote against any shareholder proposal.

A nominee holding shares in street name does not have discretionary voting power with respect to any shareholder proposal and may not vote shares unless the nominee receives instructions from the beneficial owner.

OTHER MATTERS PRESENTED AT THE MEETING

If any other matters are properly presented for consideration at the meeting, including consideration of a motion to adjourn the meeting to another time or place, the persons named in the proxy card will have discretion to vote on those matters according to their best judgment to the same extent as the person signing the proxy would be entitled to vote. At the date of this proxy statement, we do not anticipate that any other matters will be raised at the meeting.

RAYTHEON | 2018 PROXY STATEMENT	GENERAL INFORMATION	73

TABULATION OF VOTES

All votes will be tabulated by an independent business entity, which will not disclose your vote except as:

●	required by law;
●	necessary in connection with a judicial or regulatory action or proceeding;
●	necessary in connection with a contested proxy solicitation; or
●	requested or otherwise disclosed by you.

If a comment written on a proxy card is provided to our Corporate Secretary, it will be done so without disclosing your vote unless necessary to an understanding of the comment.

MULTIPLE COPIES OF ANNUAL REPORT TO SHAREHOLDERS

If you received more than one copy of the 2017 Annual Report, you may wish to reduce the number of reports you receive to save us mailing and production costs. When you vote over the Internet, you will have an opportunity to request electronic delivery of reports for some or all of your accounts. This request will not affect how you receive dividends, dividend reinvestment statements and special notices.

HOUSEHOLDING INFORMATION

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we are permitted to deliver a single copy of our proxy statement and annual report to shareholders sharing the same address unless we receive contrary instructions from any such shareholder. Householding allows us to reduce our printing and postage costs and reduces the volume of duplicative information you receive. If you wish to receive an additional copy of our annual report or proxy statement this year, you may obtain one by calling Raytheon Investor Relations at 781-522-5123 or by writing to the Corporate Secretary at Raytheon Company, 870 Winter Street, Waltham, Massachusetts 02451. You also may request copies of our annual disclosure documents on our website at www.raytheon.com under the heading “Investor Relations/Request Information.”

Street-name shareholders who wish to revoke consent to householding so each shareholder at their address can receive an individual copy of our proxy statement and annual report in the future may call Broadridge Investor Communications Services toll-free at 1-866-540-7095 or write to Broadridge Investor Communications Services, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Shareholders of record who wish to revoke consent to householding may call Raytheon Shareholder Services toll-free at 1-800-360-4519 or write to Raytheon Shareholder Services, c/o American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON THURSDAY, MAY 31, 2018

This proxy statement and our 2017 Annual Report are also available on our website at www.raytheon.com/proxy.

ELECTRONIC AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT

As permitted by Securities and Exchange Commission rules, we are making this proxy statement and our annual report available to shareholders via the Internet on our website at www.raytheon.com/proxy. On April 17, 2018, we began mailing to our shareholders a notice containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received the notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained on the notice or set forth in the following paragraph.

If you received a paper copy of this proxy statement by mail and you wish to receive a notice of availability of next year’s proxy statement either in paper form or electronically via e-mail, you can elect to receive a paper notice of availability by mail or an e-mail message containing the Internet address to access our annual report and proxy statement. If you are a shareholder of record, you may choose electronic delivery by following the instructions provided when you vote over the Internet or by

74	GENERAL INFORMATION	RAYTHEON | 2018 PROXY STATEMENT

following the instructions published on our website at www.raytheon.com/proxy. If you hold our common stock through a broker, bank, trust or other holder of record, you will receive information from that entity regarding the availability of electronic delivery. Your choice will remain in effect until you cancel your election at www.raytheon.com/proxy. You do not have to elect Internet access each year.

COST OF PROXY SOLICITATION

We will pay the cost of soliciting proxies. Proxies may be solicited on behalf of Raytheon by directors, officers or employees of Raytheon in person or by telephone, facsimile or other electronic means. We have retained D.F. King & Co., Inc. (D.F. King) to assist in the distribution and solicitation of proxies. Based on our agreement with D.F. King, we anticipate paying fees ranging from approximately $30,000 up to approximately $100,000, plus out-of-pocket expenses, for these services, depending upon the extent of proxy solicitation efforts undertaken.

As required by the SEC and the NYSE, we also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

SHAREHOLDER ACCOUNT MAINTENANCE

Our transfer agent is American Stock Transfer & Trust Company (AST). All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer Raytheon stock and similar issues, can be handled by calling Raytheon Shareholder Services toll-free at 1-800-360-4519 or by accessing AST’s website at www.astfinancial.com.

For other Raytheon information, you can visit our website at www.raytheon.com. We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference into this proxy statement.

OTHER MATTERS

Even if you plan to attend the meeting, please vote over the Internet or by telephone or complete, sign and return the proxy card or voting instruction form you received in the envelope provided for that purpose. No postage is required for mailing in the United States.

Our 2017 Annual Report, which is not a part of this proxy statement and is not proxy soliciting material, is enclosed.

By Order of the Board of Directors,

Frank R. Jimenez
Secretary

Waltham, Massachusetts
April 17, 2018

ENGINEERING A SAFER WORLD

Raytheon

A technology and innovation leader specializing in defense, civil government and cybersecurity solutions throughout the world.

CYBER

Raytheon offers end-to-end capabilities that help customers protect information and infrastructures from cyber threats, and confidently navigate the cyber domain.

TRAINING SOLUTIONS

Raytheon's innovative approaches and proven tools help customers successfully train staff, sustain skills, and maintain operations for a wide variety of high-consequence missions worldwide.

MISSILE DEFENSE

Raytheon's broad portfolio of proven missile defense systems delivers multi-layered protection to protect the U.S. and its allies against a growing range of threats.

ELECTRONIC WARFARE

Raytheon's advanced electronic warfare systems and capabilities give our warfighters the continued strategic advantage to effectively and safely execute their missions in the modern threat environment.

PRECISION WEAPONS

Avoiding casualties. Reducing risk. Minimizing collateral damage. In a new era of warfare, our reliable, cost-effective precision weapons are meeting the mission.

COMMAND, CONTROL, COMMUNICATIONS, COMPUTERS, CYBER AND INTELLIGENCE

Raytheon integrates proven radars, sensors, navigation systems and cyber technology to enable customers to collect, analyze and distribute information in real time, giving them new ways to perceive and manage data.

For further information about Raytheon, we invite you to review our investor communications at http://www.raytheon.com	Raytheon Company 870 Winter Street Waltham, Massachusetts 02451-1449 USA

© 2018 Raytheon Company. All rights reserved. Approved for public release. Raytheon, and the Raytheon red block design are registered U.S. trademarks of Raytheon Company. Designed by Addison

Joint Polar Satellite System Common Ground System image, credit, Reuben Wu; DDG 1000 image provided by U.S. Navy; SM-3 image provided by U.S. Missile Defense Agency; image of Irma, Jose and Katia, provided by NASA; artistic rendering of a hypersonic weapon, artistic rendering of Exoatmospheric Kill Vehicle, and artistic rendering of a Small Diameter Bomb II, all cleared for public release; photos of MRZR HEL, and Patriot AESA Radar, all cleared for public release.

RAYTHEON COMPANY
C/O AMERICAN STOCK TRANSFER
6201 15TH AVENUE
BROOKLYN, NY 11219

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 30, 2018 for shares held directly and up until 11:59 P.M. Eastern Time on May 28, 2018 for shares held in the Raytheon Savings and Investment Plan. Have your proxy card in hand when you access the web site listed above and follow the instructions to complete an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Raytheon in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail and the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 30, 2018 for shares held directly and up until 11:59 P.M. Eastern Time on May 28, 2018 for shares held in the Raytheon Savings and Investment Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Raytheon, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	E43081-P05370-Z72013	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RAYTHEON COMPANY
The Board of Directors recommends a vote FOR the listed nominees under Item 1.
Item 1 -	Election of Directors
Nominees:		For	Against	Abstain
1a.	Tracy A. Atkinson	☐	☐	☐
1b.	Robert E. Beauchamp	☐	☐	☐
1c.	Adriane M. Brown	☐	☐	☐
1d.	Vernon E. Clark	☐	☐	☐
1e.	Stephen J. Hadley	☐	☐	☐
1f.	Thomas A. Kennedy	☐	☐	☐
1g.	Letitia A. Long	☐	☐	☐
1h.	George R. Oliver	☐	☐	☐
1i.	Dinesh C. Paliwal	☐	☐	☐
1j.	William R. Spivey	☐	☐	☐
1k.	James A. Winnefeld, Jr.	☐	☐	☐
1l.	Robert O. Work	☐	☐	☐

COMPANY PROPOSALS: The Board of Directors recommends a vote FOR Items 2 and 3.		For	Against	Abstain
Item 2 -	Advisory vote to approve named executive officer compensation	☐	☐	☐
Item 3 -	Ratification of Independent Auditors	☐	☐	☐
SHAREHOLDER PROPOSAL: The Board of Directors recommends a vote AGAINST Item 4.
Item 4 -	Shareholder proposal to amend the proxy access by-law	☐	☐	☐

For an address change, please check this box and provide the new address on the back where indicated.				☐
Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the shareholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

ADMISSION TICKET

Annual Meeting of Shareholders
Thursday, May 31, 2018, 11:00 a.m. Eastern Time

The Ritz-Carlton Pentagon City

1250 South Hayes Street

Arlington, Virginia 22202

The Ritz-Carlton Pentagon City is conveniently located near Ronald Reagan
National Airport and has direct access to the metro.

AIRPORTS

Ronald Reagan Washington National
1.	Follow Route 1 North/Crystal City
2.	Take the 15th Street/Pentagon City exit
3.	Turn left onto 15th Street
4.	Travel three blocks
5.	Turn right onto South Hayes Street
6.	The Ritz-Carlton, Pentagon City hotel is located on the left, adjacent to Nordstrom

Dulles International Airport
1.	Follow I-66 East
2.	Take Exit 75 (Route 110 South)
3.	Continue past the Pentagon
4.	Take the exit marked Route 1 South (Crystal City)
5.	Take the 15th Street/Pentagon City exit
6.	Turn right onto 15th Street and continue three blocks
7.	Turn right onto South Hayes Street
8.	The Ritz-Carlton, Pentagon City in Arlington, VA is located on the left, adjacent to Nordstrom

OTHER LOCATIONS

From Washington D.C./14th Street Bridge
1.	Cross over the 14th Street Bridge and follow Route I-395 South
2.	Use the left lane to take exit 8C (Route 1 South/Pentagon City)
3.	Take the 15th Street/Pentagon City exit
4.	Turn right onto 15th Street
5.	Travel three blocks
6.	Turn right onto South Hayes Street
7.	The Ritz-Carlton, Pentagon City is located on the left, adjacent to Nordstrom

From Richmond (I-95)/Points South
1.	Follow I-95 North to I-395 North
2.	Take exit 8C (Pentagon City/Crystal City) which leads you onto South Hayes Street
3.	The Ritz-Carlton, Pentagon City is located on the right, adjacent to Nordstrom

From Baltimore (I-395)/Points North
1.	Follow I-495 West (Washington) through Maryland across the Woodrow Wilson Bridge into Virginia
2.	Take exit 177 (Route 1 North) toward Alexandria/ Ronald Reagan Washington National Airport/Crystal City
3.	Take the 15th Street/Pentagon City exit
4.	Turn left onto 15th Street
5.	Continue three blocks and turn right onto South Hayes Street
6.	The Ritz-Carlton, Pentagon City is located on the left, adjacent to Nordstrom

From Vienna (I-66)/Points West/Dulles Airport
1.	Follow I-66 East
2.	Take Exit 75 (Route 110 South)
3.	Continue past the Pentagon
4.	Take the exit marked Route 1 South (Crystal City)
5.	Take the 15th Street/Pentagon City exit
6.	Turn right onto 15th Street and continue three blocks
7.	Turn right onto South Hayes Street
8.	The Ritz-Carlton, Pentagon City is located on the left, adjacent to Nordstrom

(Note: Valet parking is available for a fee at the hotel.)

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.raytheon.com/proxy.

E43082-P05370-Z72013
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
THURSDAY, MAY 31, 2018

The undersigned hereby appoints Thomas A. Kennedy, Anthony F. O'Brien, and Frank R. Jimenez, or any of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot (with discretionary authority as to any and all other business that may properly come before the meeting), all of the shares of Common Stock of Raytheon Company that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 a.m. Eastern Time on Thursday, May  31, 2018, at The Ritz-Carlton Pentagon City, 1250 South Hayes Street, Arlington, VA 22202, and at any adjournment, continuation or postponement thereof.

If the undersigned is a participant in the Raytheon Savings and Investment Plan and has stock allocated to a plan account, the undersigned hereby instructs the trustee of the plan to vote all such shares of stock in accordance with the instructions on the reverse side of this ballot (or if no instructions are provided, then in accordance with the Board recommendations) at the Annual Meeting and at any adjournment, continuation or postponement thereof. If a ballot is not received by the trustee, the trustee will vote all such shares of stock at the Annual Meeting and any adjournment, continuation or postponement thereof in the same proportion as shares for which voting instructions were received under the plan.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

IF YOU ARE NOT VOTING ON THE INTERNET OR BY TELEPHONE, PLEASE MARK, SIGN, DATE
AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Change:

(If you noted an Address Change above, please mark the corresponding box on the reverse side.)